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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
AMERICAN MEDICAL SECURITY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials: $63,956.50
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3100 AMS Boulevard
Green Bay, Wisconsin 54313

November 1, 2004

Dear Shareholder:

        You are cordially invited to attend a special meeting of shareholders of American Medical Security Group, Inc. to be held on Thursday, December 2, 2004, at 10:00 a.m., local time, at the Radisson Hotel and Conference Center located at 2040 Airport Drive, Green Bay, Wisconsin.

        At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 15, 2004, referred to in this letter and the enclosed proxy statement as the merger agreement, by and among American Medical Security Group, Inc., PacifiCare Health Systems, Inc. and its wholly-owned subsidiary, Ashland Acquisition Corp., and the transactions contemplated by the merger agreement, including the merger. If the merger agreement and the transactions contemplated by the merger agreement, including the merger, are approved and adopted and we complete the merger, AMS will become a subsidiary of PacifiCare and you will receive $32.75 in cash, without interest and less any applicable withholding tax, for each share of AMS common stock that you own.

        After careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger. Therefore, our board of directors unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, is important to AMS and AMS's shareholders. We cannot complete the merger unless the merger agreement and the transactions contemplated by the merger agreement, including the merger, are approved and adopted by the affirmative vote of a majority of the votes that holders of the outstanding shares of AMS common stock at the close of business on the record date are entitled to cast. Failure to vote in person at the special meeting or submit a properly signed proxy card will have the same effect as a vote "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The enclosed proxy statement contains a detailed discussion of the background of, and reasons for the merger, as well as the terms of the merger agreement. Please read the proxy statement and the annexes to the proxy statement carefully. Whether or not you plan to attend the special meeting, it is important that your shares, regardless of the number, be represented. Accordingly, I urge you to complete, sign, date and return your proxy card in the envelope which has been enclosed for your convenience. If you hold shares through a broker, bank or other nominee, please follow the instructions on the proxy form supplied by your broker, bank or other nominee, which may provide for voting by telephone or through the Internet. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt cooperation and continued support are greatly appreciated.

Sincerely,

SAMUEL V. MILLER Chairman of the Board of Directors, President and Chief Executive Officer of American Medical Security Group, Inc.

        This proxy statement is dated November 1, 2004, and is first being mailed, along with the attached proxy card, to shareholders of AMS on or about November 1, 2004.

3100 AMS Boulevard
Green Bay, Wisconsin 54313
(920) 661-1111

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, December 2, 2004
at 10:00 a.m.

To Shareholders of American Medical Security Group, Inc.:

        A special meeting of shareholders of American Medical Security Group, Inc. will be held on Thursday, December 2, 2004, at 10:00 a.m., local time, at the Radisson Hotel and Conference Center located at 2040 Airport Drive, Green Bay, Wisconsin, for the following purposes:

          1.     To consider and vote upon a proposal to approve and adopt the (a) Agreement and Plan of Merger, dated as of September 15, 2004, by and among American Medical Security Group, Inc., PacifiCare Health Systems, Inc. and its wholly-owned subsidiary, Ashland Acquisition Corp., pursuant to which, among other things, (x) Ashland Acquisition will merge with and into AMS, with AMS being the surviving corporation, (y) each outstanding share of AMS common stock (other than those shares held by AMS as treasury stock), no par value per share, will be converted into the right to receive $32.75 per share in cash, without interest and less any applicable withholding tax and (z) AMS will become a wholly-owned subsidiary of PacifiCare, and (b) transactions contemplated by the merger agreement, including the merger;

          2.     To consider and vote upon any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting; and

          3.     To transact such other business within the preceding purposes as may properly come before the special meeting or any adjournments, postponements or continuations of the special meeting.

        October 27, 2004, at the close of business, is the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the special meeting. Only shareholders of record of AMS at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A list of the shareholders entitled to notice of the special meeting will be available for examination by any shareholder at the special meeting. Beginning two business days after notice of the meeting is given for which the shareholder list was prepared and continuing to the date of the meeting, the shareholder list will also be available for inspection by shareholders during ordinary business hours at our corporate offices located at 3100 AMS Boulevard, Green Bay, Wisconsin 54313.

        Please carefully read the enclosed proxy statement and the annexes to the proxy statement in their entirety for a more complete statement regarding the matters to be acted upon at the special meeting.

        After careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

        Your vote is important. Properly executed proxy cards with no instructions indicated on the proxy card will be voted "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. If you fail to vote in person at the special meeting or submit a signed proxy card, it will effectively have the same effect as a vote "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Your prompt cooperation is greatly appreciated.

By Order of the Board of Directors,

TIMOTHY J. MOORE Senior Vice President of Corporate Affairs, General Counsel and Secretary

Green Bay, Wisconsin
November 1, 2004

Your vote is important. Please complete, sign, date and return your proxy promptly.

i

THE MERGER AGREEMENT	46
Form of the Merger	46
Effective Time of the Merger	46
Merger Consideration	46
Treatment of Stock Options and Other AMS Equity Awards and Benefits	46
Payment Procedures	47
Articles of Incorporation and Bylaws of AMS Following the Merger	47
Directors and Officers of AMS Following the Merger	47
Representations and Warranties	47
Conduct of Business Pending the Merger	49
Benefit Arrangements	50
Directors' and Officers' Indemnification and Insurance	51
Proxy Statement; Shareholder Meeting	51
Access to Information	52
Notification of Certain Matters	52
Reasonable Best Efforts	52
No Solicitation	52
Board Recommendation	53
Conditions to the Merger	54
Expenses	56
Termination	56
Termination Fee	57
Amendment and Waiver	57
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
SHAREHOLDER PROPOSALS	60
OTHER MATTERS	60
WHERE YOU CAN FIND MORE INFORMATION	60

Annexes:
Annex A — Agreement and Plan of Merger, dated as of September 15, 2004, by and among American Medical Security Group, Inc., PacifiCare Health Systems, Inc. and Ashland Acquisition Corp.
Annex B — Opinion of J.P. Morgan Securities Inc.
Annex C — Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as an AMS shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement.

        Except as otherwise specifically noted in this proxy statement, "we," "our," "us" and similar words in this proxy statement refer to American Medical Security Group, Inc. In addition, we refer to American Medical Security Group, Inc. as "AMS," PacifiCare Health Systems, Inc. as "PacifiCare" and Ashland Acquisition Corp. as "Ashland Acquisition" in this proxy statement.

  Q:
  Why am I receiving this proxy statement?

  A:
  We are sending this proxy statement to our shareholders in connection with the solicitation of proxies to be voted at a special meeting of our shareholders, or at any adjournments, postponements or continuations of the meeting.

  Q:
  Who can attend the special meeting?

  A:
  Only shareholders of AMS as of the close of business on October 27, 2004, the record date for voting shares at the special meeting of shareholders, their proxy holders and invited guests may attend the special meeting.

  Q:
  What am I being asked to vote on?

  A:
  You are being asked to (a) approve and adopt a merger agreement that provides for the proposed acquisition of AMS by PacifiCare, a provider of managed care and other health insurance products which is headquartered in California, and the transactions contemplated by the merger agreement, including the merger, and (b) vote to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement at the special meeting. The proposed acquisition would be accomplished through a merger of Ashland Acquisition, a wholly-owned subsidiary of PacifiCare, with and into AMS. As a result of the merger, AMS will become a wholly-owned subsidiary of PacifiCare and AMS common stock will cease to be listed on the New York Stock Exchange, or the NYSE, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

  Q:
  Who is entitled to vote at the special meeting?

  A:
  Only holders of record as of the close of business on October 27, 2004 are entitled to receive notice of the special meeting and to vote the shares of AMS common stock that they held at that time at the special meeting, or at any adjournments, postponements or continuations of the special meeting.

  Q:
  What will happen to AMS as a result of the merger?

  A:
  As a result of the merger, Ashland Acquisition will merge with and into AMS, and AMS will be the surviving corporation and will become a subsidiary of PacifiCare. After the merger, AMS will be a privately-held company owned by PacifiCare. AMS common stock will no longer be listed on the NYSE, will not be publicly traded and will be deregistered under the Exchange Act.

  Q:
  What will I receive in the merger?

  A:
  At the effective time of the merger, each outstanding share of AMS common stock (other than those held by AMS as treasury stock) will automatically be canceled and will be converted into the right to receive $32.75 per share in cash, without interest and less any applicable withholding tax. We refer to the amount of consideration to be received by shareholders in the merger as the "merger consideration."

  Q:
  How will PacifiCare finance the merger?

  A:
  PacifiCare has represented to us, in the merger agreement, that it will have sufficient funds on-hand and available through existing liquidity facilities to complete the transactions contemplated by the merger agreement. The merger is not conditioned upon PacifiCare obtaining financing from any outside sources.

  Q:
  What is the recommendation of AMS's board of directors?

  A:
  Our board of directors unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. After careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger.

  Q:
  What factors did AMS's board of directors consider in making its recommendation?

  A:
  In making its recommendation, our board of directors took into account, among other things, the cash consideration to be received by holders of AMS common stock in the merger and the current and historical market prices of AMS common stock; the written opinion of our financial advisor, J.P. Morgan Securities Inc., or JPMorgan, and the written opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey; and the terms of the merger agreement, including that PacifiCare's obligation to complete the transaction is not contingent on its obtaining financing and that AMS has the ability to furnish information to, and conduct negotiations with, a third party and terminate the merger agreement upon the payment of a termination fee in certain circumstances, should it receive a superior proposal.

  Q:
  What regulatory approvals and filings are needed to complete the merger?

  A:
  In addition to compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger is subject to the approval of several regulatory agencies, including the Wisconsin Office of the Commissioner of Insurance and the Georgia Department of Insurance. For further information regarding regulatory approvals necessary for completion of the merger, see "The Merger — Regulatory Matters" beginning on page 45 of this proxy statement.

  Q:
  When do you expect the merger to be completed?

  A:
  We are working to complete the merger as promptly as possible. Assuming that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are approved and adopted by AMS's shareholders at the special meeting and that all other closing conditions are satisfied or waived, we expect that the merger will be completed as soon as reasonably practicable after the special meeting and the receipt of any required regulatory approvals or consents. However, we cannot assure you that these conditions will be satisfied (or waived, where permitted by applicable law) or, if satisfied or waived, the date by which they will be satisfied or waived. In addition, because the merger is subject to closing conditions and the approval of a number of regulatory agencies, including the U.S. Department of Justice, or the DOJ, the U.S. Federal Trade Commission, or the FTC, and certain state departments of insurance, we cannot predict the exact timing. The regulatory approvals might not be obtained for a substantial period of time following the shareholder approval at the special meeting. For further information regarding regulatory approvals necessary for completion of the merger, please see "The Merger — Regulatory Matters" beginning on page 45 of this proxy statement.

  Q:
  What vote is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger?

  A:
  The affirmative vote of a majority of the votes that holders of outstanding shares of AMS common stock at the close of business on the record date are entitled to cast is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. As of the close of business on October 27, 2004, the record date for voting shares at the special meeting, there were 13,683,383 shares of AMS common stock issued and outstanding.

  Q:
  What do I need to do now?

  A:
  We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed postage-prepaid envelope as soon as possible to ensure that your shares are voted at the special meeting of AMS's shareholders. If you hold shares through a broker, bank or nominee, please follow the instructions on the proxy form supplied by your broker, bank or other nominee, which may provide for voting by telephone or through the Internet. Do NOT enclose or return your stock certificate(s) with your proxy card.

  Q:
  What happens if I do not deliver my proxy or if I abstain from voting?

  A:
  The failure to return your proxy card, to vote your shares using the procedures set forth on the proxy form supplied by your broker, bank or other nominee, if your shares are held through a broker, bank or other nominee, or to vote at the special meeting of AMS's shareholders will have the same effect as voting "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. If we do not receive the affirmative vote of a majority of the votes that holders of outstanding shares of AMS common stock at the close of business on the record date are entitled to cast, then we will not be able to complete the merger. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

  Q:
  May I vote in person?

  A:
  Yes. If your shares of AMS common stock are not held in "street name" by a broker, bank or other nominee, you may attend the special meeting of AMS's shareholders, and vote your shares in person, rather than by signing and returning your proxy card. If you wish to vote in person and your shares are held by a broker, bank or other nominee, you need to obtain a proxy from the broker, bank or other nominee authorizing you to vote your shares held in the broker's, bank's or other nominee's name.

  Q:
  May I change my vote after I have voted?

  A:
  Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may do this in one of three ways. First, you may file a written notice with the Secretary of AMS or the acting Secretary of the special meeting, stating that you would like to revoke your proxy. Second, you may execute and deliver a later dated proxy. Third, you may attend the meeting and give oral notice to the presiding officer during the special meeting. Your attendance at the special meeting will not in and of itself constitute a revocation of the proxy. If you have instructed a broker, bank or other nominee to vote your shares, you must follow the procedures provided by your broker, bank or other nominee to change those instructions.

  Q:
  If my shares are held in "street name" by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

  A:
  Your broker, bank or other nominee will vote your AMS shares only if you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

  Q:
  What should I do if I receive more than one set of voting materials?

  A:
  You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

  Q:
  Should I send in my AMS stock certificates now?

  A:
  No. Shortly after the merger is completed, you will receive written instructions for remitting your certificate(s) evidencing shares of AMS common stock in exchange for the merger consideration of $32.75 per share in cash, without interest and less any applicable withholding tax. You will receive your cash payment after the paying agent receives your stock certificate(s) and the completed and signed documents required in the instructions. PLEASE DO NOT SEND YOUR AMS STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.

  Q:
  What happens if I sell my shares of AMS common stock before the special meeting?

  A:
  The record date for the special meeting is earlier than the date the merger is expected to be completed. If you transfer your shares of AMS common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive $32.75 per share in cash, without interest and less any applicable withholding tax, to the person to whom you transfer your shares, so long as such person owns the shares of AMS common stock when the merger is completed.

  Q:
  How will I know the merger has occurred?

  A:
  If the merger occurs, AMS and/or PacifiCare will promptly make a public announcement of this fact.

  Q:
  Will the merger be taxable to me?

  A:
  Generally, yes. The receipt of cash for shares of AMS common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and possibly for state, local, or foreign income or other tax purposes as well. A shareholder will be treated for U.S. federal income tax purposes as if the shareholder sold its shares to PacifiCare for cash. In general, a shareholder who receives cash in exchange for shares of AMS common stock pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis in the shares of AMS common stock exchanged for cash pursuant to the merger. If the shares of AMS common stock exchanged constitute capital assets in the hands of the shareholder, such gain or loss will be capital gain or loss. In general, capital gains recognized by an individual will be subject to a maximum U.S. federal income tax rate of 15% if the shares of AMS common stock were held for more than one year, and if held for one year or less they will be subject to tax at ordinary income rates. Because individual circumstances may differ, you should consult your own tax advisor to determine the particular tax effects to you. See "The Merger — Material U.S. Federal Income Tax Consequences" beginning on page 42 of this proxy statement.

  Q:
  Am I entitled to appraisal rights?

  A:
  No. You are not entitled to appraisal rights under the Wisconsin Business Corporation Law in connection with the merger. See "The Merger — Appraisal Rights" beginning on page 42 of this proxy statement.

  Q:
  Who can help answer my questions?

  A:
  If you have questions regarding the special meeting of AMS's shareholders, this proxy statement or the procedures for voting, please call our proxy solicitor, Georgeson Shareholder Communications Inc., or Georgeson, at (212) 440-9800 (banks and brokers) or (888) 350-3510 (all others, toll free). If you would like additional copies, without charge, of this proxy statement you should contact:

  AMERICAN MEDICAL SECURITY GROUP, INC.
  Attn: Investor Relations
  3100 AMS Boulevard
  P.O. Box 19032
  Green Bay, WI 54307-9032
  Phone: (920) 661-2766
  Fax: (920) 661-2452

  or

  Georgeson Shareholder Communications Inc.
  17 State Street, 10th Floor
  New York, NY 10004
  Banks and Brokers Call: (212) 440-9800
  All Others Call Toll Free: (888) 350-3510

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

        The following summary term sheet highlights the material information contained in this proxy statement, but does not contain all of the information in this proxy statement that is important to your voting decision. To understand the merger agreement fully and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents to which we refer in this proxy statement. See "Where You Can Find More Information" beginning on page 60 of this proxy statement. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. The merger agreement is attached to this proxy statement as Annex A. We encourage you to read the merger agreement, as it is the legal document that contains all of the terms and conditions of the merger.

The Companies (page 16)

    AMERICAN MEDICAL SECURITY GROUP, INC.
    3100 AMS Boulevard
    Green Bay, WI 54313
    Telephone: (920) 661-1111

        We are a provider of insurance products for individuals and small employer groups and our principal product offering is medical insurance. We also offer life, dental, prescription drug, disability and accidental death insurance, and provide self-funded benefit administration. We have two reportable segments: health insurance products (which accounted for approximately 98% of our premium revenue for the years ended December 31, 2003 and 2002) and life insurance products. Our products are sold through independent licensed agents in 33 states and the District of Columbia. We specialize in providing health and other insurance products designed to maximize choice and control costs and principally market health benefit products that provide discounts to insureds that utilize preferred provider organizations, or PPOs.

    PACIFICARE HEALTH SYSTEMS, INC.
    5995 Plaza Drive
    Cypress, CA 90630-5028
    Telephone: (714) 952-1121

        PacifiCare offers managed care and other health insurance products to employer groups and Medicare beneficiaries primarily in eight western states and Guam. PacifiCare's commercial and senior plans are designed to deliver quality health care and customer service to members cost-effectively. These programs include health maintenance organizations, or HMOs, PPOs and Medicare Supplement products. PacifiCare also offers a variety of specialty managed care products and services that employees can purchase as a supplement to PacifiCare's basic commercial and senior medical plans or as stand-alone products. These products include pharmacy benefit management, or PBM, services, behavioral health services, group life and health insurance and dental and vision benefit plans. As of June 30, 2004, PacifiCare had approximately 3.0 million HMO and other commercial and senior product members and approximately 10.1 million members in its PBM, dental and vision and behavioral plans, including both members covered by PacifiCare's commercial or senior HMOs, and members who are unaffiliated with PacifiCare's HMOs. PacifiCare's PBM membership includes members who either have a prescription drug benefit or are entitled to purchase their prescriptions utilizing PacifiCare's retail network contracts or mail service.

    ASHLAND ACQUISITION CORP.
    5995 Plaza Drive
    Cypress, CA 90630-5028
    Telephone: (714) 952-1121

        Ashland Acquisition is a wholly-owned subsidiary of PacifiCare. Ashland Acquisition was formed on September 13, 2004 solely for the purposes of effecting the merger with AMS and the transactions contemplated by the merger agreement, and has not conducted any other business operations.

Special Meeting of AMS's Shareholders (page 13)

        Date, Time and Place.    A special meeting of shareholders of AMS will be held on Thursday, December 2, 2004, at 10:00 a.m., local time, at the Radisson Hotel and Conference Center located at 2040 Airport Drive, Green Bay, Wisconsin, to

  •
  consider and vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger;

  •
  consider and vote upon any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting; and

  •
  transact such other business within the preceding purposes as may properly come before the special meeting or any adjournments, postponements or continuations of the special meeting.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of AMS common stock at the close of business on October 27, 2004, the record date for the special meeting. In addition, persons holding valid proxies to vote shares of AMS common stock and invited guests may attend the special meeting. You will have one vote at the special meeting for each share of AMS common stock you owned on the record date. On the record date, there were 13,683,383 shares of AMS common stock entitled to be voted at the special meeting.

        Required Vote.    The affirmative vote of a majority of the votes that holders of outstanding shares of AMS common stock at the close of business on the record date are entitled to cast is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Purposes and Effects of the Merger (page 23)

        The principal purposes of the merger are to enable PacifiCare to acquire all of the outstanding common stock of AMS and to provide you the opportunity to receive a cash payment for your shares at a premium over the market prices at which AMS common stock traded before the public announcement of the execution of the merger agreement. If the merger is completed, each share of AMS common stock that you own will be converted into the right to receive $32.75 in cash, without interest and less any applicable withholding tax.

        Following completion of the merger, AMS will become a wholly-owned subsidiary of PacifiCare and AMS common stock will be delisted from the NYSE, will no longer be publicly traded and will be deregistered under the Exchange Act.

What You Will Receive in the Merger (page 23)

        In the merger, each share of AMS common stock (other than shares held by AMS as treasury stock) will be converted into the right to receive $32.75 per share in cash, without interest and less any applicable withholding tax. You will receive the merger consideration after remitting your AMS stock certificate(s) in accordance with the instructions contained in a letter of transmittal to be sent to you on the business day after completion of the merger, together with a properly completed and signed letter of transmittal and any other documentation required to be completed pursuant to the instructions.

AMS Stock Options and Other Equity Awards and Benefits (page 39)

        If an option holder provides his consent, such option holder will receive, at the time of completion of the merger, an amount in cash equal to the excess of $32.75 per share subject to each option (whether or not vested) then outstanding over the per share exercise price for the option, multiplied by the number of shares subject to the option and his options will automatically be canceled. If an option holder does not provide his consent, all of such option holder's options will instead be converted into options to purchase shares of common stock of PacifiCare upon the same terms and conditions as were in effect immediately prior to completion of the merger, except that the number of shares of PacifiCare common stock subject to the option and the exercise price of the option will be equitably adjusted based on the ratio of (a) $32.75 to (b) the average of the per share closing trading price of PacifiCare common stock for the ten trading days ending on the trading day immediately prior to completion of the merger. Each of our directors and executive officers has consented to the cancellation of his options in exchange for the cash payment described above.

        Each other AMS equity award or benefit will be canceled immediately prior to the merger in exchange for a cash payment equal to the product of $32.75 and the number of shares or units underlying the award or benefit.

Recommendation of AMS's Board of Directors and Reasons for the Merger (page 24)

        Our board of directors unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. After careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger. In making this determination, our board of directors considered a number of factors, including the following:

  •
  the business, competitive position and prospects of AMS in the industry in which we compete;

  •
  the fact that the $32.75 per share in cash to be paid as the consideration in the merger represents a premium of approximately (a) 37.4% over the twelve-month trailing average of $23.83 per share, (b) 30.0% over the six-month trailing average of $25.20 per share, (c) 33.1% over the three-month trailing average of $24.61 per share, (d) 44.9% over the one-month trailing average of $22.60 per share and (e) 40.9% over the $23.24 closing sale price per share for AMS common stock on the NYSE on September 14, 2004, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the value of the consideration to be received by AMS's shareholders and that the consideration would be paid in cash;

  •
  the financial analysis presented by JPMorgan as well as the written opinion of JPMorgan to the effect that, as of September 14, 2004, and based upon the factors and subject to the assumptions set forth in its written opinion, the $32.75 per share in cash to be received by the holders of AMS common stock pursuant to the merger agreement was fair from a financial point of view to such shareholders;

  •
  the financial analysis presented by Houlihan Lokey as well as the written opinion of Houlihan Lokey to the effect that, as of September 14, 2004, and based upon the factors and subject to the assumptions set forth in its written opinion, the $32.75 per share in cash to be received by the holders of AMS common stock pursuant to the merger agreement was fair from a financial point of view to such shareholders;

  •
  the fact that the merger is not subject to any financing condition;

  •
  the fact that discussions with potential strategic parties over the last four years (prior to the commencement of discussions with PacifiCare) have not resulted in an offer to acquire, or other strategic transaction involving, AMS;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate AMS as an independent entity, and the perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for AMS or to create greater value for AMS's shareholders, than the merger;

  •
  the ability of our board of directors to terminate the merger agreement in the exercise of its fiduciary duties, under specified circumstances, including in connection with the receipt of a superior proposal, and upon payment of a termination fee;

  •
  the likelihood that the proposed acquisition would be completed, in light of the financial capabilities of PacifiCare; and

  •
  the current environment and trends in the health benefits industry, including the regulatory uncertainty related to the industry generally, industry consolidation and pricing trends.

        In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

  •
  the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

  •
  the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

  •
  the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to PacifiCare a termination fee of $17,475,000, if the merger is terminated under certain circumstances;

  •
  the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders; and

  •
  the interests that certain directors and executive officers of AMS may have with respect to the merger, in addition to their interests as shareholders of AMS generally.

Opinion of Financial Advisor — JPMorgan (page 26)

        In connection with the merger, AMS retained JPMorgan as its financial advisor and to render an opinion to our board of directors as to the fairness, from a financial point of view, to the holders of AMS common stock, of the consideration to be received by those holders in the merger. In deciding to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, our board of directors considered the oral opinion of JPMorgan provided to our board of directors on September 14, 2004 (subsequently confirmed in writing) that, as of the date of the opinion and based upon and subject to the considerations described in its opinion and other matters JPMorgan considered relevant, the consideration to be received by the holders of AMS common stock in the merger was fair, from a financial point of view, to the holders of AMS common stock.

        The full text of the written opinion of JPMorgan, dated September 14, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan in connection with the opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement. JPMorgan provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger and the transactions contemplated by the merger agreement. The JPMorgan opinion is not a recommendation as to how any holder of AMS common stock should vote with respect to the merger or any related matter. You are urged to read the opinion carefully and in its entirety.

        Pursuant to the terms of its engagement letter with JPMorgan, AMS agreed to pay customary fees to JPMorgan, a portion of which is payable upon completion of the Merger and the transactions contemplated by the merger agreement.

Opinion of Houlihan Lokey (page 31)

        Our board of directors retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of AMS common stock in connection with the merger, the delivery of which opinion was contingent upon the delivery of the JPMorgan opinion. On September 14, 2004, Houlihan Lokey delivered its oral opinion (subsequently confirmed in writing) to our board of directors to the effect that, as of the date of the written opinion, on the basis of and subject to the considerations described in its written opinion and other matters Houlihan Lokey considered relevant, the consideration of $32.75 per share in cash to be received by the holders of AMS common stock was fair to them from a financial point of view.

        The full text of Houlihan Lokey's written opinion, dated September 14, 2004, which is attached to this proxy statement as Annex C and incorporated by reference in this proxy statement, describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion. The opinion does not constitute a recommendation to our board of directors or any holder of AMS common stock whether or not to support the merger and does not constitute a recommendation to any holder of AMS common stock whether or not to vote in favor of or against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or any other matter related to the merger. The opinion is furnished for the benefit of our board of directors in evaluating the merger, and, by its terms, may not be relied upon by any other person without the written consent of Houlihan Lokey, except to the extent required by applicable law. The summary of Houlihan Lokey's opinion is qualified in its entirety by reference to the full text of such opinion. You are urged to read the opinion carefully and in its entirety.

        Pursuant to the terms of its engagement letter with Houlihan Lokey, AMS agreed to pay customary fees and expenses to Houlihan Lokey, a portion of which will only be payable if our board of directors requests that Houlihan Lokey deliver an additional or updated opinion with respect to the merger within 60 days of the date of its opinion.

Merger Agreement (page 46)

        A copy of the merger agreement is attached to this proxy statement as Annex A and a summary of the merger agreement is provided in this proxy statement beginning on page 46 of this proxy statement. We encourage you to read the entire merger agreement carefully, as it is the legal document that contains all of the terms of and conditions to the merger.

Conditions to the Completion of the Merger (page 54)

        The respective obligation of each of the parties to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date of the merger, of the following conditions:

  •
  the merger agreement and the transactions contemplated by the merger agreement, including the merger, must have been approved and adopted by the required vote of AMS's shareholders;

  •
  the waiting period (and any extensions of the waiting period) applicable to the merger under the HSR Act or any other similar law must have been terminated or expired; and

  •
  there must be no temporary restraining order, injunction or other judgment, order or decree issued by any court or other statute or prohibition in effect that would prevent the completion of the merger.

        The obligations of PacifiCare and Ashland Acquisition to complete the merger are also subject to the satisfaction or waiver, on or prior to the closing date of the merger, of certain conditions, including the following:

  •
  our representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date (without regard to materiality or material adverse effect qualifiers), except (a) to the extent such representations and warranties expressly speak as of an earlier date and (b) where the failure of the representations and warranties to be true and correct has not had a material adverse effect on AMS; and except for matters contemplated by the merger agreement or disclosed in AMS's disclosure letter delivered to PacifiCare in connection with the merger agreement, AMS's representation that since July 1, 2004, there has not occurred any fact, event, circumstance, change or effect that has had, or would reasonably be likely to have, a material adverse effect on AMS must be true and correct as of the date of the merger agreement and as of the closing date as though made on the closing date;

  •
  we must have performed in all material respects all covenants, agreements and obligations contained in the merger agreement required to be performed by us at or prior to the effective time of the merger;

  •
  we must provide a certificate, executed by either our chief executive officer or chief financial officer, certifying the fulfillment of the foregoing two conditions;

  •
  there must not be pending any action by any governmental authority (a) challenging the acquisition by PacifiCare or Ashland Acquisition of any shares of AMS common stock, seeking to restrain the completion of the merger or the transactions contemplated by the merger agreement or seeking to place material limitations on the ownership of shares of AMS common stock by PacifiCare, (b) seeking to prohibit or limit the ownership or operation by us or by PacifiCare of any portion of any business or of any assets of AMS or PacifiCare, which would have a material adverse effect on either us or PacifiCare or (c) seeking to obtain from AMS, PacifiCare or Ashland Acquisition any damages, which would have a material adverse effect on either us or PacifiCare;

  •
  there must be no temporary restraining order, injunction or other judgment, order or decree issued by any court or other statute, or prohibition which would result in any of the effects described in the preceding bullet point; and

  •
  the governmental consents and approvals which are necessary for the completion of the transactions contemplated by the merger agreement must have been filed, have occurred or have been obtained, and all such governmental consents shall be in full force and effect without any conditions, restrictions or requirements, which (if implemented), would have a material adverse effect on either us or PacifiCare (measuring the effect on PacifiCare at the level of what would have a "material adverse effect" on AMS), or a material adverse effect on the benefits, taken as a whole, PacifiCare reasonably expected to derive from the transactions contemplated by the merger agreement, including the merger.

        Our obligation to complete the merger is also subject to the satisfaction or waiver, on or prior to the closing date of the merger, of certain conditions, including the following:

  •
  PacifiCare's and Ashland Acquisition's representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date (without regard to materiality or material adverse effect qualifiers), except (a) to the extent such representations and warranties expressly speak as of an earlier date and (b) where the failure of the representations and warranties to be true and correct has not had a material adverse effect on AMS; however, the truth and correctness of PacifiCare's representation regarding the fact that PacifiCare has the necessary financing to pay the merger consideration are not subject to any materiality or material adverse effect qualifier;

  •
  PacifiCare and Ashland Acquisition must have performed in all material respects all covenants, agreements and obligations contained in the merger agreement required to be performed by them at or prior to the effective time of the merger;

  •
  PacifiCare and Ashland Acquisition must provide a certificate, executed by either the chief executive officer or chief financial officer of each, certifying the fulfillment of the foregoing two conditions; and

  •
  the governmental consents which are necessary for the completion of the transactions contemplated by the merger agreement must have been filed, have occurred or have been obtained, and all such governmental consents must be in full force and effect.

Termination of the Merger Agreement (page 56)

        The merger agreement may be terminated:

  •
  by the mutual written consent of AMS and PacifiCare, whether before or after any approval and adoption of the merger agreement by our shareholders, but prior to the effective time;

  •
  by either AMS or PacifiCare, if:

  o
  the merger is not completed by March 31, 2005 (or by June 30, 2005, if the merger has not been completed solely because of a failure to obtain certain regulatory approvals and consents or to obtain clearance of this proxy statement by February 28, 2005);

  o
  the merger agreement and the transactions contemplated by the merger agreement, including the merger, are not approved and adopted by the required vote of our shareholders at the special meeting or any adjournment of the special meeting;

  o
  any law makes completion of the merger illegal or otherwise prohibited or certain restraints enjoining the completion of the merger are entered and become final and nonappealable; or

  o
  a condition to completing the merger cannot be satisfied because a party breaches its representations, warranties, covenants or obligations under the merger agreement and such breach cannot be cured (or has not been cured within 30 days after notice of the breach);

  •
  by AMS, if:

  o
  prior to receiving shareholder approval, we receive a superior proposal from a third party, our board of directors resolves to accept the superior proposal and we provide PacifiCare four business days' prior written notice of our intention to terminate the merger agreement; or

  •
  by PacifiCare, if our board of directors or any committee of our board of directors:

  o
  withdraws, qualifies, modifies or amends, or proposes to withdraw, qualify, modify or amend, in a manner adverse to PacifiCare, its recommendation to our shareholders regarding the merger;

  o
  approves any letter of intent, acquisition agreement or similar agreement relating to any acquisition proposal; or

  o
  approves, recommends, or proposes to approve or recommend, any acquisition proposal.

Termination Fee (page 57)

        We have agreed to pay PacifiCare a termination fee of $17,475,000 in the event that the merger agreement is terminated under the following circumstances:

  •
  if PacifiCare terminates the merger agreement because our board of directors (a) changes or, proposes to change, in a manner adverse to PacifiCare, its recommendation to our shareholders regarding the merger, (b) approves any letter of intent, acquisition agreement or similar agreement relating to any acquisition proposal or (c) approves, recommends, or proposes to approve or recommend, any acquisition proposal;

  •
  if prior to receiving shareholder approval, we receive a superior proposal from a third party, our board of directors resolves to accept the superior proposal, we provide notice of our intention to terminate the merger agreement and we terminate the merger agreement; or

  •
  if (a) an acquisition proposal has been publicly announced and not withdrawn, (b) either PacifiCare or AMS terminates the merger agreement because our shareholders fail to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, and PacifiCare is not in breach of any of its representations, warranties and covenants contained in the merger agreement and (c) we enter into a definitive agreement to consummate, or consummate, an acquisition proposal before June 15, 2005.

        For purposes of the last bullet point of this section, the term "acquisition proposal" has the meaning described in "The Merger Agreement — No Solicitation" beginning on page 52 of this proxy statement, except that all references to "15%" are changed to "50%." In the event that we are obligated to pay a termination fee to PacifiCare, the termination fee will be reduced by any fees and expenses which we are required to reimburse to PacifiCare pursuant to the merger agreement.

Expenses (page 56)

        We will generally pay all filing, printing, mailing and related fees and expenses of PacifiCare (but excluding legal, accounting, consulting, advisory and other professional fees and expenses), whether or not the merger is completed, related to certain insurance regulatory filings, HSR Act filings and this proxy statement. However, in no event shall we be required to pay in excess of $650,000 in the aggregate in respect of all such fees and expenses. If such fees and expenses exceed $650,000 in the aggregate, the party incurring such fees and expenses shall bear the cost.

        If the merger agreement is terminated by either PacifiCare or us based on the fact that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are not approved and adopted by the required vote at the special meeting of our shareholders or at any adjournment or postponement of the special meeting, and prior to the time of termination of the merger agreement, an acquisition proposal had been disclosed or submitted, then we will pay PacifiCare for the reasonably documented direct fees and expenses that PacifiCare has incurred in negotiating and performing the merger agreement, in an aggregate amount not to exceed $4,000,000. In the event that we are obligated to pay a termination fee to PacifiCare, the termination fee will be reduced by any fees and expenses which we are required to reimburse to PacifiCare pursuant to the merger agreement.

Interests of AMS's Directors and Executive Officers in the Merger (page 36)

        In considering the recommendation of our board of directors with respect to the merger, you should be aware that our directors and executive officers have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in unanimously approving and adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger. Such interests relate to, or arise from, among other things:

  •
  the ability of our directors and executive officers who hold AMS stock options either to (1) surrender each option, whether or not vested, and receive cash in the amount by which $32.75 exceeds the per share option exercise price, multiplied by the number of shares subject to the option or (2) convert such options into PacifiCare stock options upon the same terms and conditions as were in effect immediately prior to the merger, except that the number of shares subject to the PacifiCare options and the exercise price of the PacifiCare options will be adjusted based on the ratio of $32.75 to the average per share closing price of PacifiCare common stock for the ten trading days ending on the trading day immediately prior to completion of the merger;

  •
  immediately prior to completion of the merger, our directors and executive officers who hold deferred stock, deferred stock units and/or restricted stock, whether vested or unvested, will receive $32.75 for each share or unit, as applicable, subject to the award;

  •
  each of our executive officers will be entitled to receive severance if, within two years following the merger, his employment is terminated by AMS without cause or he voluntarily terminates his employment for good reason; our chief executive officer is expected to be provided with good reason to terminate employment, as a result of the merger, because of a material change to his duties, functions or responsibilities and some of our other executive officers may also be provided with good reason to terminate employment following the merger for the same reason, although any determination of whether good reason exists under the severance plan with respect to such other executive officers will depend on the specific facts and circumstances of such person's employment relationship with AMS as a result of the merger;

  •
  our executive officers will receive pro rata cash bonuses for the 2004 fiscal year immediately prior to completion of the merger if the merger occurs in 2004; and

  •
  the merger agreement provides for the continued indemnification of our current directors and executive officers and directors' and officers' liability insurance for six years after the completion of the merger.

Appraisal Rights (page 42)

        Pursuant to the Wisconsin Business Corporation Law, holders of AMS common stock do not have the right to exercise appraisal rights in connection with the merger.

Material U.S. Federal Income Tax Consequences (page 42)

        The receipt of cash in consideration for the cancellation of AMS common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. A shareholder will be treated for U.S. federal income tax purposes as if the shareholder sold its shares to PacifiCare for cash. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the merger and the shareholder's adjusted tax basis in the shares of AMS common stock converted into the right to receive cash in the merger. Shareholders are strongly urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any federal, state, local or foreign income and other tax laws) of the merger.

Regulatory Matters (page 45)

        The merger is subject to U.S. antitrust laws. The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the FTC and the Antitrust Division of the DOJ and specified waiting period requirements have been satisfied. Each of AMS and PacifiCare filed the required notification and report forms with the FTC and the Antitrust Division of the DOJ on October 5, 2004. The applicable waiting period will begin on the date of filing by both parties and will expire 30 days thereafter (or on the next regular business day if the 30th day falls on a Saturday, Sunday or legal public holiday), unless the waiting period is earlier terminated or extended by a request for additional information, in which case the waiting period will expire 30 days after substantial compliance by both parties with respect to the request for additional information or on the next regular business day if the 30th day falls on a Saturday, Sunday or legal public holiday. The Antitrust Division of the DOJ and the FTC, as well as a state or private person, may challenge the merger at any time before or after its completion.

        In addition, the Wisconsin Office of the Commissioner of Insurance and the Georgia Department of Insurance must approve PacifiCare's acquisition of control of AMS's insurance subsidiary domiciled in the State of Wisconsin and AMS's insurance subsidiary domiciled in the State of Georgia, respectively. On September 30, 2004, PacifiCare filed a Form A "Statement Regarding The Acquisition Of Control Of Or Merger With A Domestic Insurer" or similar applications as required by law, with each of the Wisconsin Office of the Commissioner of Insurance and the Georgia Department of Insurance. These filings and approvals are more fully described in "The Merger — Regulatory Matters" beginning on page 45 of this proxy statement.

FORWARD-LOOKING INFORMATION

        This proxy statement and the documents incorporated by reference in this proxy statement contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The statements in this proxy statement and the documents incorporated by reference in this proxy statement that are not historical facts are forward-looking statements and may involve a number of risks and uncertainties. When used in this proxy statement and the documents incorporated by reference in this proxy statement, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements. Generally, forward-looking statements express expectations for or about the future, rather than historical fact. Forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. These risks and uncertainties include, among others, the timing (including any possible delays) and receipt of regulatory approvals (including any conditions, limitations or restrictions placed on these approvals) of the merger, the risk that one or more governmental agencies may deny approval of the merger; any delays in securing the approval of our shareholders of the merger and the risk that our shareholders do not approve the merger; unexpected increases in health care costs; our ability to predict future health care costs and adequately price our products; our ability to expand our distribution network, generate new sales, sell new products and retain existing members; our ability to control expenses; legislative and regulatory matters, including delays in regulatory approvals, changes in government regulation and regulatory action resulting from market conduct activity; general business conditions, including competitive practices and demand for our existing and new products; adverse outcomes of legal proceedings; publicity about AMS; development of and changes in claims or litigation reserves; general economic conditions that impact the performance of our investment portfolio or decisions of consumers to purchase our products; and other factors that may be referred to in our reports and other documents filed with the SEC from time to time. Forward-looking statements in this proxy statement and the documents incorporated by reference in this proxy statement express expectations only as of the date they are made. We do not undertake any obligation to update or revise such statements as a result of new information or future events, except as required by applicable law.

MARKET PRICE AND DIVIDEND DATA

        AMS common stock is traded on the NYSE under the symbol "AMZ." This table shows, for the periods indicated, the range of high and low per share closing sales prices for AMS common stock as reported on the NYSE. AMS did not distribute any dividends during the periods indicated.

	AMS Common Stock
	Low	High
FISCAL YEAR 2002
First quarter	$11.05	$17.90
Second quarter	$16.43	$23.95
Third quarter	$11.41	$22.55
Fourth quarter	$11.20	$14.72
FISCAL YEAR 2003
First quarter	$12.21	$14.91
Second quarter	$13.32	$19.76
Third quarter	$19.11	$22.50
Fourth quarter	$19.75	$23.21
FISCAL YEAR 2004
First quarter	$21.63	$26.71
Second quarter	$23.86	$27.76
Third quarter	$22.07	$31.99
Fourth quarter (through October 28, 2004)	$30.50	$32.20

        The following table sets forth the closing sales price per share of AMS common stock, as reported on the NYSE on September 14, 2004, the last full trading day before the public announcement of the execution of the merger agreement, and on October 28, 2004, the latest full trading day before the printing of this proxy statement:

AMS Common Stock
September 14, 2004	$23.24
October 28, 2004	$31.80

        If the merger is completed, AMS common stock will be delisted from the NYSE, there will be no further public market for AMS common stock, AMS common stock will be deregistered under the Exchange Act, and each share of AMS common stock will be converted into the right to receive $32.75 in cash, without interest and less any applicable withholding tax.

THE SPECIAL MEETING OF SHAREHOLDERS

        We are furnishing this proxy statement to shareholders of AMS as part of the solicitation of proxies by our board of directors for use at the special meeting of shareholders.

Date, Time and Place

        We will hold the special meeting at the Radisson Hotel and Conference Center located at 2040 Airport Drive, Green Bay, Wisconsin, on Thursday, December 2, 2004, at 10:00 a.m., local time.

Purpose of Special Meeting

        At the special meeting, we will ask holders of AMS common stock to (a) approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (b) vote to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting. After careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors unanimously recommends that AMS's shareholders vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors unanimously recommends that AMS's shareholders vote "FOR" the approval of the proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of AMS common stock at the close of business on October 27, 2004, the record date, are entitled to notice of, and to vote at, the special meeting. Each record holder will have one vote at the special meeting for each share of AMS common stock such holder owned as of the close of business on the record date. On the record date, 13,683,383 shares of AMS common stock were issued and outstanding and held by approximately 200 holders of record. A quorum will be present at the special meeting if a majority of the votes entitled to be cast by the holders of the outstanding shares of AMS common stock at the close of business on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned, postponed or continued to solicit additional proxies. Holders of record of AMS common stock on the record date are entitled to one vote per share on each matter properly brought before the special meeting.

Vote Required

        The approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the affirmative vote of a majority of the votes that holders of the outstanding shares of AMS common stock at the close of business on the record date are entitled to cast. If an AMS shareholder abstains from voting or does not vote, either in person or by proxy, it will effectively count as a vote "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting by the holders of shares of AMS common stock present or represented by proxy and entitled to vote on the proposal is required to approve any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting. Because abstentions and broker non-votes are not considered votes cast for this purpose, neither will have an effect on the voting for this proposal.

Voting by AMS's Directors and Executive Officers

        At the close of business on the record date, the directors and executive officers of AMS owned and were entitled to vote 111,060 shares of AMS common stock, or less than 1% of the shares of AMS common stock outstanding on that date. To AMS's knowledge, these directors and executive officers intend to vote their shares in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Voting of Proxies

        Shareholders may vote their shares by attending the special meeting and voting their shares of AMS common stock in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. Shareholders who hold shares through a broker, bank or other nominee must follow the instructions on the proxy form supplied by your broker, bank or other nominee, which may provide for voting by telephone or through the Internet.

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted (a) "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (b) "FOR" the approval of any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting.

        Shares of AMS common stock represented at the special meeting but not voted, including broker non-votes and shares of AMS common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If an AMS shareholder abstains from voting or does not execute a proxy, it will effectively count as a vote "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Brokers, banks or other nominees who hold shares of AMS common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes "AGAINST" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Adjournments of the special meeting may be made in accordance with AMS's bylaws. If the persons named as proxies by you are asked to vote for one or more adjournments of the special meeting for matters incidental to the conduct of the special meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies by you are asked to vote for one or more proposals to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting, such persons will only have the authority to vote on such matter as directed by you or your proxy, or, in the absence of such direction, in favor of such adjournment, postponement or continuation. No proxy voted against the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, will be voted in favor of any adjournments, postponements or continuations of the special meeting, unless specifically so designated on the proxy.

        AMS does not expect that any matter, other than the proposals to (a) approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (b) approve any proposal to adjourn, postpone or continue the special meeting to a later date to solicit additional proxies in favor of the proposal to approve and adopt the merge agreement and the transactions contemplated by the merger agreement, including the merger, in the event that there are not sufficient votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting, will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of AMS's shareholders.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy at any time prior to its exercise by (a) filing a written notice with the Secretary of AMS or the acting Secretary of the special meeting stating that the shareholder would like to revoke his proxy, (b) submitting a duly executed proxy to the Secretary of AMS bearing a later date or (c) appearing at the special meeting and giving oral notice to the presiding officer during the meeting. Attendance at the special meeting will not in and of itself constitute a revocation of the proxy. If you have instructed your broker, bank or other nominee to vote your shares, you must follow the procedures provided by your broker, bank or other nominee to change those instructions.

Solicitation of Proxies

        AMS and AMS's proxy solicitation firm, Georgeson, may solicit proxies in person or by telephone, fax or other means. AMS will pay Georgeson a fee of $7,000, plus reasonable expenses, for its services and will indemnify Georgeson against any losses arising out of its proxy solicitation services on our behalf. AMS will also pay all other reasonable expenses for solicitation. In addition, proxies may be solicited by officers and directors and other employees of AMS, without additional remuneration, in person or by telephone, fax or other means. You should send in your proxy by mail without delay. If you hold shares through a broker, bank or other nominee, please follow the instructions on the proxy form supplied by your broker, bank or other nominee, which may provide for voting by telephone or through the Internet. AMS will also reimburse brokers, banks and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

        You should not send your stock certificate(s) with your proxy. A letter of transmittal with instructions for the surrender of AMS common stock certificates will be mailed to AMS's shareholders one business day after completion of the merger.

THE COMPANIES

American Medical Security Group, Inc.

        We are a provider of insurance products for individuals and small employer groups and our principal product offering is medical insurance. We also offer life, dental, prescription drug, disability and accidental death insurance, and provide self-funded benefit administration. We have two reportable segments: health insurance products (which accounted for approximately 98% of our premium revenue for the years ended December 31, 2003 and 2002) and life insurance products. Our products are sold through independent licensed agents in 33 states and the District of Columbia. We specialize in providing health and other insurance products designed to maximize choice and control costs and principally market health benefit products that provide discounts to insureds that utilize PPOs. Additional information regarding AMS is contained in our filings with the SEC. See "Where You Can Find More Information" beginning on page 60 of this proxy statement.

        AMS is a Wisconsin corporation organized in 1983. Our principal executive offices are located at 3100 AMS Boulevard, Green Bay, Wisconsin 54313 and our telephone number at that address is (920) 661-1111.

PacifiCare Health Systems, Inc.

        PacifiCare offers managed care and other health insurance products to employer groups and Medicare beneficiaries primarily in eight Western states and Guam. PacifiCare's commercial and senior plans are designed to deliver quality health care and customer service to members cost-effectively. These programs include HMOs, PPOs, and Medicare Supplement products. PacifiCare also offers a variety of specialty managed care products and services that employees can purchase as a supplement to PacifiCare's basic commercial and senior medical plans or as stand-alone products. These products include PBM services, behavioral health services, group life and health insurance and dental and vision benefit plans. As of June 30, 2004, PacifiCare had approximately 3.0 million HMO and other commercial and senior product members and approximately 10.1 million members in its PBM, dental and vision and behavioral plans, including both members covered by PacifiCare's commercial or senior HMOs, and members who are unaffiliated with PacifiCare's HMOs. PacifiCare's PBM membership includes members who either have a prescription drug benefit or are entitled to purchase their prescriptions utilizing PacifiCare's retail network contracts or mail service.

        PacifiCare was formed in 1996 as a Delaware corporation and is the successor to a California corporation that was formed in 1983 and reincorporated as a Delaware corporation in 1985. Its principal executive offices are located at 5995 Plaza Drive, Cypress, California 90630-5028, and its telephone number is (714) 952-1121.

Ashland Acquisition Corp.

        Ashland Acquisition is a Wisconsin corporation and a wholly-owned subsidiary of PacifiCare. Ashland Acquisition was formed on September 13, 2004 solely for the purpose of effecting the merger with AMS and the transactions contemplated by the merger agreement and has not conducted any other business operations. Its principal executive offices are located at 5995 Plaza Drive, Cypress, California 90630-5028, and its telephone number is (714) 952-1121.

THE MERGER

        This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully, as it is the legal document that contains the terms and conditions of the merger.

Background of the Merger

        The segments for health care benefits and the provision of insurance products to individuals and small businesses in which we compete have been subject to intense competition, with the major competition for our products coming from national and regional firms. Many of our competitors have larger membership in regional markets or greater financial resources. The individual and small employer group health insurance business is typically agency-controlled, highly price sensitive and put out for bid more frequently than the larger group health insurance business. In addition, because most of our products are marketed primarily through independent agencies, most of which represent more than one insurance company, we often experience competition within each agency.

        As participants in the insurance industry, the senior managements of AMS and PacifiCare are generally familiar with each other's businesses and have met from time to time at industry conferences and similar events. On an ongoing basis, AMS evaluates its options for achieving its long-term strategic goals and enhancing shareholder value.

        Over the course of the last four years, we have had discussions with a number of potential strategic parties and, in connection with these discussions, we retained an investment banking firm from October 2000 until July 2003 to advise AMS in connection with exploring a possible strategic transaction. During the period from October 2000 through August 2004, certain of these parties entered into confidentiality agreements with us, were provided information about AMS and/or attended due diligence presentations made by our senior management. We did not, however, receive an offer from any of these parties. We believe that these parties determined that an acquisition of AMS was either not desirable from a strategic perspective, that they were only interested in purchasing a specific business or line of business of ours or that an acquisition of AMS would be too costly. Nevertheless, we have remained receptive to contact from potential parties with respect to a strategic relationship or acquisition of AMS, but no further interest has been expressed other than as described below.

        During the week of May 10, 2004, a representative of JPMorgan contacted Samuel V. Miller, the Chairman of the Board of Directors, President and Chief Executive Officer of AMS, by telephone indicating that he wanted to introduce Mr. Miller to senior management of PacifiCare who were interested in discussing a potential strategic relationship with AMS. Mr. Miller and the JPMorgan representative agreed that such a meeting would take place on May 21, 2004 at a regularly scheduled health care investors conference in Las Vegas, Nevada.

        On May 20, 2004, at a regular meeting of the board of directors of PacifiCare, PacifiCare's senior management presented their strategy for PacifiCare's small group insurance business, including potential strategic partners and acquisition targets. AMS was one of several potential strategic partners or acquisition targets presented to the board of directors of PacifiCare.

        On May 21, 2004, Howard G. Phanstiel, Chairman of the Board of Directors and Chief Executive Officer, Gregory W. Scott, Chief Financial Officer, Chris Karkenny, Vice President Corporate Development and Treasury, of PacifiCare, and a representative of MTS Health Partners, L.P., or MTS Health Partners, a financial advisor to PacifiCare, met with Mr. Miller and a JPMorgan representative for an introduction and discussion of the potential for a strategic relationship between AMS and PacifiCare.

        On June 11, 2004, Mr. Miller met with Mr. Phanstiel, Mr. Scott and Bradford Bowlus, Executive Vice President of PacifiCare and President and Chief Executive Officer of PacifiCare's Health Plans division, in Laguna Beach, California and continued the discussion that had begun on May 21, 2004.

        On July 12, 2004, AMS and PacifiCare entered into a mutual confidentiality agreement relating to a potential strategic relationship.

        On July 13, 2004, Ron Davis, Senior Vice President of Operations; and Nick Barbati, Vice President with responsibility for information technology; of PacifiCare visited AMS's Green Bay, Wisconsin headquarters for a meeting with, among other individuals, Thomas Zielinski, Executive Vice President Operations and Penny Paque, Vice President and Chief Information Officer, of AMS to discuss the ability of AMS's operations and systems to support PacifiCare's membership if a strategic relationship were to be pursued.

        On July 15, 2004, Messrs. Phanstiel, Scott, Bowlus and Karkenny met with Mr. Miller and a representative of JPMorgan in New York City to further explore the potential for a strategic relationship.

        On July 30, 2004, Mr. Scott communicated to Mr. Miller that PacifiCare was interested in exploring a possible acquisition of AMS at a cash purchase price of $30.00 per share of AMS common stock, subject to, among other things, confirmatory due diligence. Mr. Scott requested that AMS enter into exclusive negotiations with PacifiCare regarding a potential acquisition. Over the next several days, Mr. Miller contacted by telephone the members of our board of directors to discuss the receipt of the indication of interest from PacifiCare.

        On August 6, 2004, the executive committee of our board of directors held a special telephonic meeting attended by Timothy J. Moore, Senior Vice President of Corporate Affairs, General Counsel and Secretary of AMS, and for a portion of the meeting, representatives of JPMorgan and Skadden, Arps, Slate, Meagher & Flom LLP, or Skadden Arps, AMS's special outside legal counsel. During the meeting:

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  Mr. Miller advised the executive committee members that PacifiCare had approached AMS regarding its interest in exploring a possible acquisition of AMS at a cash purchase price of $30.00 per share and informed them of the status of the discussions with PacifiCare.

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  Representatives of JPMorgan provided their views of the preliminary indication of interest from PacifiCare, provided tactical advice regarding the development of a rationale for the pricing of a possible pre-emptive proposal from PacifiCare and presented a preliminary valuation analysis of AMS, including potential value drivers and synergies.

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  A representative of Skadden Arps discussed the fiduciary duties of AMS's directors in connection with a potential sale of AMS and the importance of maintaining the confidential nature of such discussions.

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  The executive committee members discussed the preliminary indication of interest from PacifiCare, including possible timing and structuring issues, as well as the proposed cash purchase price of $30.00 per share of AMS common stock.

At the conclusion of the meeting, the executive committee members discussed the matters presented and authorized our senior management to work with JPMorgan and Skadden Arps to pursue further discussions with PacifiCare and to inform PacifiCare that a potential purchase price of $30.00 cash per share of AMS common stock was insufficient to warrant AMS's entering into exclusive negotiations with PacifiCare.

        Also on August 6, 2004, AMS and PacifiCare entered into a mutual confidentiality agreement relating to a potential acquisition of AMS by PacifiCare, which superceded the confidentiality agreement entered into by the parties on July 12, 2004. Following the execution of the confidentiality agreement, PacifiCare and its advisors were provided access on August 20, 2004 to an electronic data room containing certain non-public financial, operational and other information about AMS in order for PacifiCare to evaluate whether to increase its potential purchase price for AMS. Over the next several weeks, PacifiCare and its advisors commenced extensive due diligence on AMS.

        On or about August 8, 2004, a JPMorgan representative, at the request of our senior management, informed a representative of MTS Health Partners that a potential purchase price of $30.00 cash per share of AMS common stock was insufficient to warrant AMS's entering into exclusive negotiations with PacifiCare.

        On August 10, 2004, Mr. Miller received a telephone call from the chief executive officer of a second publicly-traded managed care company regarding its interest in exploring a potential acquisition of AMS.

        On August 11, 2004, AMS and such second managed care company entered into a confidentiality agreement. Following the execution of the confidentiality agreement, such managed care company and its advisors were provided access on August 20, 2004 to an electronic data room containing certain non-public financial, operational and other information about AMS. Over the next several weeks, such second managed care company and its advisors commenced extensive due diligence on AMS.

        On August 12, 2004, Messrs. Miller and Moore met in Kohler, Wisconsin with executives from such second managed care company to discuss its interest in exploring a possible acquisition of AMS, and a potential indicative acquisition price range of $30 to $34 per share.

        Also on August 12, 2004, a representative of MTS Health Partners informed a representative of JPMorgan that PacifiCare was increasing its proposed cash purchase price to $30.50 per share of AMS common stock, subject to, among other things, completing due diligence.

        On August 15, 2004, AMS and JPMorgan entered into an engagement letter to formally retain JPMorgan as its financial advisor in connection with a possible transaction involving AMS.

        On August 16, 2004, our board of directors held a special telephonic meeting attended by Mr. Moore and representatives of JPMorgan and Skadden Arps. During the meeting:

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  Mr. Miller described the history of discussions with PacifiCare, including a report of the August 6, 2004 meeting of the executive committee of our board of directors at which the members of the executive committee discussed a potential acquisition of AMS by PacifiCare.

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  Mr. Miller related that on August 10, 2004 he had received a telephone call from the chief executive officer of a second managed care company expressing a potential interest in AMS and reported on subsequent discussions with representatives of such company.

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  JPMorgan reviewed generally a preliminary valuation analysis of a possible transaction with AMS and discussed additional parties which might potentially be interested in acquiring AMS.

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  A representative of Skadden Arps discussed the fiduciary duties of AMS's directors in connection with a potential sale of AMS and the importance of maintaining the confidential nature of such discussions.

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  Our board of directors, with the advice and assistance of representatives of JPMorgan and Skadden Arps, discussed the strategic options of AMS, including remaining independent, entering into a transaction to sell AMS and other alternatives.

As a result of these discussions, our board of directors authorized our senior management to work with JPMorgan and Skadden Arps to pursue further discussions with selected potential acquirors to determine their interest in exploring a possible acquisition of AMS.

        On August 19, 2004, a representative of JPMorgan informed Mr. Miller that JPMorgan had contacted a third publicly-traded managed care company that expressed interest in preliminarily exploring an acquisition of AMS.

        Also on August 19, 2004, the board of directors of PacifiCare held a regular meeting at which it discussed the potential acquisition of AMS. The board of directors of PacifiCare authorized PacifiCare's senior management to proceed with the ongoing discussions with AMS.

        During the week of August 23, 2004, representatives of Skadden Arps and JPMorgan and our senior management discussed the proposed terms and conditions to be included in the following materials to be sent to potential interested parties: a confidential letter requesting the submission of an indication of interest in a potential acquisition of AMS and a draft merger agreement. Also during such week, Skadden Arps and our senior management discussed matters relating to AMS's compensation and benefits plans and agreements that would be affected by a sale of AMS and possible amendments to such plans and agreements.

        On August 24, 2004, in Milwaukee, Wisconsin, our senior management, accompanied by representatives of JPMorgan, made presentations to, and answered questions from, representatives of PacifiCare, its outside special counsel, Cooley Godward LLP, or Cooley Godward, its outside regulatory counsel, MTS Health Partners and other advisors regarding AMS's business, financial condition and results of operations.

        On August 25, 2004, in Milwaukee, Wisconsin, our senior management, accompanied by representatives of JPMorgan, made presentations to, and answered questions from, representatives of the second managed care company expressing a potential interest in AMS and its advisors regarding AMS's business, financial condition and results of operations.

        On August 27, 2004, in Kohler, Wisconsin, the compensation committee of our board of directors and by telephone conference for a portion of the meeting, representatives of Skadden Arps, met at a regular meeting attended by compensation consultants from Deloitte & Touche LLP, or Deloitte, to discuss and review, among other things, matters relating to AMS's compensation and benefits plans and agreements that would be affected by a sale of AMS and possible amendments to such plans and agreements.

        Also on August 27, 2004, in Kohler, Wisconsin, our board of directors held a regular meeting attended by Mr. Moore and other members of senior management. During the meeting:

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  Our senior management provided an update on the status of discussions with the potential acquirors.

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  Our board of directors reviewed the strategic options available to AMS, including remaining independent, entering into a transaction to sell AMS and other alternatives.

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  Our board of directors discussed, among other things, the potential acquisition of AMS by PacifiCare and the strategic fit of AMS with each of the potential acquirors and the prospects for AMS in the marketplace, including the prospect of increased competition in AMS's key segments.

        Effective August 27, 2004, AMS entered into a confidentiality agreement with the third managed care company expressing a potential interest in AMS. Following the execution of the confidentiality agreement, AMS informed the third managed care company that it could access an electronic data room containing certain non-public financial, operational and other information about AMS.

        On August 30, 2004, in Milwaukee, Wisconsin, our senior management, accompanied by representatives of JPMorgan, made presentations to, and answered questions from, representatives of the third managed care company expressing a potential interest in AMS regarding AMS's business, financial condition and results of operations.

        Also on August 30, 2004, JPMorgan, on behalf of AMS, sent a confidential letter requesting the submission of indications of interest in a possible acquisition of AMS to PacifiCare and the second managed care company expressing a potential interest in AMS. The letter was accompanied by an initial draft merger agreement and requested that such company submit a letter to JPMorgan on or before 1:00 p.m., New York City Time, on September 9, 2004 setting forth its indication of interest, including, among other matters, the proposed purchase price and form of consideration, any third party consents and governmental approvals required for such company to enter into the merger agreement and to complete the merger, and attaching a full markup of the draft merger agreement reflecting proposed changes to the initial draft merger agreement.

        During the week of August 30, 2004, our senior management and representatives of JPMorgan and Skadden Arps participated in conference calls with, and provided additional materials to, PacifiCare and the second managed care company and their respective advisors regarding matters raised in the due diligence process and their review of the draft merger agreement.

        On September 5, 2004, JPMorgan, on behalf of AMS, provided each of PacifiCare and the second managed care company a memorandum addressing certain employee benefits related matters that the compensation committee of our board of directors was considering in connection with the proposed transaction, including potential modifications to the Change in Control Severance Benefit Plan, Mr. Miller's employment agreement, the Executive Management 2004 Interim Performance Award Plan and the Equity Incentive Plan.

        During the week of September 6, 2004, a representative of JPMorgan was informed by an officer of the third managed care company that it was no longer interested in pursuing a transaction with AMS.

        On September 9, 2004, AMS received a letter from PacifiCare setting forth its indication of interest in acquiring AMS at a cash purchase price of $32.50 per share of AMS common stock with no due diligence or financing conditions. The letter was accompanied by a markup of the initial draft merger agreement.

        Also on September 9, 2004, an officer of the second managed care company telephoned a representative of JPMorgan to request that it have until September 10, 2004 to submit its indication of interest in order to allow its board of directors to discuss the submission of its indication of interest to AMS at a meeting of its board of directors to be held on September 10, 2004. Shortly thereafter, the chief executive officer of the second managed care company called Mr. Miller to explain the delay and discuss certain issues that it was considering in formulating its indication of interest to AMS. Representatives of JPMorgan had several conversations with an officer of the second managed care company on September 10, 2004. On the evening of September 10, 2004, the second managed care company informed JPMorgan that its board of directors had determined not to submit a proposal to AMS.

        On September 9 and 10, 2004, AMS, with the assistance of its outside legal counsel, contacted several investment banking firms, including Houlihan Lokey, in connection with obtaining a second fairness opinion with regard to the potential acquisition of AMS by PacifiCare.

        On September 10, 2004, representatives of JPMorgan and Skadden Arps discussed with our senior management the markup of the draft merger agreement submitted by PacifiCare, with particular emphasis on the provisions relating to the certainty of the transaction closing once an agreement was executed, including obligations to obtain regulatory approvals, conditions to closing and the impact of certain exceptions to the definition of "material adverse effect" in the draft merger agreement.

        On September 11, 2004, our board of directors held a special telephonic meeting attended by Mr. Moore and representatives of JPMorgan and Skadden Arps. During the meeting:

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  Our senior management and representatives of JPMorgan and Skadden Arps reviewed the status of discussions with the potential interested parties exploring the possible acquisition of AMS.

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  Our senior management and representatives of JPMorgan reviewed the financial terms of PacifiCare's indication of interest and a revised preliminary valuation analysis of a transaction with AMS.

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  Representatives of Skadden Arps reviewed the markup of the draft merger agreement provided by PacifiCare.

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  Our board of directors discussed with our senior management and representatives of JPMorgan and Skadden Arps the issues raised by the markup of the draft merger agreement provided by PacifiCare and the possible benefits and risks of the proposed acquisition to AMS and AMS's shareholders.

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  Our board of directors authorized our senior management and financial and legal advisors to pursue negotiations with PacifiCare.

After these discussions, representatives of JPMorgan were excused from the meeting and our senior management and representatives of Skadden Arps discussed with our board of directors obtaining a second fairness opinion in connection with the potential acquisition of AMS by PacifiCare in light of the fact that JPMorgan and one of its affiliates would be providing financing commitments to PacifiCare to fund a portion of its offer for AMS. In connection with obtaining a second fairness opinion, our board of directors reviewed the qualifications and experience of Houlihan Lokey and authorized our senior management to enter into an engagement letter with Houlihan Lokey with respect to the delivery of a second fairness opinion, which engagement letter was entered into effective as of September 10, 2004.

        Later in the day on September 11, 2004, representatives of JPMorgan and Skadden Arps had discussions with a representative of MTS Health Partners, in consultation with AMS and PacifiCare, respectively, concerning the proposed purchase price and other terms of PacifiCare's indication of interest. The representatives discussed PacifiCare providing to AMS its best and final offer price and PacifiCare addressing AMS's concerns about certainty of closing the transaction following execution of a merger agreement in exchange for AMS commencing negotiations on that day with PacifiCare and agreeing to provide PacifiCare with meaningful deal protection consistent with applicable law. During a subsequent call on the same day, a representative of MTS Health Partners communicated to a representative of JPMorgan that PacifiCare had raised its proposed cash purchase price to $32.75 per share of AMS common stock.

        In the early morning hours of September 12, 2004, AMS's outside legal counsel provided a revised draft merger agreement to PacifiCare and its advisors. On the afternoon of September 12, 2004, several members of AMS's and PacifiCare's senior management arrived at the New York office of Skadden Arps with their respective financial and legal advisors to continue negotiations on the possible acquisition.

        During the period from the afternoon of September 12, 2004 to the early morning hours of September 15, 2004, AMS and PacifiCare and their respective financial and legal advisors negotiated the terms and conditions of the merger agreement and related documentation.

        On September 13, 2004, the board of directors of PacifiCare held a special telephonic meeting to discuss the potential acquisition of AMS. Joseph Konowiecki, Executive Vice President and General Counsel of PacifiCare, Michael Jansen, Deputy General Counsel of PacifiCare, Messrs. Scott and Karkenny, representatives of MTS Health Partners, representatives of Morgan Stanley & Co. Incorporated, PacifiCare's second financial advisor, and a representative of Cooley Godward attended the meeting. PacifiCare's board of directors determined that the proposed merger agreement was advisable in all respects, authorized and approved the merger agreement and the transactions contemplated by the merger agreement and authorized PacifiCare's senior management to complete the negotiations of the merger agreement and related documentation.

        On the afternoon of September 14, 2004, our board of directors met at the New York office of Skadden Arps to discuss the proposed acquisition of AMS by PacifiCare, with one board member attending telephonically. Prior to the meeting of our board of directors, the compensation committee of our board of directors met to discuss, in consultation with representatives of Skadden Arps and by telephone conference the compensation consultants from Deloitte, and reviewed proposed amendments relating to certain of AMS's compensation and benefits plans and agreements that would be affected by a sale of AMS. After such discussion and review, the compensation committee recommended to our board of directors the approval of such proposed amendments. At the meeting of our board of directors:

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  Our senior management and financial and legal advisors provided an update on the status of discussions with PacifiCare since our last board of directors' meeting.

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  Each of JPMorgan and Houlihan Lokey reviewed their respective financial analyses of the consideration proposed to be received by the holders of AMS common stock in the proposed acquisition of AMS by PacifiCare.

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  Skadden Arps discussed and reviewed the legal duties and responsibilities of our board of directors in connection with the proposed acquisition.

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  Quarles & Brady LLP, our Wisconsin counsel, by telephone conference, discussed certain Wisconsin law matters in connection with the proposed acquisition.

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  Our board of directors reviewed with outside legal counsel the material terms and conditions of the draft merger agreement and related documentation, the changes that had been made to the draft merger agreement as a result of the negotiations that had taken place since our last board of directors' meeting, as well as the insurance regulatory approval process applicable to the proposed acquisition.

  •
  Our senior management and outside legal counsel also updated our directors on the remaining legal issues to be resolved prior to AMS's entering into the merger agreement and related documentation.

Our directors discussed the proposed acquisition, including the benefits and risks from strategic, valuation, operational, legal and regulatory perspectives and the financial aspects of the proposed acquisition. At the conclusion of the meeting, our board of directors authorized our senior management and advisors to continue negotiations with PacifiCare and its advisors to seek to resolve the remaining outstanding issues.

        At approximately 11:00 p.m. on September 14, 2004, our board of directors met telephonically and received an update from our senior management and financial and outside legal advisors regarding the resolution of the remaining substantive issues concerning the draft merger agreement and related documentation. At the request of our board of directors, JPMorgan and Houlihan Lokey rendered to our board of directors separate oral opinions, which opinions were confirmed by delivery of written opinions dated September 14, 2004, to the effect that, as of that date and based upon and subject to the factors and assumptions described in their respective opinions, the merger consideration was fair, from a financial point of view, to the holders of AMS common stock. Following a thorough discussion, our board of directors unanimously: (1) determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of AMS and AMS's shareholders; (2) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger; (3) approved the proposed amendments relating to certain of AMS's compensation and benefits plans and agreements recommended for approval by the compensation committee of our board of directors at the earlier meeting of the compensation committee held on September 14, 2004; and (4) authorized our management to take certain other actions designed to accomplish various transactions contemplated under the merger agreement and related documentation.

        Prior to the opening of the financial markets on September 15, 2004, PacifiCare and AMS executed the merger agreement and issued a joint press release announcing the proposed acquisition of AMS by PacifiCare.

Purposes and Effects of the Merger; Consideration

        The principal purpose of the merger is to enable PacifiCare to acquire all of the outstanding shares of AMS common stock and to afford our public shareholders the opportunity to receive a cash payment for their shares that represents a premium over the market price for AMS common stock before the public announcement of the execution of the merger agreement. The acquisition will be accomplished by a merger of Ashland Acquisition with and into AMS, with AMS surviving the merger as a wholly-owned subsidiary of PacifiCare. In the merger, each share of AMS common stock (other than shares held by AMS as treasury stock) will be converted into the right to receive $32.75 per share in cash, without interest and less any applicable withholding tax. You will receive the merger consideration after remitting your AMS stock certificate(s) in accordance with the instructions contained in a letter of transmittal to be sent to you one business day after completion of the merger, together with a properly completed and signed letter of transmittal and any other documentation required to be completed pursuant to the instructions.

        The merger will terminate all interests in AMS common stock held by our shareholders, and PacifiCare will be the sole beneficiary of any earnings and growth of AMS following the merger. Upon completion of the merger, AMS common stock will be delisted from the NYSE, will no longer be publicly traded and will be deregistered under the Exchange Act.

        Each of our directors and executive officers hold options to acquire shares of AMS common stock. See "Securities Ownership of Certain Beneficial Owners and Management" beginning on page 58 of this proxy statement. If an option holder provides his consent, such option holder will receive, at the time of completion of the merger, an amount in cash equal to the excess of $32.75 per share subject to each option (whether or not vested) then outstanding over the per share exercise price for the option, multiplied by the number of shares subject to the option and his options will automatically be canceled. If an option holder does not provide his consent, all of such option holder's options will instead be converted into options to purchase shares of common stock of PacifiCare upon the same terms and conditions as were in effect immediately prior to completion of the merger, except that the number of shares subject to the option and the exercise price of the option will be equitably adjusted based on the ratio of (a) $32.75 to (b) the average of the per share closing trading price of PacifiCare common stock for the ten trading days ending on the trading day immediately prior to completion of the merger. Each of our directors and executive officers has consented to the cancellation of his options in exchange for the cash payment described above.

        Certain of our directors and executive officers hold deferred stock, deferred stock units and/or restricted stock to acquire shares of AMS common stock. Pursuant to the merger agreement, each such equity award or benefit will be canceled immediately prior to completion of the merger in exchange for a cash payment equal to the product of $32.75 and the number of shares or units underlying the award or benefit.

Recommendation of AMS's Board of Directors and Reasons for the Merger

        At a special meeting of our board of directors held on September 14, 2004, after careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors unanimously recommends that holders of AMS common stock vote "FOR" the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        In reaching its determination to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to recommend that holders of AMS common stock vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, our board of directors considered a number of factors, including the following:

  •
  the business, competitive position and prospects of AMS (as well as the risks involved in achieving these prospects), the competitive nature of the industry in which AMS operates and the current industry, economic and market conditions;

  •
  the fact that the $32.75 per share in cash to be paid as consideration in the merger represents a premium of approximately (a) 37.4% over the twelve-month trailing average of $23.83 per share, (b) 30.0% over the six-month trailing average of $25.20 per share, (c) 33.1% over the three-month trailing average of $24.61 per share, (d) 44.9% over the one-month trailing average of $22.60 per share and (e) 40.9% over the $23.24 closing sale price per share for AMS common stock on the NYSE on September 14, 2004, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the value of the consideration to be received by AMS's shareholders would be paid in cash, which provides certainty of value to AMS's shareholders;

  •
  the financial analysis presented by JPMorgan as well as the written opinion of JPMorgan that, as of September 14, 2004, the $32.75 per share in cash to be received by the holders of AMS common stock pursuant to the merger agreement was fair to such shareholders from a financial point of view; a copy of which opinion is attached to this proxy statement as Annex B and should be read in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken, by JPMorgan;

  •
  the financial analysis presented by Houlihan Lokey as well as the written opinion of Houlihan Lokey that, as of September 14, 2004, the $32.75 per share in cash to be received by the holders of AMS common stock pursuant to the merger agreement was fair to such shareholders from a financial point of view; a copy of which opinion is attached to this proxy statement as Annex C and should be read in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken, by Houlihan Lokey;

  •
  the fact that the merger is not subject to any financing condition;

  •
  the fact that discussions with potential strategic parties over the last four years (prior to the commencement of discussions with PacifiCare) have not resulted in an offer to acquire, or other strategic transaction involving, AMS;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate AMS as an independent entity, and the perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for AMS or to create greater value for AMS's shareholders, than the merger;

  •
  the general terms and conditions of the merger agreement, including consideration of several specific provisions of the merger agreement, such as the (a) definitions of "material adverse effect" and "superior proposal," (b) limited conditions to PacifiCare's obligation to complete the merger, (c) ability of our board of directors to terminate the merger agreement in the exercise of its fiduciary duties, under specified circumstances, including in connection with the receipt of a superior proposal, and upon the payment of a termination fee, having recognized that such a fee could have the effect of possibly discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger, but believing such a fee to be within the range of reasonable termination fees provided for in comparable transactions and not to be a deterrent to competing offers and (d) limited ability of PacifiCare to terminate the merger agreement;

  •
  the likelihood that the proposed acquisition would be completed, in light of the financial capabilities of PacifiCare; and

  •
  the current environment and trends in the health benefits industry, including the regulatory uncertainty related to the industry generally, industry consolidation and pricing trends.

        In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

  •
  the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees and customers and the expected effect of the merger on our relationships with third parties;

  •
  the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

  •
  the conditions to PacifiCare's obligation to complete the merger and the right of PacifiCare to terminate the merger agreement under certain circumstances;

  •
  the risk that the merger might not receive the necessary regulatory approvals and clearances to complete the merger or that governmental authorities could attempt to condition their approval of the merger on one or more of the parties' compliance with certain burdensome terms or conditions;

  •
  under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to PacifiCare a termination fee of $17,475,000 if the merger is terminated under certain circumstances, which in addition to being costly, could have the effect of possibly discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the merger;

  •
  the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

  •
  the fact that our shareholders who dissent from the merger will not have appraisal rights;

  •
  the interests that certain directors and executive officers of AMS may have with respect to the merger, in addition to their interests as shareholders of AMS generally, as described in "The Merger — Interests of AMS's Directors and Executive Officers in the Merger" beginning on page 36 of this proxy statement; and

  •
  the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to completion of the merger or termination of the merger agreement, which may delay or prevent us from undertaking business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

        Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of AMS's Financial Advisor — JPMorgan

        Pursuant to an engagement letter dated August 15, 2004, we retained JPMorgan as our financial advisor in connection with the proposed transaction and to render an opinion to our board of directors as to the fairness, from a financial point of view, to the holders of AMS common stock, of the consideration to be received by those holders in the merger. JPMorgan was selected by our board of directors based on JPMorgan's qualifications, reputation and substantial experience in transactions similar to the merger, as well as JPMorgan's familiarity with AMS. JPMorgan rendered its oral opinion to our board of directors on September 14, 2004 (as subsequently confirmed in writing on the same date) that, as of that date, the consideration to be received by the holders of AMS common stock in the merger was fair, from a financial point of view, to those holders.

        The full text of the opinion delivered by JPMorgan to our board of directors dated September 14, 2004, which sets forth the assumptions made, general procedures followed, matters considered, and limitations on the scope of the review undertaken by JPMorgan in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement.

        JPMorgan's opinion is directed to our board of directors and addresses only the fairness, from a financial point of view, to the holders of AMS common stock of the consideration to be received by those holders in the merger. JPMorgan's opinion does not constitute a recommendation to any AMS shareholder as to how to vote with respect to the proposed transaction. AMS shareholders are urged to read the JPMorgan opinion in its entirety. JPMorgan's opinion did not address the merits of the underlying decision by AMS to engage in the merger. This summary is qualified in its entirety by reference to the full text of such opinion. You are urged to read the full text of the opinion carefully and in its entirety.

        In arriving at its opinion, JPMorgan (a) reviewed a draft of the merger agreement dated September 13, 2004; (b) reviewed publicly available business and financial information concerning AMS and the industries in which it operates; (c) compared the proposed financial terms of the merger with the publicly available financial terms of transactions involving companies JPMorgan deemed relevant and the consideration received for such companies; (d) compared the financial and operating performance of AMS with publicly available information concerning other companies JPMorgan deemed relevant and reviewed the current and historical market prices of AMS common stock and publicly traded securities of the other companies; (e) reviewed internal financial analyses and forecasts prepared by the management of AMS relating to its business; and (f) performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purpose of the JPMorgan opinion.

        JPMorgan also held discussions with members of management of AMS with respect to aspects of the merger, the past and current business operations of AMS, the financial condition and future prospects and operations of AMS and other matters JPMorgan believed necessary or appropriate to JPMorgan's inquiry.

        In giving its opinion, JPMorgan has relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to JPMorgan by AMS or was otherwise reviewed by JPMorgan, and JPMorgan does not assume any responsibility or liability for such information. JPMorgan did not conduct any valuation or appraisal of any assets or liabilities nor was any such valuation or appraisal provided to JPMorgan. In relying on financial analyses and forecasts provided to JPMorgan by AMS, JPMorgan assumed that such analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of AMS to which the analyses or forecasts relate. JPMorgan also assumed that the merger and any related transactions would be completed as described in the merger agreement. JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan also assumed that the definitive merger agreement would not differ in any material respects from the draft of the merger agreement furnished to JPMorgan.

        JPMorgan's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, September 10, 2004 (except for in the case of the draft of the merger agreement, made available as of September 13, 2004). Subsequent developments may affect the JPMorgan opinion and JPMorgan does not have any obligation to update, revise or reaffirm its opinion. JPMorgan's opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of AMS common stock in the merger and JPMorgan expresses no opinion as to the underlying decision by AMS to engage in the merger.

        Although JPMorgan had discussions with representatives of two entities that made unsolicited inquiries (one of which is PacifiCare, with whom AMS entered into the merger agreement) and another entity that JPMorgan approached, JPMorgan noted that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of AMS or any other alternative transaction.

        The following is a brief summary of the material financial analyses performed by JPMorgan in connection with providing its opinion to our board of directors on September 14, 2004, as subsequently confirmed in writing on September 14, 2004. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the table without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

        Historical Stock Price Analysis.    JPMorgan reviewed the historical daily high and low trading prices of AMS common stock for the 52 weeks ending September 10, 2004. The analysis indicated that the high and low trading prices of AMS common stock for the 52 weeks ending September 10, 2004 were $27.76 and $19.75, respectively. The price of AMS common stock as of September 10, 2004 was $23.39, which was 84.3% of the 52 week high of $27.76.

        Comparison of Publicly Traded Companies.    Using AMS management forecasts, selected published Wall Street equity research estimates, public SEC filings and other publicly available information, JPMorgan compared financial information, ratios and public market multiples for AMS to corresponding measures for (a) four publicly traded insurance companies and (b) ten publicly traded managed care companies. The companies reviewed in connection with this analysis were:

Insurers
•	Universal American Financial Corp.	•	UICI
•	Assurant, Inc.	•	Ceres Group, Inc.
Managed Care
•	UnitedHealth Group Incorporated	•	Anthem, Inc.
•	Coventry Health Care, Inc.	•	Wellpoint Health Networks Inc.
•	Aetna Inc.	•	Humana Inc.
•	Sierra Health Services, Inc.	•	Health Net, Inc.
•	CIGNA Corporation	•	PacifiCare

        Although none of the selected companies is directly comparable to AMS, the companies included were chosen because they are publicly traded companies with operations that for purposes of the analysis may be considered similar to certain operations of AMS. The multiples and ratios of AMS and the selected companies were calculated using the closing prices of the common stock of AMS and the selected companies on September 10, 2004.

        JPMorgan calculated:

  •
  the firm values of AMS and the selected companies as multiples of the estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for the calendar year ending December 31, 2005 for AMS and the selected companies; and

  •
  the stock prices of AMS and the selected companies as multiples of the estimated earnings per share, or EPS, for the calendar year ending December 31, 2005 for AMS and the selected companies.

        The following table presents the summary results of this analysis:

Firm Value/2005E EBITDA

	Insurers	Managed Care	AMS
(based on management projections)
Median	7.1x	7.0x	6.2x
High	8.8x	9.5x	NA
Low	5.2x	5.3x	NA

Price/2005E EPS

	Insurers	Managed Care	AMS
(based on management projections)
Median	9.9x	11.4x	9.9x
High	10.7x	14.8x	NA
Low	8.7x	9.1x	NA

        Based on this analysis, JPMorgan selected a range of multiples of estimated 2005 EBITDA of 6.0x to 7.0x for AMS and a range of multiples of estimated 2005 EPS of 10.0x to 11.0x which implied a range of equity value per share of $21.25 to $26.00 for AMS (rounded to the nearest $0.25), based on 16.1 million fully diluted shares of AMS common stock outstanding, total debt of $30 million and management's estimates of AMS 2005 EBITDA and 2005 EPS of $61.9 million and $2.37, respectively.

        Selected Historical Transactions Multiples Analysis.    JPMorgan analyzed certain information relating to seven managed care mergers and acquisitions announced in the last four years. The transactions reviewed in connection with this analysis were:

Acquiror	Target	Date Announced
UnitedHealth Group Incorporated	Oxford Health Plans, Inc.	April 2004
Anthem, Inc.	WellPoint Health Networks Inc.	October 2003
UnitedHealth Group Incorporated	Mid Atlantic Medical Services, Inc.	October 2003
WellPoint Health Networks Inc.	Cobalt Corporation	June 2003
Anthem, Inc.	Trigon Healthcare, Inc.	April 2002
WellPoint Health Networks Inc.	CareFirst, Inc.	November 2001
WellPoint Health Networks Inc.	RightCHOICE Managed Care	October 2001

        Based on equity research, public SEC filings, and other publicly available information, JPMorgan calculated the (a) transaction values of the selected transactions as multiples of the latest twelve months, or LTM, EBITDA for the target companies in the selected transactions, (b) equity value of the target companies in the selected transactions as multiples of their net income and (c) long term growth rate for the target companies in the selected transactions based on public equity research estimates for the companies prior to the applicable announcement dates.

        The following table presents the summary results of this analysis:

	Transaction Value/ LTM EBITDA	Equity LTM	Value/Net Income 1-year Forward	Long Term Growth Rate
Mean (based on UnitedHealth Group Incorporated/Oxford Health Plans, Inc. and UnitedHealth Group Incorporated/Mid Atlantic Medical Services, Inc. transactions)	9.7x	15.3x	14.2x	13.8%
Offer (LTM EBITDA based on publicly filed AMS financials as of June 30, 2004)	9.8x	16.1x	13.8x	10.0%

        Based on this analysis, JPMorgan selected a range of multiples of LTM EBITDA of 9.0x to 10.0x for AMS and a range of multiples of LTM EPS of 14.0x to 16.0x which implied a range of equity value per share of $28.50 to $33.50 for AMS (rounded to the nearest $0.25), based on 16.1 million fully diluted shares of AMS common stock outstanding, total debt of $30 million and our management's estimates of our LTM EBITDA and LTM EPS of $56.8 million and $2.04, respectively.

        None of the companies or the selected transactions used in the above analysis is identical to AMS or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and the selected transactions and other factors that may have affected the selected transactions and/or affect the merger.

        Discounted Cash Flow Analysis.    JPMorgan calculated a range of discounted cash flows, or DCF, for AMS using projections based on management forecasts. This analysis was based on the sum of (a) the present value of projected, stand-alone, after-tax, unlevered free cash flows of AMS for fiscal periods from fiscal year 2004 through fiscal year 2012 and (b) the present value of the projected terminal value, based on an annual perpetuity revenue growth rate. JPMorgan calculated a range of values for AMS by utilizing discount rates ranging from 11% to 12% and perpetuity revenue growth rates ranging from 1.5% to 2.5% using a tax rate of 38%. Based on the forgoing calculations, JPMorgan derived a range of illustrative values on a firm value per share basis, as of September 10, 2004, of $27.00 to $32.50 per share of AMS common stock (rounded to the nearest $0.25) based on our management's forecasts, and assuming 16.1 million fully diluted shares of AMS common stock outstanding and total debt of $30 million. The illustrative per share values for AMS implied terminal value as multiples of AMS's estimated 2012 EBITDA were calculated to range from 5.5x to 6.8x.

        Miscellaneous.    Under the terms of a letter agreement, dated August 15, 2004, we engaged JPMorgan to act as our financial advisor in connection with the contemplated merger. Pursuant to the terms of the letter agreement, we agreed to pay JPMorgan a transaction fee, payable upon the completion of a transaction, in an amount equal to 1% of the consideration in the event that the aggregate per share consideration payable with respect to shares of AMS common stock in connection with the transaction is equal to or greater than $32.00. We agreed to pay JPMorgan a fee of $1 million upon the earlier of the public announcement of a transaction or the delivery by JPMorgan of its written opinion at our request, which fee shall be credited against any transaction fee payable to JPMorgan. We have also agreed to reimburse JPMorgan for its reasonable out-of-pocket expenses incurred in connection with the engagement, including the reasonable fees of its counsel and other professional advisors (not to exceed $90,000 without our prior consent) and to indemnify JPMorgan from and against certain liabilities, including liabilities under the federal securities laws.

        JPMorgan and its affiliates have in the past provided commercial banking and investment banking services to PacifiCare and may continue to do so, and have received, and may receive, fees for the rendering of such services. In particular, one of JPMorgan's affiliates is the agent bank under PacifiCare's primary credit facility. In addition, such JPMorgan affiliate has provided PacifiCare with a loan commitment to finance a portion of the consideration to be paid in the merger. In the ordinary course of JPMorgan's businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of AMS or PacifiCare or their affiliates for JPMorgan's own account or for the accounts of customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities.

        In connection with the review of the proposed transaction between AMS and PacifiCare by our board of directors, JPMorgan performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, JPMorgan considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, JPMorgan believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its analyses and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of JPMorgan with respect to the actual value of AMS.

        In performing its analyses, JPMorgan made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of JPMorgan and AMS. Any estimates contained in the analyses of JPMorgan are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of

JPMorgan of the fairness, from a financial point of view, of the consideration to be received by the holders of AMS common stock in the merger and were prepared in connection with the delivery by JPMorgan of its written opinion, dated September 14, 2004, to our board of directors. The consideration and other terms of the merger agreement were determined through arms' length negotiations between AMS and PacifiCare and were approved by our board of directors. The opinion of JPMorgan was one of many factors taken into consideration by our board of directors in making its determination to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Our board of directors selected JPMorgan as our financial advisor because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to this proposed transaction and because JPMorgan is familiar with AMS and AMS's business. As part of its investment banking and financial advisory business, JPMorgan is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Opinion of Houlihan Lokey

        Our board of directors retained Houlihan Lokey to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of AMS common stock in connection with the merger, the delivery of which opinion was contingent upon the delivery of the JPMorgan opinion. On September 14, 2004, Houlihan Lokey delivered its oral opinion (subsequently confirmed in writing) to our board of directors to the effect that, as of the date of the written opinion, on the basis of its analysis summarized below and subject to the limitations described below and in the written opinion, the consideration of $32.75 per share in cash to be received by holders of AMS common stock in the merger was fair, from a financial point of view, to those holders.

        The full text of Houlihan Lokey's written opinion, dated September 14, 2004, which is attached to this proxy statement as Annex C and incorporated by reference in this proxy statement, describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion. The opinion does not constitute a recommendation to our board of directors or any holder of AMS common stock whether or not to support the merger and does not constitute a recommendation to any holder of AMS common stock whether or not to vote in favor of or against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or any other matter related to the merger. The opinion is furnished for the benefit of our board of directors in evaluating the merger, and, by its terms, may not be relied upon by any other person without the written consent of Houlihan Lokey, except to the extent required by applicable law. The summary of Houlihan Lokey's opinion is qualified in its entirety by reference to the full text of such opinion. You are urged to read the opinion carefully and in its entirety.

        The Houlihan Lokey opinion does not address matters that require legal, accounting, insurance, tax or other professional advice, and the Houlihan Lokey opinion does not address: (a) the underlying business decision of any party to effect the merger; (b) the fairness of any portion or aspect of the merger not addressed in the opinion; (c) the realizable value of AMS common stock or the prices at which AMS common stock may trade; (d) the tax consequences of the merger to either AMS, our security holders, or any other party; (e) the solvency of any party, or the effect of the merger on the solvency of any person; or (f) whether any of our shareholders should vote in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or any other matter related to the merger.

        In connection with its opinion, Houlihan Lokey made such studies, reviews, analyses and inquiries as it had deemed necessary and appropriate under the circumstances. In arriving at its opinion, Houlihan Lokey, among other things:

  •
  reviewed our annual reports on Form 10-K for the fiscal years ended December 31, 2001 through 2003 and quarterly report on Form 10-Q for the quarter ended June 30, 2004 which our management has identified as being the most current financial information available;

  •
  met and/or spoke with certain members of our senior management to discuss our operations, financial condition, future prospects and projected operations and performance;

  •
  held discussions with advisors from JPMorgan regarding the process engaged in by us in connection with the merger;

  •
  reviewed certain multi-year forecasts and projections prepared by our management with respect to AMS;

  •
  reviewed a substantially final draft of the merger agreement dated September 13, 2004;

  •
  reviewed our management's presentation with respect to the merger dated August 2004;

  •
  reviewed JPMorgan's analyses on market multiples for the merger dated September 2004;

  •
  reviewed the minutes of meetings of our board of directors from 2001 through 2004;

  •
  reviewed JPMorgan's letter soliciting indications of interest in AMS sent to PacifiCare and the second publicly-traded managed care company;

  •
  reviewed PacifiCare's offer letter to AMS dated September 9, 2004;

  •
  reviewed the historical market prices and trading volume for AMS common stock and for certain companies that Houlihan Lokey considered comparable to us;

  •
  reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to us;

  •
  reviewed certain acquisition premiums paid in other transactions that Houlihan Lokey considered relevant to the merger; and

  •
  conducted other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

        In arriving at its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonably prepared and reflect the currently available estimates and reasonable judgments of our management of our future financial results and condition, and that there had been no material change in our assets, financial condition, business or prospects since the date of our most recent financial statements made available to Houlihan Lokey.

        Houlihan Lokey did not independently verify the accuracy and completeness of information that was publicly available or that we supplied to it with respect to AMS and did not assume any responsibility with respect to such information. Houlihan Lokey did not make any physical inspection or independent appraisal of any of our properties or assets. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by Houlihan Lokey at the date on which it delivered its opinion.

        In addition, Houlihan Lokey also assumed that the merger will be completed in all material respects as described in the draft merger agreement provided to Houlihan Lokey on September 13, 2004, and that the terms and conditions, taken as a whole, set forth in the merger agreement would not differ in any material respect from the draft merger agreement provided to Houlihan Lokey on September 13, 2004.

        In connection with rendering its opinion, Houlihan Lokey performed certain financial, comparative and other analyses as summarized below.

        Houlihan Lokey's analyses encompassed an independent analysis of the fairness of the transaction consideration received using several methodologies including (a) determining the range of fair market values of AMS common stock by application of the comparable transaction method and the DCF method and (b) comparing the range of market acquisition premiums to the premium paid in the proposed transaction by application of the market multiple method and the trading value method. Houlihan Lokey relied most on the comparable transaction and DCF methods to determine the range of fair market values of AMS common stock due to the fact that these methodologies reflect acquisitions of majority interests in companies.

        Comparable Transaction Methodology.    This method is used to determine the enterprise (debt and equity) or equity value of a going-concern. This methodology involved computing multiples of earnings and cash flow. Multiples used in this approach were determined by Houlihan Lokey through an analysis of transactions involving controlling interests in companies with general operations similar to our business operations.

        Houlihan Lokey reviewed nine acquisition transactions that it deemed comparable to the transaction between AMS and PacifiCare and for which public information was available. The nine transactions reviewed were:

Acquiror	Target	Date
HIP Health Plan of New York	ConnectiCare Holding Company, Inc.	June 2004
UnitedHealth Group Incorporated	Oxford Health Plans, Inc.	April 2004
MultiPlan, Inc.	BCE Emergis Corporation (U.S. health unit of BCE Emergis Inc.)	January 2004
Anthem, Inc.	WellPoint Health Networks Inc.	October 2003
UnitedHealth Group Incorporated	Mid Atlantic Medical Services, Inc.	October 2003
UnitedHealth Group Incorporated	Golden Rule Insurance Company	September 2003
Wellpoint Health Networks Inc.	Cobalt Corporation	June 2003
Ardent Health Services	Lovelace Health Systems (unit of CIGNA Corporation)	July 2002
Anthem, Inc.	Trigon Healthcare, Inc.	April 2002

        These transaction prices exhibited median multiples of enterprise value to LTM revenues of 0.73x, enterprise value to LTM earnings before interest, taxes, depreciation and amortization, or EBITDA, of 9.8x and common equity value to net income of 21.3x. Among other considerations, Houlihan Lokey considered differences in size, profitability and product mix in selecting the multiples to value our enterprise and equity which were slightly below the median as follows:

  •
  Enterprise value to Revenue: 0.45 – 0.55x Revenue;

  •
  Enterprise value to EBITDA: 8.0 – 9.0x EBITDA; and

  •
  Equity value to Net Income: 19.0 – 21.0x Net Income.

        Because of the differences among the assets and liabilities reflected on balance sheets of comparable targets and AMS, these multiples excluded cash and investments in excess of medical claims liabilities and debt for both the targets in the comparable transactions and AMS. Therefore, Houlihan Lokey's final determination of the range of fair market values of AMS common stock when considered with all relevant methods, was adjusted for the cash and investments, medical claims liabilities and debt.

        In performing its analysis, Houlihan Lokey considered that the merger and acquisition transaction environment changes over the course of time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction considered in the analysis described above was directly comparable to AMS. Accordingly, Houlihan Lokey also made qualitative assessments in determining the appropriate range of multiples to apply to our results.

        Discount Cash Flow Methodology.    The DCF methodology is another method for determining the enterprise value of a going concern. The DCF method determines the present value of the expected future cash flows of AMS, based on our expectations of short-term and long-term growth, discounted at a risk-adjusted rate of return that investors in AMS could expect based on alternative investment opportunities.

        In conducting its DCF analysis for AMS, Houlihan Lokey used certain financial projections prepared by our management with respect to the five fiscal years ending December 31, 2004 through 2008. Houlihan Lokey determined our enterprise value by first deriving adjusted free cash flow (by adjusting earnings before interest and taxes, for taxes, capital expenditures, working capital requirements, depreciation and amortization) and discounting this free cash flow to the present value. Houlihan Lokey applied discount rates ranging from 12.0% to 16.0% to the projected adjusted free cash flows. The discount rates used in the DCF analysis were calculated based on, among other factors, an analysis of our weighted average cost of capital and the weighted average cost of capital of comparable public companies. A terminal value beyond the projection period was determined using two methods: (a) using a growing perpetuity model and long-term growth estimates from 1% to 3% and (b) using exit multiples of EBITDA ranging from 6x to 8x. Both methods discounted the terminal value back to present value at the relevant discount rates ranging from 12% to 16%. Both the discounted interim cash flows and discounted terminal value were added together to develop enterprise value ranges for AMS which, when considered with all relevant methods, were adjusted for the cash and investments, medical claims, liabilities and debt to arrive at the equity value ranges described in "— Determination of the Range of Per Share Values" beginning on page 35 of this proxy statement.

        Market Multiple Methodology.    The market multiple methodology is a valuation methodology in which our enterprise or equity value, or EV, is determined based upon the trading multiples of comparable public companies. This approach involved the multiplication of our LTM, next fiscal years', or NFY, and next fiscal years' plus one, or NFY + 1, revenues, EBITDA and net income by appropriate risk-adjusted multiples. Multiples were determined by Houlihan Lokey through an analysis of certain publicly-traded companies, which were selected on the basis of operational, economic and market similarities with AMS and AMS's business operations. The six comparable companies selected are Sierra Health Services, Inc., Wellchoice Inc., Humana Inc., Health Net, Inc., Aetna Inc. and PacifiCare. The median revenue, EBITDA and net income multiples for the comparable companies are as follows:

Comparable Companies' Median Multiples

Median Multiples	EV/Revenue	EV/EBITDA	Equity/Net Income
LTM	0.29x	6.5x	15.6x
NFY	0.28x	5.2x	12.2x
NFY + 1	0.26x	4.6x	11.1x

        Among other considerations, Houlihan Lokey considered differences in size, historical and forecast growth expectations, profitability, leverage and asset utilization in selecting the multiples to apply to AMS. Houlihan Lokey's multiples selected were close to the median multiples as follows:

•	EV/Revenue Range:	0.25x – 0.40x Revenue;
•	EV/EBITDA Range:	4.0x – 6.0x EBITDA; and
•	Equity/Net Income Range:	11.0x – 17.0x Net Income.

        A comparative risk analysis between AMS and the public companies formed the basis for the selection of appropriate risk adjusted multiples for AMS. The risk analysis incorporates both quantitative and qualitative risk factors which relate to, among other things, the nature of the industry in which AMS and other comparable companies are engaged.

        Because of the differences among the assets and liabilities reflected on balance sheets of comparable companies and AMS, these multiples excluded cash and investments in excess of medical claims liabilities and debt for both the comparable public companies and AMS. Therefore, Houlihan Lokey's final determination of the range of fair market value of AMS common stock included additions for our cash and investments and reductions for our debt and medical claims liabilities.

        In performing its analysis, Houlihan Lokey considered that this method represents minority equity interests in public companies and may not reflect acquisition premiums often paid in majority transactions. Therefore, the values derived from this method were compared to our transaction multiples in considering the control premium offered.

        There are inherent differences between our businesses, operations and prospects and the comparable companies used in the market multiple analysis. Accordingly, Houlihan Lokey believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between our financial and operating characteristics and the comparable companies that would, in Houlihan Lokey's opinion, affect the public market valuation of such companies.

        Trading Value Methodology.    Under the trading value methodology, Houlihan Lokey multiplied AMS's stock price by the number of diluted shares outstanding to derive the market value of our equity. This value, implied by AMS's stock price, does not appear to reflect the acquisition premium offered and typically paid in control transactions. The acquisition premium based on this transaction represents a 40.9% premium to the closing share price of AMS common stock on September 13, 2004. The range of merger and acquisition premiums for five comparable transactions for which information was publicly available was 16.0% to 35.5%.

        Determination of the Range of Per Share Values.    Houlihan Lokey determined that the range of fair market values of AMS common stock as determined by these methods as of September 14, 2004 is approximately $447.5 million to $512.5 million. On a per share basis, the range of fair market values equates to $29.20 per share to $33.40 per share.

        Determination of Fairness.    After determining our equity value, and after consideration of multiples and premiums paid in comparable transactions, Houlihan Lokey noted that the consideration of $32.75 per share is within the range of the indications of value that are the result of Houlihan Lokey's analyses. Accordingly, Houlihan Lokey determined that as of September 14, 2004 the consideration to be received by the holders of AMS common stock in the merger was fair, from a financial point of view, to those holders.

        Houlihan Lokey was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of AMS. Furthermore, Houlihan Lokey had not negotiated the merger or advised us with respect to alternatives to it. Although the delivery of the Houlihan Lokey opinion was contingent on the conclusions of the JPMorgan opinion, Houlihan Lokey arrived at its conclusions independently.

        The consideration and other terms of the merger agreement were determined through arms' length negotiations between AMS and PacifiCare and were approved by our board of directors. The opinion of Houlihan Lokey was one of many factors taken into consideration by our board of directors in making its determination to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Miscellaneous.    Our board of directors retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with mergers, acquisitions, recapitalizations and similar transactions, particularly with respect to the health care industry. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business valuations and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

        As compensation to Houlihan Lokey for its services in connection with the merger, we agreed to pay Houlihan Lokey an aggregate fee of $300,000, plus reasonable out-of-pocket expenses not to exceed $30,000 without our prior written consent. In the event that within 60 days of the date of Houlihan Lokey's opinion, our board of directors requests Houlihan Lokey to deliver an additional or updated opinion with respect to the merger, we will pay Houlihan Lokey an additional fee of $150,000 for such updated or additional opinion. No portion of Houlihan Lokey's fee or its right to expense reimbursement is contingent upon the completion of the merger or the conclusions reached in the opinion. We also agreed to indemnify and hold harmless Houlihan Lokey and related persons, from and against certain liabilities, including liabilities under federal securities laws arising in connection with the engagement of Houlihan Lokey.

        The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at the fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. Houlihan Lokey's opinion is not based on any one of the analyses conducted and in arriving at its opinions, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth in this proxy statement must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in its fairness opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to AMS, PacifiCare, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or their securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Interests of AMS's Directors and Executive Officers in the Merger

        In considering our board of directors' recommendation to our shareholders that they approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, you should be aware that a number of our directors and executive officers have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our shareholders generally. Such interests relate to, or arise from, among other things:

  •
  the ability of our directors and executive officers who hold AMS stock options either to (1) surrender each option, whether or not vested, and receive cash in the amount by which $32.75 exceeds the per share option exercise price, multiplied by the number of shares subject to the option or (2) convert such options into PacifiCare stock options upon the same terms and conditions as were in effect immediately prior to the merger, except that the number of shares subject to the PacifiCare options and the exercise price of the PacifiCare options will be adjusted based on the ratio of $32.75 to the average per share closing price of PacifiCare common stock for the ten trading days ending on the trading day immediately prior to completion of the merger;

  •
  immediately prior to completion of the merger, our directors and executive officers who hold deferred stock, deferred stock units and/or restricted stock, whether vested or unvested, will receive $32.75 in cash for each share or unit, as applicable, underlying the award or benefit;

  •
  each of our executive officers will be entitled to receive severance if, within two years following the merger, his employment is terminated by AMS without cause or he voluntarily terminates his employment for good reason; and each of our executive officers may be provided, as a result of the merger, with good reason to terminate employment because of, among other things, a material change to his duties, functions or responsibilities;

  •
  our executive officers will receive pro rata cash bonuses immediately prior to completion of the merger if the merger occurs in 2004; and

  •
  the merger agreement provides for the continued indemnification of our current directors and executive officers and continuation of directors' and officers' liability insurance coverage for six years after the completion of the merger.

        All such additional interests are described below, to the extent material, and, except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of holders of AMS common stock generally. Our board of directors was aware of these interests and considered them, among other matters, in unanimously approving and adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Employment Agreement with Mr. Miller.    Mr. Miller is a party to an employment agreement with AMS dated as of September 28, 2000, as amended, which will renew on January 1, 2005 for an additional year. Under this agreement, Mr. Miller serves as our chief executive officer and the chairman of our board of directors. The merger will constitute a change of control under Mr. Miller's employment agreement. Mr. Miller's employment agreement provides that if, prior to the second anniversary of a change of control, (a) Mr. Miller is terminated by AMS other than for cause, death or disability or (b) Mr. Miller terminates his employment for "good reason" (as defined in Mr. Miller's employment agreement, which includes a material modification of his duties, functions or responsibilities without his consent), Mr. Miller will receive a lump sum payment equal to three times the sum of (1) the higher of his current salary or average salary for the prior two years and (2) the higher of his target bonus for the year of employment termination or annual bonus received for the prior year. If Mr. Miller terminates employment in 2004, this payment would be approximately $3.6 million. In addition to severance, Mr. Miller will receive a payment equal to his target bonus for the year of employment termination pro-rated for the portion of the year prior to termination if the termination occurs after 2004 (for 2004, pro rata bonuses will be paid as described below under "Executive Management Incentive Program and 2004 Interim Performance Award Plan"); health, dental, long-term disability and life insurance coverage for three years; and a "gross up" payment to hold him harmless from any "golden parachute" excise taxes incurred by him in respect of any payments or benefits received from AMS (however, if a 10% reduction in the value of Mr. Miller's benefits would not subject Mr. Miller to excise tax, Mr. Miller's benefits would be reduced and no gross-up payment would be payable to him). Given that some portion of Mr. Miller's duties, functions and responsibilities relate to the fact that he is the chief executive officer and chairman of the board of directors of a public company, and, as a result of the merger, AMS will no longer be a public company, it is expected that Mr. Miller will have good reason to terminate his employment following the merger.

        Pursuant to an amendment to Mr. Miller's employment agreement entered into on September 15, 2004, AMS agreed (a) not to issue a notice of intention not to renew such agreement prior to its annual renewal on January 1, 2005, (b) the three year health, dental, long-term disability and life insurance protection continuation will be provided pursuant to individual health, dental, long-term disability and life insurance policies, (c) any gross-up payment would be made when the excise tax is incurred and (d) upon the assumptions to be used in calculating any gross-up payment.

        Change of Control Severance Benefit Plan.    Clifford A. Bowers, John R. Lombardi, James C. Modaff, Mr. Moore, John R. Wirch and Thomas G. Zielinski participate in the American Medical Security Group, Inc. Change of Control Severance Benefit Plan, as amended, or the severance plan. The merger will constitute a change of control under the severance plan. Benefits would be payable under the severance plan to a participant if, prior to the second anniversary of the change of control, (a) the participant's employment is terminated by AMS, except for "cause" (as defined in the severance plan), death or disability or (b) the participant voluntarily terminates employment with "good reason" (as defined in the severance plan, which includes a material modification, without the consent of a participant to his duties, functions or responsibilities). Severance plan benefits for each of Messrs. Lombardi, Modaff, Moore and Zielinski include a lump sum payment equal to three times the sum of (1) the higher of his current salary or average salary for the prior two years and (2) the higher of his target bonus for the year of employment termination or annual bonus received for the prior year. If each officer were to terminate employment in 2004, Messrs. Lombardi, Modaff, Moore and Zielinski would receive payments of approximately $1.4 million, $1.6 million, $976,000 and $1.6 million, respectively. Severance plan benefits for Messrs. Bowers and Wirch include a lump sum payment equal to one and one-half times the sum of (A) the higher of his current salary or average salary for the prior two years and (B) the higher of his target bonus for the year of employment termination or annual bonus received for the prior year. In addition to severance, each participant will receive (x) an amount equal to the participant's target bonus for the year of employment termination pro-rated for the portion of the year prior to termination if the termination occurs after 2004 (for 2004, pro rata bonuses will be paid as described below under "Executive Management Incentive Program and 2004 Interim Performance Award Plan"); (y) health, dental, long-term disability and life insurance coverage for the same periods of time; and (z) an excise tax gross-up under the same terms and conditions as provided for under Mr. Miller's employment agreement. In the event the participant qualifies for severance benefits under any other agreement with AMS, benefits payable under the severance plan are reduced by the amount of the benefits paid pursuant to the other agreement. Given that some of the duties, functions and responsibilities of some of our executive officers relate to the fact they are executive officers of a public company, and, as a result of the merger, AMS will no longer be a public company, certain of such officers may have good reason to terminate employment following the merger. Any determination of whether good reason exists under the severance plan with respect to such executive officers will depend on the specific facts and circumstances of such person's employment relationship with AMS as a result of the merger. At the time the parties entered into the merger agreement, the severance plan was amended so that the plan only applies to the first change of control of AMS and so that no amendment to the plan that is adverse to any participant will be effective until two years after the amendment. The plan previously permitted amendments to be effective after one year. The effect of this amendment is to protect the severance benefits of all participants who terminate employment without cause or for good reason within two years after the completion of the merger. Pursuant to this amendment, (a) the health, dental, long-term disability and life insurance protection continuation will be provided pursuant to individual policies and (b) the timing of the payment of, and the assumptions utilized in the calculation of, the gross-up payments were modified.

        Executive Management Incentive Program and 2004 Interim Performance Award Plan.    AMS's executive officers are eligible for annual cash bonuses under the Executive Management Incentive Program and the Executive Management 2004 Interim Performance Award Plan. Pursuant to the merger agreement, if the merger occurs in 2004, we will pay pro rata bonuses (based on the number of months completed in the year and projected performance to the end of the calendar year 2004) under our Executive Management Incentive Program and the Executive Management 2004 Interim Performance Award Plan. In addition, if the merger closes in 2004, and an employee continues to be employed from the effective date of the merger until the end of 2004, we will also pay that employee bonuses for the period in 2004 that follows the merger. In the absence of the provision in the merger agreement that provides for pro rata payments, each executive officer would have received a pro rata bonus at a target level pursuant to the severance plan (or, in the case of Mr. Miller, his employment agreement), if his employment terminated without cause or for good reason prior to the end of 2004.

        The following table sets forth an estimate of each pro rata bonus that our executive officers would receive under the Executive Management Incentive Program and the Executive Management 2004 Interim Performance Award Plan, if the merger is completed on December 1, 2004. Actual pro rata bonus amounts may be greater or less than estimated.

Name	Executive Management Incentive Program ($)	Executive Management 2004 Interim Performance Award Plan ($)
Samuel V. Miller	673,750	529,380
James C. Modaff	282,150	228,690
Thomas G. Zielinski	282,150	228,690
John R. Lombardi	270,830	219,510
Timothy J. Moore	163,660	113,940
John R. Wirch	98,180	51,430
Clifford A. Bowers	83,160	36,300

        Stock Options.    Each of our directors and executive officers holds options to acquire shares of AMS common stock. See "Securities Ownership of Certain Beneficial Owners and Management" beginning on page 58 of this proxy statement. If an option holder provides his consent, such option holder will receive, at the time of completion of the merger, an amount in cash equal to the excess of $32.75 per share subject to each option (whether or not vested) then outstanding over the per share exercise price for the option, multiplied by the number of shares subject to the option and his options will automatically be canceled. If an option holder does not provide his consent, all of such option holder's options will instead be converted into options to purchase shares of common stock of PacifiCare upon the same terms and conditions as were in effect immediately prior to completion of the merger, except that the number of shares of PacifiCare common stock subject to the option and the exercise price of the option will be equitably adjusted based on the ratio of (a) $32.75 to (b) the average of the per share closing trading price of PacifiCare common stock for the ten trading days ending on the trading day immediately prior to completion of the merger.

        If an option holder receives PacifiCare stock options in respect of his AMS stock options and such option holder incurs a "qualifying separation" (as defined in our Equity Incentive Plan) within a certain period following the merger (six months for non-employee directors, two years for executive officers and one year for other option holders), the PacifiCare stock options he holds that are not then vested will become vested upon such a termination because stock options that we have granted that do not automatically vest as a result of the merger provide for this protection. In connection with the negotiation of the merger agreement, PacifiCare and AMS agreed that unvested AMS stock options held by option holders who consented to a cash-out would be cashed-out at the time of completion of the merger, notwithstanding that such stock options were unvested. Absent such agreement, unvested AMS options would have been converted into unvested PacifiCare options which would have been subject to continued service for vesting purposes, but with accelerated vesting upon a qualifying separation within the applicable period following the merger.

        Each of our directors and executive officers has consented to the cancellation of his options in exchange for the cash payment set forth in the applicable table below. Of the total number of unvested stock options for each of our executive officers shown in the table below, a total of 181,625, 56,875, 56,875, 56,250, 28,250, 13,500 and 9,250 stock options held by Messrs Miller, Modaff, Zielinski, Lombardi, Moore, Wirch and Bowers, respectively, would be subject to a continued vesting requirement if such options were converted into PacifiCare stock options.

        The following table sets forth, as of October 27, 2004, the number of stock options to acquire shares of AMS common stock held by individuals who have served as executive officers of AMS since the beginning of 2003.

Name	Vested Options(#)	Weighted Average Exercise Price($)	Unvested Options(#)	Weighted Average Exercise Price($)	Total Cash Value of Options($)
Samuel V. Miller	816,193	11.1193	231,625	11.6731	22,536,717
James C. Modaff	234,875	8.9243	70,625	11.1242	7,123,387
Thomas G. Zielinski	216,875	8.3304	70,625	11.1242	6,823,325
John R. Lombardi	18,750	14.6700	56,250	14.6700	1,356,000
Timothy J. Moore	110,611	10.9914	33,250	11.4405	3,115,283
John R. Wirch	47,750	8.0607	17,250	10.9408	1,555,125
Clifford A. Bowers	33,250	7.9864	11,750	11.0146	1,078,780
Timothy O'Keefe*	0	—	0	—	—
*
Mr. O'Keefe ceased employment on April 6, 2004 and he does not hold any AMS stock options.

        The following table sets forth, as of October 27, 2004, the number of stock options to acquire shares of AMS common stock held by individuals who have served as non-employee directors of AMS since the beginning of 2003.

Name	Vested Options(#)	Weighted Average Exercise Price($)	Unvested Options(#)	Weighted Average Exercise Price($)	Total Cash Value of Options($)
Roger H. Ballou	15,899	9.7562	7,134	12.8361	507,644
W. Francis Brennan	7,566	11.4425	7,134	12.8361	303,278
Mark A. Brodhagen	12,566	9.1029	7,134	12.8361	439,216
Louis C. Fornetti	1,666	21.8000	3,334	21.8000	54,750
Edward L. Meyer, Jr.	12,566	9.1029	7,134	12.8361	439,216
Michael T. Riordan	38,566	7.3303	7,134	12.8361	1,122,403
H.T. Richard Schreyer	12,566	9.1029	7,134	12.8361	439,216
Frank L. Skillern	22,566	8.4064	7,134	12.8361	691,403
J. Gus Swoboda	38,566	7.3303	7,134	12.8361	1,122,403
Eugene A. Menden*	45,700	8.1898	0	—	1,122,403
William R. Johnson*	40,700	7.9367	0	—	1,009,903
James C. Hickman*	0	—	0	—	—
*
Messrs. Johnson and Hickman retired as directors on May 21, 2003 and Mr. Menden retired as a director on May 18, 2004.

        Restricted Stock.    Each non-employee director currently serving on our board of directors holds 2,300 shares of restricted stock under the 1993 Equity Incentive Plan. Pursuant to the merger agreement, each restricted stock award will be canceled immediately prior to completion of the merger in exchange for a cash payment equal to the product of $32.75 and the number of shares underlying the award.

        Miller Deferred Stock Agreement.    Pursuant to a Deferred Stock Agreement, dated November 17, 1998, AMS has an obligation to issue 73,506 shares of common stock to Mr. Miller on January 2nd of the year following his termination of employment. Mr. Miller is fully vested in his right to receive these shares. Pursuant to a September 15, 2004 amendment to the agreement, Mr. Miller's right to receive his deferred shares will be canceled immediately prior to completion of the merger in exchange for a cash payment equal to the product of $32.75 and the number of his deferred shares (which totals $2,407,321.50).

        Directors' Deferred Compensation Plan.    AMS's Directors Deferred Compensation Plan allows directors who are participants in the plan to defer their retainer fees and meeting fees into deferred compensation units. Pursuant to the merger agreement, each deferred stock unit will be canceled immediately prior to completion of the merger in exchange for a cash payment equal to the product of $32.75 and the number of shares underlying the deferred stock units. As of October 27, 2004, Mr. Ballou held 3,621.81 units and Mr. Schreyer held 5,181.60 units.

        Indemnification and Insurance.    In the merger agreement, PacifiCare has agreed that from and after the effective time of the merger, it will cause AMS, as the surviving corporation, to indemnify, defend and hold harmless each person who is or was prior to the effective time of the merger, a director or officer of AMS or any of AMS's subsidiaries from and against all losses, liabilities and certain settlement amounts that are paid or incurred in connection with any pending, threatened or completed claim or action that is based on the fact that such indemnified party is or was a director or officer of AMS or any of AMS's subsidiaries or based on the merger agreement or the transactions contemplated by the merger agreement, to the fullest extent a corporation is permitted under applicable law to indemnify its own directors or officers, subject to certain limitations. In addition, to the extent that any person is, by reason of the fact that such person is or was prior to the effective time of the merger, by reason of such person being a director or officer of AMS or any of AMS's subsidiaries, a witness in a claim or action to which such person is not a party, such person will be indemnified and held harmless against all costs and expenses in connection with such claim or action.

        The merger agreement provides that for a period of six years after the effective time of the merger, PacifiCare will cause to be maintained in effect the directors' and officers' liability insurance policies maintained by AMS (provided that PacifiCare may substitute certain "tail" or other policies) with respect to claims arising from or related to facts or events that occurred at or before the effective time of the merger; however, PacifiCare will not be obligated to make annual premium payments for such insurance policies to the extent such premiums exceed 300% of the annual premiums paid by AMS as of September 15, 2004. If such insurance coverage can only be obtained at an annual premium in excess of that amount, PacifiCare will obtain and maintain one or more policies with the greatest coverage available for an annual premium equal to that amount.

Certain Relationships Between AMS and PacifiCare

        Except as discussed below, there are no present or proposed material agreements, arrangements, understandings or relationships between AMS or any of our executive officers, directors, controlling persons or subsidiaries, on the one hand, and PacifiCare, Ashland Acquisition or any of their respective executive officers, directors, controlling persons or subsidiaries, on the other hand, other than in respect of the merger agreement. Executive officers of PacifiCare have engaged in preliminary discussions with Mr. Miller regarding employment arrangements with Mr. Miller and certain other current executive officers of AMS following completion of the merger. The terms and conditions of these potential employment arrangements have not been finalized and will be subject to further negotiation and any terms and conditions set forth in any agreement between PacifiCare or any affiliate of PacifiCare and each such executive officer. There can be no assurance that PacifiCare or any affiliate of PacifiCare and any such executive officer will enter into any agreement regarding employment with PacifiCare or any affiliate of PacifiCare following completion of the merger.

Amendment to Rights Agreement

        AMS entered into a rights agreement, dated as of August 9, 2001, with Firstar Bank, N.A. (with LaSalle Bank National Association, as successor rights agent) in order to protect our shareholders from coercive or otherwise unfair takeover tactics. In general, the rights agreement imposes a significant economic penalty upon any person or group that acquires 16% or more of the outstanding shares of AMS common stock. As required by the merger agreement, on September 15, 2004, we amended the rights agreement to, among other things, render the rights inapplicable to the merger and the other transactions contemplated by the merger agreement and to cause the rights agreement to terminate immediately prior to the completion of the merger.

Appraisal Rights

        Holders of AMS common stock who dissent to the merger will not have the right to an appraisal of the fair value of their shares. Under the Wisconsin Business Corporation Law, unless a company's articles of incorporation provide otherwise or the transaction includes certain business combinations with significant shareholders, appraisal rights do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotations system on the record date. AMS's common stock is currently listed on the NYSE.

Merger Financing; Source of Funds

        PacifiCare has represented to us, in the merger agreement, that it will have sufficient funds on-hand and available through existing liquidity facilities to complete the transactions contemplated by the merger agreement. The merger is not conditioned upon PacifiCare obtaining financing from any outside sources.

Material U.S. Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the merger to shareholders of AMS whose shares of AMS common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code, or the Code, and treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, including: non-U.S. persons, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, pass-through entities and investors in such entities, shareholders who hold their shares of AMS common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or shareholders who acquired their shares of AMS common stock upon the exercise of employee stock options or otherwise as compensation.

        The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. A shareholder will be treated for U.S. federal income tax purposes as if the shareholder had sold its shares to PacifiCare for cash. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder's adjusted tax basis in the shares of AMS common stock exchanged therefor.

        Gain or loss must be calculated separately for each block of AMS common stock exchanged for cash in the merger. If shares of AMS common stock are held by a shareholder as capital assets, gain or loss recognized by the shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder's holding period for the shares of AMS common stock exceeds one year. Capital gains recognized by an individual upon a disposition of a share of AMS that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses.

        A shareholder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) that exchanges shares of AMS common stock may be subject to backup withholding at a rate of 28% unless the shareholder provides the shareholder's taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each shareholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders following completion of the merger so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

        THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE OF THIS PROXY STATEMENT AND IS SUBJECT TO CHANGE WITH POTENTIAL RETROACTIVE EFFECT. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

AMS Financial Projections

        AMS does not, as a matter of course, make public forecasts or projections as to future financial data or performance. However, in connection with its discussions with PacifiCare and the second and third publicly-traded managed care companies, management of AMS provided certain projections of AMS's future financial performance to such entities, including those set forth below. The projections set forth below are included in this proxy statement only because this information was provided to such entities. The projections described below were prepared by management of AMS and were not prepared with a view towards public disclosure. The projections do not purport to present AMS's operations in accordance with generally accepted accounting principles, reflect certain adjustments made by our management, and our independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. AMS's internal financial forecasts (upon which the projections provided to such entities were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and industry, business, economic, regulatory and political developments. The projections also reflect numerous assumptions made by our management with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond AMS's control. Accordingly, there can be no assurance that the financial projections will prove accurate. In addition, the projections do not consider the effect of any future combination of AMS's businesses with the businesses conducted by PacifiCare. See "Forward-Looking Information" beginning on page 11 of this proxy statement. The projections should be read together with the financial statements of AMS filed with the SEC. See "Where You Can Find More Information" beginning on page 60 of this proxy statement.

        Set forth below is a summary of certain projected financial data for AMS prepared by AMS's management and provided to such entities. The projections assume that:

  •
  most sales growth will be from MedOne products;

  •
  lapse rates will be consistent with prior experience;

  •
  the claims cost trend will be slightly down from the current level; and

  •
  the profit margin will be consistent with the current level.

        The financial projections prepared by AMS, and provided to such entities, forecast adjusted net income of $31.5 million for 2004, $34.1 million for 2005 and $37.5 million for 2006, respectively.

        In addition, AMS prepared, and provided to such entities, the following projections:

Projected Financial Performance

	2004 Estimated	2005 Estimated	2006 Estimated
Revenue (U.S.$ millions)	$744	$799	$876
% Growth	0.0%	7.4%	9.6%
Inforce Medical Membership (thousands)	323	338	356
% Growth	1.2%	4.8%	5.1%
Medical & Other Benefits (U.S.$ millions)	$475	$510	$557
% of Revenue	63.8%	63.8%	63.6%
Selling, General and Administrative Expense (U.S.$ millions)	$217	$234	$258
% of Revenue	29.2%	29.2%	29.5%
Pre-Tax Income (U.S.$ millions)	$50.1	$54.2	$59.5
% Growth	9.3%	8.2%	9.8%
Diluted Shares (millions)	14.6	14.4	14.4
Earnings per share (U.S.$)	$2.15	$2.37	$2.60

         The projections described above were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts or projections. These projections are forward-looking statements and are based on expectations and assumptions at the time they were prepared by our management. The projections described above involve risks and uncertainties that could cause actual outcomes and results to differ materially from such expectations. These risks and uncertainties include those found in documents filed by AMS with the SEC or in other publicly disseminated written documents and the ability to implement growth and other strategies. There can be no assurance that the assumptions and adjustments made in preparing the projections described above will prove accurate, or that the projections will be realized. Generally, the later the period to which projections relate, the more unreliable those projections become due to the difficulty in making accurate predictions of future events. It is to be expected that there will be differences between actual and forecasted results, and actual results may be materially greater or less than those contained in the projections described above. The inclusion of these projections should not be regarded as an indication that AMS or PacifiCare, or their respective affiliates or representatives, considered or consider such data to be a reliable prediction of future events, and such data should not be relied upon as such. None of AMS, PacifiCare or any of their respective affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of AMS compared to the information contained in the projections, and none of them intends to provide any update or revision of the projections, except as required by applicable law.

Regulatory Matters

        Antitrust.    The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the FTC and the Antitrust Division of the DOJ, and specified waiting period requirements have been satisfied. Each of AMS and PacifiCare filed the required notification and report forms with the FTC and the Antitrust Division of the DOJ on October 5, 2004. The applicable waiting period will begin on the date of filing by both parties and will expire 30 days thereafter (or on the next regular business day if the 30th day falls on a Saturday, Sunday or legal public holiday), unless the waiting period is earlier terminated or extended by a request for additional information, in which case the waiting period will expire 30 days after substantial compliance by both parties with respect to the request for additional information, or on the next regular business day if the 30th day falls on a Saturday, Sunday or legal public holiday.

        At any time before or after completion of the merger, the FTC or the Antitrust Division of the DOJ may, however, challenge the merger on antitrust grounds. Private parties could take action under the antitrust laws, including seeking an injunction prohibiting or delaying the merger, divestiture or damages under certain circumstances. Additionally, at any time before or after the completion of the merger, notwithstanding expiration or early termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, AMS and PacifiCare will prevail.

        Insurance Regulatory Matters.    Pursuant to the Wisconsin and Georgia insurance laws, and in order to complete the merger, each of the Wisconsin Office of the Commissioner of Insurance and the Georgia Department of Insurance must approve PacifiCare's acquisition of control of AMS's insurance subsidiary domiciled in each such state. To obtain these approvals, on September 30, 2004, PacifiCare filed Form A "Statements Regarding The Acquisition Of Control Of Or Merger With A Domestic Insurer" or similar applications as required by law with the Wisconsin Office of the Commissioner of Insurance and the Georgia Department of Insurance. Before PacifiCare's Form A acquisition of control filings can be approved in each of Wisconsin and Georgia, the Wisconsin Office of the Commissioner of Insurance and the Georgia Department of Insurance, respectively, hold public hearings on such applications. There can be no assurance that any of these governmental entities will grant the necessary approvals or consents in order for the merger to be completed.

        General.    It is possible that one or more of the governmental entities with which filings are made may seek various regulatory concessions or impose conditions for granting approval of the merger. There can be no assurance that AMS or PacifiCare will agree to any such concessions or will be able to satisfy or comply with any such conditions or be able to cause their respective subsidiaries to agree to any such concessions or satisfy or comply with any such conditions. See "The Merger Agreement — Conditions to the Merger" beginning on page 54 of this proxy statement.

THE MERGER AGREEMENT

        The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex A. We urge you to read the merger agreement carefully and in its entirety because it, not the proxy statement, is the legal document that governs the merger.

Form of the Merger

        The merger agreement provides for the merger of PacifiCare's wholly-owned subsidiary, Ashland Acquisition, with and into AMS, following the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the requisite vote of our shareholders and the satisfaction or waiver, to the extent permitted, of the other conditions to the merger. Following the merger, AMS will be the surviving corporation and a wholly-owned subsidiary of PacifiCare and will continue to be governed by the Wisconsin Business Corporation Law. PacifiCare, as the sole shareholder of AMS following the merger, will have the corporate power and authority to control all aspects of the corporate and business affairs of AMS following the merger.

Effective Time of the Merger

        The merger will become effective upon the filing of the articles of merger with the Department of Financial Institutions of the State of Wisconsin or at such later time as is agreed upon by PacifiCare and AMS and specified in the articles of merger, which date may not be more than 90 days after the articles of merger are received for filing. The filing of the articles of merger will occur as soon as reasonably practicable on the date the merger is completed. Although we expect to complete the merger as soon as reasonably practicable after the special meeting and the receipt of any required regulatory approvals or consents, we cannot assure you that the conditions to the merger will be satisfied (or waived, to the extent permitted) or, if satisfied or waived, the date by which they will be satisfied or waived. In addition, because the merger is subject to closing conditions, including the approval of a number of regulatory agencies, including the Antitrust Division of the DOJ, the FTC and certain state departments of insurance, we cannot predict the exact timing of the effective time of the merger. See "— Conditions to the Merger" beginning on page 54 of this proxy statement.

Merger Consideration

        At the effective time of the merger, each outstanding share of AMS common stock (other than shares held by AMS as treasury stock) will be automatically converted into the right to receive $32.75 in cash, without interest and less any applicable withholding tax.

Treatment of Stock Options and Other AMS Equity Awards and Benefits

        At the effective time of the merger:

  •
  if an option holder provides his consent, such option holder will receive, at the time of completion of the merger, an amount in cash equal to the excess of $32.75 per share subject to each option (whether or not vested) then outstanding over the per share exercise price for the option, multiplied by the number of shares subject to the option and his options will automatically be canceled. If an option holder does not provide his consent, all of such option holder's options will instead be converted into options to purchase shares of common stock of PacifiCare upon the same terms and conditions as were in effect immediately prior to completion of the merger, except that the number of shares of PacifiCare common stock subject to the option and the exercise price of the option will be equitably adjusted based on the ratio of (a) $32.75 to (b) the average of the per share closing trading price of PacifiCare common stock for the ten trading days ending on the trading day immediately prior to completion of the merger; and

  •
  each other AMS equity award or benefit will be canceled immediately prior to completion of the merger in exchange for a cash payment equal to the product of $32.75 and the number of shares or units underlying the award or benefit.

Payment Procedures

        Not less than ten business days prior to the effective time of the merger, PacifiCare will appoint a paying agent reasonably satisfactory to us who will make payments to you of the merger consideration upon your proper surrender of your certificate(s) representing AMS common stock. On the same business day as the effective time of the merger, PacifiCare will deposit an amount of cash sufficient to pay the merger consideration to each of our shareholders. On the business day following the effective time of the merger, PacifiCare will send, or cause the paying agent to send, a letter of transmittal and instructions to you for use in surrendering your stock certificate(s). When you properly surrender your stock certificate(s) to the paying agent for cancellation, together with a properly completed and duly executed letter of transmittal and any other documents that the paying agent may require, the paying agent will deliver to you a check payable to you in the amount to which you are entitled in accordance with the merger agreement, without interest and less any applicable withholding tax. Until properly surrendered, each certificate representing shares of AMS common stock will be deemed, at any time after the effective time of the merger, to represent only the right to receive $32.75 in cash, without interest and less any applicable withholding tax, for each share of AMS common stock represented by the certificate.

        Any funds that have been deposited with the paying agent and have not been disbursed within one year after the effective time of the merger shall be returned to PacifiCare. After that date, holders of certificates who have not complied with the instructions to exchange their certificates for the merger consideration will only be entitled to look to PacifiCare for payment with respect to the merger consideration payable upon surrender of their certificates.

Articles of Incorporation and Bylaws of AMS Following the Merger

        The merger agreement provides that, at the effective time of the merger, the articles of incorporation of AMS, as in effect at the effective time of the merger, will be the articles of incorporation of the surviving corporation, until amended in accordance with applicable law and as provided in such articles of incorporation, and that the bylaws of AMS, as in effect at the effective time of the merger, will be the bylaws of the surviving corporation, until amended in accordance with applicable law and as provided in such bylaws.

Directors and Officers of AMS Following the Merger

        From and after the effective time of the merger, the members of the board of directors of AMS at the effective time of the merger will be the directors of the surviving corporation, until their successors are duly elected or appointed and qualified. From and after the effective time of the merger, the officers of AMS at the effective time of the merger will be the officers of the surviving corporation, until their successors are duly elected or appointed and qualified. Immediately after the effective time of the merger, PacifiCare and the surviving corporation will take all action necessary to elect and/or appoint as directors of the surviving corporation designees of PacifiCare so that such designees constitute the entire board of directors of the surviving corporation immediately after the effective time of the merger.

Representations and Warranties

        The merger agreement contains customary representations and warranties by AMS relating to, among other things:

  •
  our organization;

  •
  our authority to enter into the merger agreement;

  •
  required regulatory filings and other consents;

  •
  our capital structure;

  •
  our reports to the SEC and our financial statements;

  •
  the absence of certain changes;

  •
  undisclosed liabilities;

  •
  litigation;

  •
  our compliance with legal requirements;

  •
  the adequacy of our loss reserves;

  •
  employee benefit matters;

  •
  tax matters;

  •
  contracts;

  •
  intellectual property matters;

  •
  our properties and assets;

  •
  environmental matters;

  •
  transactions with our affiliates;

  •
  insurance issued by our insurance companies;

  •
  our insurance coverage;

  •
  adverse communications received with regard to certain insurance matters;

  •
  capital or surplus maintenance requirements;

  •
  disclosure documents;

  •
  the receipt of fairness opinions;

  •
  payment of fees to our advisors; and

  •
  rating matters.

        The merger agreement also contains customary representations and warranties by PacifiCare and Ashland Acquisition relating to, among other things:

  •
  PacifiCare's and Ashland Acquisition's organization;

  •
  PacifiCare's and Ashland Acquisition's authority to enter into the merger agreement;

  •
  required regulatory filings and other consents;

  •
  PacifiCare's reports to the SEC and PacifiCare's financial statements;

  •
  litigation;

  •
  PacifiCare's compliance with legal requirements;

  •
  the fact that PacifiCare's shareholders do not have to approve the merger;

  •
  PacifiCare's ownership of AMS securities;

  •
  disclosure documents;

  •
  payment of fees to PacifiCare's advisors;

  •
  the fact that PacifiCare has the necessary financing to pay the merger consideration; and

  •
  PacifiCare's ownership of Ashland Acquisition and the operation of Ashland Acquisition.

        The representations and warranties of the parties to the merger agreement will terminate upon completion of the merger. Many of the foregoing representations and warranties contained in the merger agreement are qualified by reference to whether the item in question would be material or have a "material adverse effect." The merger agreement provides that a "material adverse effect" means, with respect to any party to the merger agreement, any fact, event, circumstance, change or effect that, individually or together with other facts, events, circumstances, changes or effects is, or would reasonably be likely to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any fact, event, circumstance, change or effect relating to any of the following be taken into account in determining whether there has been, is, or would reasonably be likely to be, a material adverse effect on or with respect to such party: (a) the economy in general in the United States; (b) United States or global financial or securities markets or conditions; (c) the health and life insurance industries generally if they do not have a materially disproportionate effect on such party; (d) changes in applicable law or in generally accepted accounting principles; (e) any adverse development in any pending or threatened litigation, mediation or arbitration as of September 15, 2004 (but limited, in the case of threatened litigation, mediation or arbitration, to such matters that are set forth or referenced in AMS's disclosure letter delivered to PacifiCare in connection with the merger agreement), other than any such development that, considered in the aggregate with all other adverse or positive developments relating to such litigation, mediation or arbitration, is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, when compared with the status of such pending or threatened litigation, mediation or arbitration as of September 15, 2004; or (f) the execution and delivery of the merger agreement or announcement of the transactions contemplated by the merger agreement, including the identity of PacifiCare, or completion of the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

        In the merger agreement, we agreed that, except as (a) expressly set forth in AMS's disclosure letter delivered to PacifiCare in connection with the merger agreement, (b) otherwise contemplated by the merger agreement or (c) PacifiCare agrees in writing, we and our subsidiaries (1) will conduct our business in the ordinary course of business consistent with past practice and we and our subsidiaries will use our commercially reasonable efforts to preserve our business organization intact and maintain our existing relations with our key customers, suppliers, brokers, agents, employees, creditors and business partners and (2) will not, among other things:

  •
  amend our organizational documents;

  •
  issue or sell any shares of capital stock, or any convertible security or any rights, warrants or options to acquire any such securities (other than in connection with the exercise of options for AMS common stock outstanding as of September 15, 2004 or which AMS agreed in writing to issue prior to such date);

  •
  split, combine or reclassify any capital stock;

  •
  declare or pay any dividends (other than certain dividends by AMS's wholly-owned subsidiaries);

  •
  (A) increase the compensation or benefits payable to any director, officer, other employee or consultant of AMS or our subsidiaries, other than in the ordinary course of business to an employee or consultant of AMS that is not an officer, (B) make new severance grants, (C) hire any new employee with an annual base salary of over $150,000, (D) enter into severance or deferred compensation arrangements or (E) permit new participants in plans or agreements providing benefits upon a "change in control";

  •
  adopt any new benefit plan or amend or terminate any plan which would result in a material additional cost to PacifiCare;

  •
  enter into any new insurance plan or materially change any reinsurance plan other than in the ordinary course of business;

  •
  cause any material insurance policy naming AMS or any of our subsidiaries as beneficiary to be canceled or terminated;

  •
  establish any new, or fund any existing, "rabbi trust" (except in accordance with the terms of our existing employee plans);

  •
  except in the ordinary course of business, materially amend, modify or terminate certain material contracts;

  •
  (A) incur any indebtedness for borrowed money or issue debt securities, except for indebtedness incurred under the existing credit facilities in the ordinary course of business consistent with past practice, (B) guarantee any such indebtedness of another person or (C) make any loan or enter into any material commitment requiring a capital expenditure that was not previously budgeted and which does not exceed $2,000,000 in the aggregate;

  •
  make, revoke or change any material tax election, change any material method of tax reporting or settle or compromise any material tax liability;

  •
  change any accounting principles (except as required by GAAP or applicable law);

  •
  pay, discharge or satisfy any liabilities, other than (A) in the ordinary course of business consistent with past practice, (B) outside of the ordinary course of business in an aggregate amount not exceeding $500,000 or (C) pursuant to any settlement or compromise regarding any litigation (other than settlements or compromises where the amount paid does not exceed the amount reserved on AMS's consolidated balance sheet) or disclosed to PacifiCare prior to September 15, 2004, plus an amount in addition to such reserved or disclosed amounts not to exceed $2,000,000 in the aggregate for all settlements of litigation;

  •
  sell, transfer, lease, pledge or encumber any of our assets or assets of our subsidiaries, other than pursuant to existing contracts or in the ordinary course of business;

  •
  acquire any corporation, partnership or other business organization except any acquisition as part of or in connection with intracompany reorganizations or AMS's or one of our subsidiaries' investment portfolios consistent with our existing investment policy;

  •
  take any action to cause AMS's common stock to be delisted from the NYSE prior to the completion of the merger; and

  •
  enter into any contract to do any of the foregoing actions, or to authorize, recommend or announce an intention to do any of the foregoing items.

Benefit Arrangements

        Following the completion of the merger:

  •
  PacifiCare will honor, or cause the surviving corporation to honor, all benefits and obligations under certain employment agreements and severance agreements and our Change of Control Severance Benefit Plan. In addition, the parties to the merger agreement have agreed that the completion of the merger will constitute a "change of control" for purposes of such agreements;

  •
  during the one year period following the effective time of the merger, PacifiCare shall provide, or cause the surviving corporation to provide, our employees compensation and benefits that are substantially as favorable in the aggregate to the compensation and benefits provided to our employees prior to the effective time of the merger or as provided by PacifiCare to its similarly-situated employees. PacifiCare has agreed generally to recognize the service of our employees for purposes of eligibility, vesting and the determination of the level of benefits under benefit plans made available to our employees. PacifiCare has also agreed to, or cause the surviving corporation to, (a) waive certain pre-existing condition limitations, (b) honor certain pre-existing condition limitations, (c) honor certain deductibles, co-payment and out-of-pocket maximums and (d) waive certain waiting period limitations in connection with benefit arrangements.

  •
  PacifiCare will honor our severance protocol for one year following the effective time of the merger;

  •
  we shall pay pro rata bonuses if the merger becomes effective in 2004 and shall also pay a stub period bonus if an employee remains employed until the end of 2004 (to make the employee whole in respect of the 2004 bonus); if the merger becomes effective in 2005, we will pay full 2004 bonuses.

        Employees of AMS are not third party beneficiaries under the merger agreement.

Directors' and Officers' Indemnification and Insurance

        In the merger agreement, PacifiCare has agreed that from and after the effective time of the merger, it will cause AMS, as the surviving corporation, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to September 15, 2004 or who becomes prior to the effective time of the merger, a director or officer of AMS or any of AMS's subsidiaries, such persons being referred to in this proxy statement as indemnified parties, from and against all losses, liabilities and certain settlement amounts that are paid or incurred in connection with any pending, threatened or completed claim or action that is based on, or arises out of, (a) the fact that such indemnified party is or was a director or officer of AMS or any of AMS's subsidiaries or (b) the merger agreement or the transactions contemplated by the merger agreement, in each case, to the fullest extent a corporation is permitted under applicable law to indemnify its own directors or officers, subject to certain limitations. In the event that any claim or action, is brought against any indemnified party, (1) the surviving corporation will have the right to assume its defense with legal counsel of PacifiCare's choosing, and neither PacifiCare nor the surviving corporation will be liable to such indemnified party for any legal expenses of other counsel or any expenses subsequently incurred by such indemnified party in connection with its defense, unless certain conflicts exist in the conduct of the defense of the action and (2) the surviving corporation will not be liable for any settlement of any claim or action effected without its written consent. In addition, to the extent that any indemnified party is, by reason of the fact that such indemnified party is or was a director or officer of AMS or any of AMS's subsidiaries, a witness in a claim or action to which such indemnified party is not a party, such indemnified party will be indemnified and held harmless against all costs and expenses in connection with such claim or action.

        The merger agreement provides that for a period of six years after the effective time of the merger, PacifiCare will cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by AMS (provided that PacifiCare may substitute certain "tail" or other policies) with respect to claims arising from or related to facts or events that occurred at or before the effective time of the merger; however, PacifiCare will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid by AMS as of September 15, 2004. If such insurance coverage can only be obtained at an annual premium in excess of that amount, PacifiCare will obtain and maintain one or more policies with the greatest coverage available for an annual premium equal to that amount.

Proxy Statement; Shareholder Meeting

        We agreed to file this proxy statement with the SEC as promptly as reasonably practicable following the date of the merger agreement and to use our reasonable best efforts to have this proxy statement cleared by the SEC. PacifiCare will have a reasonable opportunity to review and comment on any amendment or supplement to this proxy statement. We have agreed to provide PacifiCare with copies of any written comments to the proxy statement that we receive from the SEC as promptly as practicable after receipt of such comments. We also agreed to advise PacifiCare of any oral comments we receive from the SEC. In addition, we will use our reasonable best efforts to cause this proxy statement to be mailed to our shareholders as promptly as reasonably practicable after being cleared by the SEC.

        We have agreed to call and hold the special meeting of our shareholders and to recommend through our board that our shareholders approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting. Furthermore, we also agreed to use our reasonable best efforts to solicit our shareholders' approval of the merger agreement.

Access to Information

        We agreed to provide PacifiCare and its officers, directors, employees, auditors and other agents or representatives reasonable access during normal business hours to our offices, facilities, personnel, properties, books and records. We also agreed to furnish PacifiCare and its representatives with financial and operating data and all other information that they may reasonably request. Any information that we provide to PacifiCare under the merger agreement is subject to the terms of our confidentiality agreement with PacifiCare.

Notification of Certain Matters

        We agreed to notify PacifiCare, and PacifiCare and Ashland Acquisition agreed to notify us, of (a) any change or effect that has had, or would reasonably be likely to have, a material adverse effect on AMS, PacifiCare or Ashland Acquisition, as applicable, (b) any representation or warranty made by the notifying party contained in the merger agreement becoming untrue or inaccurate in any material respect and (c) the failure by the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party under the merger agreement, in each case within three business days of an executive officer of such party becoming aware of the occurrence of such development.

        We will also give prompt written notice to PacifiCare, and PacifiCare and Ashland Acquisition will give prompt notice to us, of any notice or other communication received after the date of the merger agreement from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement.

Reasonable Best Efforts

        Each of AMS, PacifiCare and Ashland Acquisition has agreed, subject to certain limits set forth in the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to complete, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including obtaining all necessary waivers, consents and approvals. PacifiCare will take any actions required by any governmental authority as a condition to making the merger and the other transactions contemplated by the merger agreement effective, including divestitures, so long as such actions would not have a material adverse effect on (a) AMS or PacifiCare (measuring the effect on PacifiCare at the level of what would have a material adverse effect on AMS) or (b) the benefits, taken as a whole, that PacifiCare reasonably expected to derive from the transactions contemplated by the merger agreement, including the merger. In addition, we will, upon PacifiCare's written request, among other things, divest certain of our businesses, services or assets in order to complete the merger.

No Solicitation

        We have agreed that we will not, will cause our subsidiaries not to, and will not authorize or permit our representatives on our behalf to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or encourage any inquiries or the making, announcement or submission of any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (b) participate or engage in any substantive discussions or any negotiations with, or disclose or provide any non-public information or data relating to us or our subsidiaries or afford access to the properties, books or records or employees of AMS or our subsidiaries to, any third party making, or in furtherance of, an acquisition proposal or an indication of interest that could lead to an acquisition proposal or (c) enter into any agreement in principle, letter of intent, memorandum of understanding or other agreement (other than a confidentiality agreement) with respect to any acquisition proposal. However, if prior to receiving shareholder approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, we receive an unsolicited bona fide proposal from a third party relating to an acquisition proposal and our board of directors concludes in good faith (after receiving advice of our financial advisor and outside counsel) that

(1) such acquisition proposal is, or would reasonably be expected to lead to, a superior proposal (as described below) and (2) the failure to do so would reasonably be expected to result in a breach by our board of directors of its fiduciary duties to our shareholders under applicable law, we may, after (A) giving three business days prior written notice to PacifiCare of the identity of such third party and the material terms and conditions of its acquisition proposal and our intention to furnish non-public information or access, and (B) entering into an executed confidentiality agreement, (x) provide non-public information relating to us or our subsidiaries (so long as we concurrently furnish such non-public information to PacifiCare, if such non-public information has not been previously furnished to PacifiCare), or afford access to the properties, books or records, or employees of AMS or our subsidiaries, to such third party and its representatives and (y) participate in discussions or negotiations regarding such proposal.

        We have agreed we will as soon as practicable, and in any event within two business days, notify PacifiCare of any acquisition proposal or of any request for information that could lead to an acquisition proposal, the material terms and conditions of such acquisition proposal and the identity of the person making such acquisition proposal. We will also inform PacifiCare on a prompt basis of the status and content of any discussions or negotiations regarding any acquisition proposal and any material modification to an acquisition proposal.

        For purposes of the merger agreement and as used in this proxy statement:

  •
  an "acquisition proposal" means any inquiry, offer, proposal or indication of interest by any third party that relates to (a) a transaction or series of transactions, including a merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving AMS or the issuance of our shares of capital stock or other equity securities representing 15% or more (by voting power) of our outstanding capital stock, (b) any tender or exchange offer that, if consummated, would result in any person (taken together with its affiliates) beneficially owning 15% or more (by voting power) of our outstanding capital stock or (c) the acquisition, purchase or disposition of our business or consolidated assets outside the ordinary course of business; and

  •
  a "superior proposal" means any bona fide acquisition proposal, on its most recently amended or modified terms, which our board of directors determines, in its good faith judgment after receiving the advice of its outside counsel and our financial advisor (taking into account, among other things, the terms and conditions of the acquisition proposal and the merger agreement, including price, form of consideration, closing conditions, ability to fully finance the transaction and such other aspects of the acquisition proposal as our board of directors in good faith deems relevant) (a) would, if consummated, result in a transaction more favorable than the merger, from a financial point of view, to our shareholders and (b) is reasonably likely to be completed. For purposes of determining whether a termination fee is payable under the merger agreement, the threshold values in the definition of acquisition proposal are 50% rather than 15%. See "— Termination Fee" for a discussion of when a termination fee is payable under the merger agreement.

Board Recommendation

        After careful consideration, our board of directors determined that the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AMS and AMS's shareholders. Our board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors unanimously recommends that our shareholders approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        We have generally agreed that our board of directors will not (a) withdraw, qualify, modify or amend, or propose to withdraw, qualify, modify or amend, in any manner adverse to PacifiCare, our board of directors' recommendation to our shareholders to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the recommendation of our board of directors), (b) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement) relating to any acquisition proposal or (c) approve or recommend, or propose to approve or recommend, any acquisition proposal.

        However, our board of directors may withdraw or modify its approval or recommendation of the merger and the merger agreement and/or approve and enter into an agreement relating to an acquisition proposal that constitutes a superior proposal upon termination of the merger agreement (and payment of the termination fee), if, prior to the shareholder meeting, (a) our board of directors determines in good faith, after receiving the advice of outside counsel, that it would reasonably be expected to be required for the purpose of fulfilling its fiduciary duties to our shareholders under applicable law, (b) we provide PacifiCare written notice of that determination and (c) at least four business days have elapsed from receipt by PacifiCare of the notice, and taking into account any revised proposal made by PacifiCare, our board of directors maintains its determination described in clause (a) above.

        If our board of directors changes its recommendation, then PacifiCare, upon its written request, shall be released from its standstill provisions and the restrictions on use of confidential information under its confidentiality agreement with AMS to the extent reasonably necessary for PacifiCare to make an acquisition proposal to AMS.

Conditions to the Merger

        The respective obligation of each of the parties to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date of the merger, of the following conditions:

  •
  the merger agreement and the transactions contemplated by the merger agreement, including the merger, must have been approved and adopted by the affirmative vote of a majority of the votes that holders of the outstanding shares of AMS common stock on the record date are entitled to cast on the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger;

  •
  the waiting period (and any extensions of the waiting period) applicable to the merger under the HSR Act or any other applicable competition, merger control, antitrust or similar law must have been terminated or expired; and

  •
  there must be no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court or other statute, law, rule, legal restraint or prohibition in effect that would prevent the completion of the merger; however, a party must use its reasonable best efforts to prevent the entry of any injunction or other order prior to asserting this condition.

        The obligations of PacifiCare and Ashland Acquisition to complete the merger are also subject to the satisfaction or waiver, on or prior to the closing date of the merger, of certain conditions, including the following:

  •
  our representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date (without regard to materiality or material adverse effect qualifiers), except (a) to the extent such representations and warranties expressly speak as of an earlier date and (b) where the failure of the representations and warranties to be true and correct has not had a material adverse effect on AMS; and except for matters contemplated by the merger agreement or disclosed in AMS's disclosure letter delivered to PacificCare in connection with the merger agreement, AMS's representation that since July 1, 2004, there has not occurred any fact, event, circumstance, change or effect that has had, or would reasonably be likely to have, a material adverse effect on AMS must be true and correct as of the date of the merger agreement and as of the closing date as though made on the closing date;

  •
  we must have performed in all material respects all covenants, agreements and obligations contained in the merger agreement required to be performed by us at or prior to the effective time of the merger;

  •
  we must provide a certificate, executed by either our chief executive officer or chief financial officer, certifying the fulfillment of the foregoing two conditions;

  •
  there must not be pending any suit, action or proceeding by any governmental authority (a) challenging the acquisition by PacifiCare or Ashland Acquisition of any shares of AMS common stock, seeking to restrain or prohibit the completion of the merger or the transactions contemplated by the merger agreement or seeking to place material limitations on the ownership of shares of AMS common stock (or shares of capital stock of the surviving corporation) by PacifiCare or Ashland Acquisition, (b) seeking to prohibit or limit the ownership or operation by us or any of our subsidiaries or by PacifiCare or any of its subsidiaries of any portion of any business or of any assets of AMS and our subsidiaries or PacifiCare and its subsidiaries, which would have a material adverse effect on either us or PacifiCare or (c) seeking to obtain from AMS, PacifiCare or Ashland Acquisition any damages, which would have a material adverse effect on either us or PacifiCare;

  •
  there must be no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court or other statute, law, rule, legal restraint or prohibition which would result in any of the effects described in the preceding bullet point; and

  •
  the governmental consents and approvals which are necessary for the completion of the transactions contemplated by the merger agreement must have been filed, have occurred or have been obtained, and all such governmental consents shall be in full force and effect without any conditions, restrictions or requirements, which (if implemented), would have a material adverse effect on either us or PacifiCare (in the case of measuring the effect on PacifiCare, "material adverse effect" is the level of, and is measured as to, what would have a "material adverse effect" on us and not the level or measure of what would have a "material adverse effect" on PacifiCare), or a material adverse effect on the benefits, taken as a whole, PacifiCare reasonably expected to derive from the transactions contemplated by the merger agreement, including the merger.

        Our obligation to complete the merger is also subject to the satisfaction or waiver, on or prior to the closing date of the merger, of certain conditions, including the following:

  •
  PacifiCare's and Ashland Acquisition's representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date (without regard to materiality or material adverse effect qualifiers), except (a) to the extent such representations and warranties expressly speak as of an earlier date and (b) where the failure of the representations and warranties to be true and correct has not had a material adverse effect on AMS; however, the truth and correctness of PacifiCare's representation regarding the fact that PacifiCare has the necessary financing to pay the merger consideration are not subject to any materiality or material adverse effect qualifier;

  •
  PacifiCare and Ashland Acquisition must have performed in all material respects all covenants, agreements and obligations contained in the merger agreement required to be performed by them at or prior to the effective time of the merger;

  •
  PacifiCare and Ashland Acquisition must provide a certificate, executed by either the chief executive officer or chief financial officer of each, certifying the fulfillment of the foregoing two conditions; and

  •
  the governmental consents which are necessary for the completion of the transactions contemplated by the merger agreement must have been filed, have occurred or have been obtained, and all such governmental consents must be in full force and effect.

Expenses

        Other than as specifically provided in the merger agreement or as required by health care laws, we will pay all filing, printing, mailing and related fees and expenses of PacifiCare (but excluding legal, accounting, consulting, advisory and other professional fees and expenses), whether or not the merger is completed, related to certain insurance regulatory filings, HSR Act filings and this proxy statement. However, in no event shall we be required to pay in excess of $650,000 in the aggregate in respect of all such fees and expenses. If such fees and expenses exceed $650,000 in the aggregate, the party incurring such fees and expenses shall bear the cost.

        If the merger agreement is terminated by either PacifiCare or us based on the fact that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are not approved and adopted by the required vote at the special meeting of our shareholders or at any adjournment or postponement of the special meeting, and prior to the time of termination of the merger agreement, an acquisition proposal had been disclosed or submitted, then we will pay PacifiCare for the reasonably documented direct fees and expenses PacifiCare has incurred in negotiating and performing the merger agreement, in an aggregate amount not to exceed $4,000,000. In the event that we are obligated to pay a termination fee to PacifiCare, the termination fee will be reduced by any fees and expenses which we are required to reimburse to PacifiCare pursuant to the merger agreement.

Termination

        The merger agreement may be terminated:

  •
  by the mutual written consent of AMS and PacifiCare, whether before or after any approval and adoption of the merger agreement by our shareholders, but prior to the effective time;

  •
  by either AMS or PacifiCare, if:

  o
  the merger is not completed by March 31, 2005 (or by June 30, 2005, if the merger has not been completed solely because of a failure to obtain certain regulatory approvals and consents or to obtain clearance of this proxy statement by February 28, 2005);

  o
  the merger agreement and the transactions contemplated by the merger agreement, including the merger, are not approved and adopted by the required vote of our shareholders at the special meeting or any adjournment of the special meeting;

  o
  any law makes completion of the merger illegal or otherwise prohibited or certain restraints enjoining the completion of the merger are entered and become final and nonappealable; or

  o
  a condition to completing the merger cannot be satisfied because a party breaches its representations, warranties, covenants or obligations under the merger agreement and such breach cannot be cured (or has not been cured within 30 days after notice of the breach);

  •
  by AMS, if:

  o
  prior to receiving shareholder approval, we receive a superior proposal from a third party, our board of directors resolves to accept the superior proposal, and we provide PacifiCare four business days' prior written notice of our intention to terminate the merger agreement; or

  •
  by PacifiCare, if our board of directors or any committee of our board of directors:

  o
  withdraws, qualifies, modifies or amends, or proposes to withdraw, qualify, modify or amend, in a manner adverse to PacifiCare, its recommendation to our shareholders regarding the merger;

  o
  approves any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any acquisition proposal; or

  o
  approves, recommends, or proposes to approve or recommend, any acquisition proposal.

Termination Fee

        We have agreed to pay PacifiCare a termination fee of $17,475,000 in the event that the merger agreement is terminated under the following circumstances:

  •
  if PacifiCare terminates the merger agreement because our board of directors (a) withdraws, qualifies, modifies, or amends or proposes to withdraw, qualify, modify or amend, in a manner adverse to PacifiCare, its recommendation to our shareholders regarding the merger; (b) approves any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any acquisition proposal or (c) approves, recommends, or proposes to approve or recommend, any acquisition proposal;

  •
  if prior to receiving shareholder approval, we receive a superior proposal from a third party, our board of directors resolves to accept the superior proposal, we provide notice of our intention to terminate the merger agreement and we terminate the merger agreement; or

  •
  if (a) an acquisition proposal has been publicly announced and not withdrawn, (b) either PacifiCare or AMS terminates the merger agreement because our shareholders fail to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, and PacifiCare is not in breach of any of its representations, warranties and covenants contained in the merger agreement and (c) we enter into a definitive agreement to consummate, or consummate, an acquisition proposal before June 15, 2005.

        For purposes of the last bullet point of this section, the term "acquisition proposal" has the meaning described in "— No Solicitation" beginning on page 52 of this proxy statement, except that all references to "15%" are changed to "50%." In the event that we are obligated to pay a termination fee to PacifiCare, the termination fee will be reduced by any fees and expenses which we are required to reimburse to PacifiCare pursuant to the merger agreement.

Amendment and Waiver

        Any provision of the merger agreement or the disclosure letters delivered in connection with the merger agreement may be amended or waived prior to the effective time of the merger at any time prior to or after the receipt of the approval of our shareholders, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by AMS, PacifiCare and Ashland Acquisition, or in the case of a waiver, by the party against whom the waiver is to be effective. However, after the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, has been obtained, if any such amendment or waiver shall by law, or in accordance with the rules and regulations of the applicable national securities exchange, require further approval of our shareholders, the effectiveness of such amendment or waiver shall be subject to the approval of our shareholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act) of shares of AMS common stock by (a) each person or entity known to us to own beneficially more than 5% of the shares of the outstanding AMS common stock, (b) each of our directors, (c) the executive officers named in the Summary Compensation Table in our most recent annual meeting proxy statement and (d) all of our current directors and executive officers as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to shares of AMS common stock beneficially owned. Information is as of October 27, 2004, for our directors and executive officers. Information for 5% shareholders (other than Mr. Miller) is as disclosed in reports regarding such ownership filed with the SEC in accordance with Sections 13(d) or 13(g) of the Exchange Act. Except as otherwise noted, the address of each person listed in the table is c/o American Medical Security Group, Inc., 3100 AMS Boulevard, Green Bay, Wisconsin 54313.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,091,400		8.0%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,076,200	(2)	7.9%
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	992,080	(3)	7.3%
Samuel V. Miller	971,199	(4)	6.6%
Kennedy Capital Management, Inc. 10829 Olive Boulevard St. Louis, MO 63141	896,825	(5)	6.6%
Friess Associates LLC 115 E. Snow King Jackson, WY 83001	811,000		5.9%
Roger H. Ballou	26,487		*
W. Francis Brennan	22,533		*
Mark A. Brodhagen	17,533		*
Louis C. Fornetti	3,966		*
Edward L. Meyer, Jr.	17,533		*
Michael T. Riordan	50,633	(4)(6)	*
H.T. Richard Schreyer	24,714	(4)	*
Frank L. Skillern	37,533		*
J. Gus Swoboda	45,033		*
John R. Lombardi	18,750		*
James C. Modaff	261,125		1.9%
Thomas G. Zielinski	251,625		1.8%
Timothy F. O'Keefe	0	(7)	—
All current directors and executive officers as a group (16 persons) (4)	1,980,535	(4)	12.8%

*
Less than one percent

(1)
Includes the following number of shares of AMS common stock which the individual has the right to acquire within 60 days of October 27, 2004, upon the exercise of stock options: Mr. Miller, 866,193 shares; Mr. Ballou, 18,566 shares; Mr. Brennan, 10,233 shares; Messrs. Brodhagen, Meyer and Schreyer, 15,233 shares each; Mr. Fornetti, 1,666 shares; Messrs. Riordan and Swoboda, 41,233 shares each; Mr. Skillern, 25,233 shares; Mr. Lombardi, 18,750 shares; Mr. Modaff, 261,125 shares; Mr. Zielinski, 243,125 shares; and all directors and executive officers as a group, 1,787,167 shares. Also includes the following number of shares of AMS common stock which the individual has the right to acquire within 60 days of October 27, 2004, in the event of termination of employment or termination of service as a director, for deferred stock or deferred stock units payable solely in AMS common stock: Mr. Miller, 73,506 shares; Mr. Ballou, 3,621 shares; Mr. Schreyer, 5,181 shares and all directors and executive officers as a group, 82,308 shares.

(2)
Wellington Management Company, LLP has shared voting power with respect to 704,000 shares and shared dispositive power with respect to 1,076,200 shares beneficially owned and does not have sole voting power or sole dispositive power with respect to any shares.

(3)
Barclays Global Investors, N.A. has sole voting power and sole dispositive power with respect to 781,727 shares. Barclays Global Fund Advisors has sole voting power and sole dispositive power with respect to 106,684 shares. Both Barclays entities maintain the same principal business office.

(4)
Includes the following shares owned jointly with such person's spouse, with respect to which such person shares voting power and dispositive power: Mr. Miller, 6,500 shares; Mr. Riordan, 5,000 shares; Mr. Schreyer, 2,000 shares; and all directors and executive officers as a group, 14,500 shares.

(5)
Kennedy Capital Management, Inc. has sole voting with respect to 835,975 shares and sole dispositive power with respect to 896,825 shares.

(6)
Includes 770 shares owned by a non-profit charitable foundation under Section 501(c)(3) of the Internal Revenue Code for which Mr. Riordan is trustee. Mr. Riordan disclaims beneficial ownership for such shares.

(7)
Mr. O'Keefe ceased employment on April 6, 2004 and he does not hold any shares or stock options.

SHAREHOLDER PROPOSALS

        If the merger is completed, there will be no public shareholders of AMS and no public participation in any future meetings of shareholders of AMS. However, if the merger is not completed, AMS will hold a 2005 annual meeting of shareholders. If such meeting is held, for a shareholder proposal to be considered for inclusion in AMS's proxy statement for the 2005 annual meeting, under Rule 14a-8 under the Exchange Act, proposals of shareholders intended to be presented at the annual meeting must have been received by AMS no later than December 6, 2004. If the date of the 2005 annual meeting, if any, is changed by more than 30 days from May 18, 2005, then in order to be considered for inclusion in AMS's proxy materials, proposals of shareholders intended to be presented at the 2005 annual meeting must be received by AMS a reasonable time before AMS begins to print and mail AMS's proxy materials for the 2005 annual meeting. In order to curtail controversy as to the date on which a proposal was received by AMS, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to 3100 AMS Boulevard, Green Bay, Wisconsin 54313, directed to the attention of the Secretary.

        In addition, AMS's bylaws require that any shareholder proposals intended to be presented at the 2005 annual meeting, but not intended to be included in AMS's proxy statement and proxy card pursuant to Rule 14a-8 under the Exchange Act, must be received no later than February 4, 2005 and no earlier than January 5, 2005, unless the 2005 annual meeting is to be held on or prior to April 25, 2005 or on or later than July 26, 2005, in which case notice of the proposal must be delivered to AMS not earlier than the ninetieth day prior to the date of the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the tenth day on which the public announcement of the annual meeting is first made. The proposal must also comply with the other requirements in AMS's bylaws. If a shareholder who wishes to present a proposal fails to notify AMS properly and in a timely manner, such shareholder will not be entitled to present the proposal at the annual meeting.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that AMS files with the SEC at the SEC's public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning AMS may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

        The SEC allows AMS to "incorporate by reference" information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference into this proxy statement and are deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement:

AMS SEC FILINGS	PERIOD OR DATE FILED
Annual Report on Form 10-K	Year ended December 31, 2003
Quarterly Reports on Form 10-Q	Quarters ended June 30, 2004 and March 31, 2004
Proxy Statement on Schedule 14A	April 5, 2004
Current Reports on Form 8-K	September 23, 2004, September 16, 2004, March 25, 2004 and March 24, 2004

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the special meeting shall be deemed to be incorporated by reference into this proxy statement.

        You may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from us at the following address:

American Medical Security Group, Inc.
3100 AMS Boulevard
Green Bay, Wisconsin 54313
Attention: Cliff Bowers, Investor/Media Relations
Telephone: (920) 661-2766

        If you would like to request documents from us, please do so by November 24, 2004 to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

        AMS has supplied all information relating to AMS, and PacifiCare has supplied all information contained in this proxy statement relating to PacifiCare and Ashland Acquisition.

        You should not send in your AMS stock certificate(s) until you receive the transmittal materials from the paying agent. If you are a shareholder of record who has further questions about your stock certificate(s) or the exchange of your AMS common stock for the merger consideration, you should call our proxy solicitor, Georgeson, at (212) 440-9800 (banks and brokers) or (888) 350-3510 (all others, toll free), or the paying agent, Mellon Investor Services LLC, at (866) 768-4950 (toll free).

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents which we refer to or incorporate by reference into this proxy statement to vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of November 1, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the payment of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed envelope. Please call our proxy solicitor, Georgeson, at (212) 440-9800 (banks and brokers) or (888) 350-3510 (all others, toll free), if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

By Order of the Board of Directors,

TIMOTHY J. MOORE Senior Vice President of Corporate Affairs, General Counsel and Secretary

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF

SEPTEMBER 15, 2004

BY AND AMONG

AMERICAN MEDICAL SECURITY GROUP, INC.,

PACIFICARE HEALTH SYSTEMS, INC.

AND

ASHLAND ACQUISITION CORP.

A-i

A-ii

INDEX OF DEFINED TERMS

Acquisition Proposal	A-32
Actual Performance Amount	A-36
affiliate	A-46
Agreement	A-1
Antitrust Division	A-33
ASO Contracts	A-1
Beneficially Own	A-1
Beneficially Owning	A-1
Bonus Amount	A-36
Bonus Eligible Employee	A-35
Business Day	A-1
Certificate	A-7
Client Contract	A-1
Closing	A-6
Closing Date	A-6
Code	A-1
Company	A-1
Company Affiliated Group	A-17
Company Bonus Plans	A-35
Company Change in Recommendation	A-32
Company Common Stock	A-7
Company Contracts	A-18
Company Deferred Compensation Plans	A-2
Company Disclosure Letter	A-10
Company Employee Plans	A-16
Company Employees	A-34
Company Intellectual Property	A-19
Company Options	A-8
Company Organizational Documents	A-10
Company Permit	A-2
Company Recommendation	A-30
Company Regulatory Filings	A-15
Company Requisite Regulatory Approvals	A-40
Company Rights	A-12
Company Rights Agreement	A-12
Company SEC Documents	A-2
Company Shareholder Approval	A-11
Company Shareholder Meeting	A-30
Company State Regulatory Filings	A-13
Company Stock Option Plans	A-8
Company Subsidiary Organizational Documents	A-10
Confidentiality Agreement	A-30
Contract	A-2
Copyrights	A-19
Effective Time	A-6
End Date	A-41
Environmental Laws	A-2
ERISA	A-16

A-iii

ERISA Affiliate	A-16
Exchange Act	A-12
FTC	A-33
GAAP	A-2
Governmental Authority	A-2
Governmental Consents	A-40
Hazardous Material	A-2
Health Care Laws	A-2
Health Plan	A-2
Health Plan Contract	A-2
Health Plan Members	A-3
Houlihan	A-22
HSR Act	A-12
including	A-46
Indemnified Parties	A-37
Insurance Contract	A-3
Insurance Products	A-3
Insured	A-3
Intellectual Property	A-19
IP Licenses	A-3
JPMorgan	A-22
knowledge of Parent	A-3
knowledge of the Company	A-3
Law	A-3
Leased Real Property	A-19
Leases	A-3
Liability	A-3
Lien	A-3
Litigation	A-14
Material Adverse Effect	A-3
Material Company Contract	A-4
Maximum Premium	A-39
Merger	A-1
Merger Consideration	A-7
Merger Subsidiary	A-1
Merger Subsidiary Common Stock	A-7
Monthly Average Actual Performance Amount	A-36
Option Exchange Ratio	A-4
Owned Real Property	A-19
Paid Expenses	A-42
Parent	A-1
Parent Common Stock	A-9
Parent Disclosure Letter	A-22
Parent Permit	A-4
Parent Requisite Regulatory Approvals	A-41
Parent SEC Documents	A-4
Parent Trading Price	A-4
parties	A-46
party	A-46
Patents	A-19
Paying Agent	A-7

A-iv

Payor	A-4
Payor Contract	A-5
Permitted Liens	A-5
Person	A-5
PPO	A-5
Pre-Closing Period	A-26
Provider Contracts	A-5
Providers	A-5
Proxy Statement	A-29
Regulatory Material Adverse Effect	A-33
Release	A-5
Representative	A-5
Restraints	A-39
SAP	A-5
Sarbanes-Oxley Act	A-14
SEC	A-5
SEC Material Company Contract	A-18
Securities Act	A-12
Severance Agreements	A-34
Software	A-5
Subsidiary	A-5
Superior Proposal	A-32
Surviving Corporation	A-6
Tax Return	A-6
Taxes	A-6
Termination Fee	A-42
Third Party	A-6
Title IV Plan	A-16
TPA	A-6
Trademarks	A-19
WBCL	A-1

A-v

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 15, 2004, is entered into by and among AMERICAN MEDICAL SECURITY GROUP, INC., a Wisconsin corporation (the "Company"), PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation ("Parent"), and ASHLAND ACQUISITION CORP., a newly-formed Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary deem it advisable and in the best interests of their respective shareholders that the parties consummate the transactions contemplated herein, upon the terms and subject to the conditions provided for herein;

        WHEREAS, in furtherance thereof, the respective Boards of Directors of the Company, Parent (on its own behalf and as the sole shareholder of Merger Subsidiary), and Merger Subsidiary have approved and adopted this Agreement and resolved that the transactions contemplated hereby are advisable and in the best interests of their respective shareholders, including the consummation of the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the provisions of the Wisconsin Business Corporation Law (the "WBCL"); and

        WHEREAS, the Board of Directors of the Company has resolved to recommend to its shareholders approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    When used herein, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "ASO Contracts" means Contracts entered into by the Company or any Subsidiary for the administration of health care benefits or services for which the applicable employer or other plan sponsor remains financially responsible on a self-insured basis, and excluding any Insurance Contracts and Health Plan Contracts.

        "Beneficially Own" or "Beneficially Owning" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized to be closed in Green Bay, Wisconsin.

        "Client Contract" means any ASO Contract, Health Plan Contract, Insurance Contract, Payor Contract or any other Contract pursuant to which a Person pays a premium, reimbursement or other amount to the Company or any of its Subsidiaries for furnishing goods or services to or for the benefit, or on behalf, of such Person.

        "Code" means the Internal Revenue Code of 1986.

        "Company Deferred Compensation Plans" shall mean the Company's Directors Deferred Compensation Plan, effective January 1, 2000, and the Deferred Stock Agreement, dated as of November 17, 1998, between the Company and the Chief Executive Officer of the Company.

        "Company Permit" means all licenses, registrations, franchises, permits, certificates, approvals, accreditation or other similar authorizations required for the business operated by the Company or its Subsidiaries, including any insurance license, managing general agent license, PPO license, TPA license, utilization review agent license, producer license or managed care organization certificate.

        "Company SEC Documents" means any forms, reports, schedules, statements, prospectuses and other documents and exhibits publicly filed with or furnished to the SEC by the Company or any of its Subsidiaries since January 1, 2001 through the date hereof (as such forms, reports, schedules, statements, prospectuses and other documents have been amended and supplemented since the time of their respective filing or furnishing through the date hereof).

        "Contract" shall mean, with respect to any Person, any agreement, undertaking, contract, commitment, obligation, indenture, deed of trust or other instrument, document or agreement (whether written or oral) to which such Person is bound.

        "Environmental Laws" means federal, state, local and foreign Laws, judicial decisions, injunctions, permits and governmental agreements relating to human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Hazardous Materials.

        "GAAP" means United States generally accepted accounting principles consistently applied throughout the periods involved.

        "Governmental Authority" means any nation or government, state or other political subdivision thereof, entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of government, including any domestic (federal, state or local) or foreign governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, court, tribunal or arbitrator or any self-regulatory organization (including state departments or divisions of insurance and state departments of health).

        "Hazardous Material" means all substances or materials regulated as hazardous, toxic, explosive, dangerous, flammable or radioactive under any Environmental Law, including (a) petroleum, asbestos or polychlorinated biphenyls and (b) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5.

        "Health Care Laws" mean all Laws relating to: (a) the licensure, certification, qualification or authority to transact business relating to the provision of, payment or reimbursement for or administration of health care benefits or insurance, including the Laws governing insurance companies, PPOs or other Payors; (b) the administration of claims or benefits for health services or processing or payment of claims for health services, including TPAs, utilization review agents and Persons performing quality assurance, credentialing or coordination of benefits; (c) ERISA; and (d) the Health Insurance Portability and Accountability Act of 1996.

        "Health Plan" means any or all of the prepaid health care benefit plans offered, sold or administered by the Company or any of its Subsidiaries that involve the arrangement, delivery, administration and/or payment of health care benefits to or for Health Plan Members.

        "Health Plan Contract" means any Contract for the provision of Health Plan benefits that the Company or any of its Subsidiaries has entered into with (a) an eligible individual who subscribes to a Health Plan (which subscription may be on behalf of the individual alone or the individual together with one or more eligible dependents), or (b) an employer or other group that purchases the Health Plan for its eligible employees or other individuals (together, if applicable, with such employees' or other individuals'

eligible dependents), which in either case, the Company or one of its Subsidiaries has assumed financial risk for the provision of such Health Plan benefits.

        "Health Plan Members" means, at the time of determining membership status, any individual who is enrolled as a member under a Health Plan.

        "Insurance Contract" means any of the insurance policies, Contracts of insurance, policy endorsements, certificates of insurance and application forms pertaining to the Insurance Products underwritten or reinsured by the Company or any of its Subsidiaries.

        "Insurance Products" means (a) any of the health insurance coverage underwritten or reinsured in whole or in part by the Company or any of its Subsidiaries on a traditional indemnity basis or as part of a PPO health benefit plan or product, (b) any indemnity life, disability, accidental death and dismemberment, dental or other insurance coverages underwritten or reinsured in whole or in part by the Company or any of its Subsidiaries, (c) any discount or preferred price arrangement included as part of a Contract offered by the Company or any of its Subsidiaries with respect to products or services provided by third parties and (d) any stop-loss coverage or other insurance offered, underwritten or reinsured by the Company or any of its Subsidiaries.

        "Insured'' means any individual who is covered under an Insurance Product pursuant to an Insurance Contract.

        "IP Licenses" means all licenses and agreements (excluding "click-wrap" or "shrink-wrap" agreements or agreements contained in "off-the-shelf" Software or the terms of use or service for any web site) pursuant to which the Company and its Subsidiaries have acquired rights in (including usage rights to) any Intellectual Property, or licenses and agreements pursuant to which the Company and its Subsidiaries have licensed or otherwise granted the right to use any Intellectual Property, including license agreements, settlement agreements and covenants not to sue.

        "knowledge of Parent" means the actual knowledge, after reasonable inquiry, of the executive officers of Parent, with respect to each such individual employed as of the date hereof and as of the Closing Date as of such respective dates.

        "knowledge of the Company" means the actual knowledge, after reasonable inquiry, of the executive officers of the Company and the Company's Vice President of Corporate Legal, with respect to each such individual employed as of the date hereof and as of the Closing Date as of such respective dates.

        "Law" shall mean any law (including common law), ordinance, writ, statute, treaty, rule or regulation, including all Health Care Laws.

        "Leases" means all leases, subleases or licenses, including all amendments with respect thereto, pursuant to which the Company or any of its Subsidiaries use or hold any material Leased Real Property.

        "Liability" means any debt, liability, commitment or obligation of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, or absolute or contingent.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        "Material Adverse Effect" means, with respect to any Person, any fact, event, circumstance, change or effect that, individually or together with other facts, events, circumstances, changes or effects is, or would reasonably be likely to be, materially adverse to the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any fact, event, circumstance, change or effect relating to any of the following be taken into account in determining whether there has been, is, or would reasonably be likely to be, a Material Adverse Effect on or with respect to a Person: (i) the economy in general in the United States; (ii) United States or global financial or securities markets or conditions; (iii) the health and life insurance industries generally if they do not have a materially disproportionate affect on such Person; (iv) changes in applicable Law or in GAAP; (v) any adverse development in any pending or threatened Litigation, mediation or arbitration as of the date hereof (but limited, in the case of threatened Litigation, mediation or arbitration, to such matters that are set forth or referenced on the Company Disclosure Letter), other than any such development that, considered in the aggregate with all other adverse or positive developments relating to such Litigation, mediation or arbitration, is materially adverse to the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, when compared with the status of such pending or threatened Litigation, mediation or arbitration as of the date hereof; or (vi) the execution and delivery of this Agreement or announcement of the transactions contemplated hereby, including the identity of Parent, or consummation of the transactions contemplated hereby.

        "Material Company Contract" shall mean any Contract that (a) involves annual revenues or expenditures of the Company or its Subsidiaries in excess of $250,000 and relates to (i) the incurrence of indebtedness for borrowed money (including sale and leaseback transactions, capitalized lease transactions and other similar financing transactions), (ii) any reinsurance arrangement, (iii) a Leasehold relationship, (iv) IP Licenses with respect to any rights under any material Intellectual Property, (v) any outsourcing agreements or (vi) any provisions that by their express terms require the Company or any of its Subsidiaries with respect to a particular aspect of their respective insurance businesses to deal exclusively with one or more Persons with respect to such particular aspect of their respective insurance businesses, (b) contains any provisions that by their express terms limit in any material respect the manner or the localities in which the business of the Company or its Subsidiaries, or following consummation of the transactions contemplated hereby, Parent's or its Subsidiaries' business, is or would be conducted under such Contract, (c) constitutes any material joint venture or material partnership agreement or (d) grants any right of first refusal or right of first offer or similar right that limits the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any amount of assets or business with a value in excess of $250,000 (other than investments permitted by the Company's investment policy in effect on the date hereof). For purposes of this Agreement, "Material Company Contracts" shall include SEC Material Company Contracts but shall not include any Client Contract.

        "Option Exchange Ratio" shall mean the quotient (to four decimal places) of the Merger Consideration divided by the Parent Trading Price.

        "Parent Permit" means all licenses, registrations, franchises, permits, certificates, approvals, accreditation or other similar authorizations required for the business operated by Parent or its Subsidiaries, including any insurance license, managing general agent license, PPO license, TPA license, utilization review agent license, producer license or managed care organization certificate.

        "Parent SEC Documents" means any forms, reports, schedules, statements, prospectuses and other documents and exhibits publicly filed with or furnished to the SEC by Parent or any of its Subsidiaries since January 1, 2001 through the date hereof (as such forms, reports, schedules, statements, prospectuses and other documents have been amended and supplemented since the time of their respective filing or furnishing through the date hereof).

        "Parent Trading Price" means the average of the per share closing trading price of Parent Common Stock on the NYSE Composite Transactions Tape (or, if not reported thereby, as reported by any other authoritative source), for the ten (10) trading days ending on the trading day immediately prior to the Closing Date.

        "Payor" means any health maintenance organization, competitive medical plan, risk-bearing PPO, exclusive provider organization, point-of-service plan, other managed care plan or program, indemnity insurance carrier, self-funded employer plan or fund, Governmental Authority, TPA, health and welfare fund or other Person that pays, covers, underwrites or arranges for health care services for its employees, members, subscribers, enrollees, insureds, beneficiaries or other eligible individuals.

        "Payor Contract" means any Contract whereby a Payor has engaged the Company or any of its Subsidiaries to provide, arrange for, or assume financial risk for some health care coverage, services or treatment to which such Payor's eligible individuals are entitled.

        "Permitted Liens" means such of the following: (a) Liens disclosed in the financial statements (or the notes thereto) of the Company SEC Documents, (b) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings, (c) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (d) mechanics', carriers', workers' or repairmens' Liens arising in the ordinary course of business and securing payments or obligations that are not delinquent and (e) Liens that do not materially interfere with, or materially adversely affect, the value or use of the respective underlying asset, as presently used, to which such Liens relate.

        "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association and any other entity or "group" (as such term is defined in Rule 13d-5(b)(1) of the Exchange Act).

        "PPO" means a preferred provider organization.

        "Provider Contracts" means all Contracts with Providers or with intermediaries that contract with Providers with respect to the payment for health care or related services to Health Plan Members, Insureds or to Persons covered under a Client Contract.

        "Providers" means any and all hospitals (including hospital providers), physicians, physician or medical groups, independent practice associations, physician hospital organizations, integrated delivery systems, pharmacies and pharmacists, mental health professionals, other medical or health professionals, health care facilities or other providers of services or products who or which have contracted with the Company or any of its Subsidiaries to provide health care or related services or products.

        "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any real property, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

        "Representative" means, with respect to any Person, its officers, directors, employees, auditors, financial advisors, attorneys, accountants, actuaries, consultants and other agents, advisors or representatives.

        "SAP" means, with respect to any Person, the statutory accounting principles and practices prescribed or permitted by its domiciliary state.

        "SEC" means the Securities and Exchange Commission.

        "Software" means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all electronic collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any web site.

        "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (b) the interest in the capital or profits of such partnership, joint venture, limited liability company or other Person, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

        "Tax Return" means any return, report or similar statement (including any attachment or supplement thereto) supplied to or required to be supplied to any taxing authority, including, any information return, claim for refund, amended return or declaration of estimated Tax.

        "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, taxes, fees, duties, customs, tariffs or assessments, obligations or other similar charges of any kind on or with respect to income, franchises, premiums or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation or unemployment compensation or net worth, and taxes or other similar charges of any kind in the nature of excise, withholding, ad valorem or value added.

        "Third Party" means any Person (or group of Persons) other than Parent and its Subsidiaries.

        "TPA" means a person who underwrites, collects charges or premiums from, or adjusts or settles claims in connection with life or health coverage and is regulated as a third party administrator under applicable Laws.

ARTICLE II

THE MERGER

        Section 2.1    The Merger; Closing.

        (a)   As soon as reasonably practicable on the Closing Date, the Company and Merger Subsidiary shall execute and file articles of merger with the Department of Financial Institutions of the State of Wisconsin and make all other filings or recordings required by the WBCL to be made in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Department of Financial Institutions of the State of Wisconsin or, if agreed to by the Company and Parent, at such later time as is specified in the articles of merger (the "Effective Time").

        (b)   Upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the requirements of the WBCL, whereupon the separate existence of Merger Subsidiary shall cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

        (c)   The Merger will have the effects set forth in the WBCL, including the effects set forth in Section 180.1106 of the WBCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes and shall assume and be liable for all the liabilities, obligations and penalties of the Company and Merger Subsidiary.

        (d)   The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, at 10:00 a.m. local time, as soon as reasonably practicable, but in any event within two (2) Business Days after the satisfaction or, to the extent permitted hereby, waiver of all of the conditions to the Merger, other than those conditions that by their nature are to be fulfilled at Closing, but subject to the satisfaction or waiver of such conditions, unless this Agreement has been heretofore terminated pursuant to its terms or another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date").

        Section 2.2    Conversion of Shares.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (i)  each share of common stock, no par value per share, of the Company, together with the associated Company Right (collectively, the "Company Common Stock"), outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.2(a)(ii), be converted into the right to receive an amount in cash equal to $32.75 (the "Merger Consideration");

           (ii)  each share of Company Common Stock, held by the Company as treasury stock immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

          (iii)  each share of common stock, no par value per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the share so converted, and the shares so converted shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (b)   From and after the Effective Time, all shares of Company Common Stock converted in accordance with Section 2.2(a)(i), and all shares of Company Common Stock canceled pursuant to Section 2.2(a)(ii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to which such holder is entitled. From and after the Effective Time, all certificates representing Merger Subsidiary Common Stock shall be deemed for all purposes to represent only the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 2.2(a)(iii).

        Section 2.3    Surrender and Payment.

        (a)   Not less than ten (10) Business Days prior to the Effective Time, Parent shall appoint a paying agent reasonably satisfactory to the Company (the "Paying Agent") for the purpose of exchanging Certificates for the Merger Consideration. On the same Business Day as the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent by wire transfer of immediately available funds, cash sufficient to make the cash payments pursuant to Section 2.2(a)(i). On the Business Day immediately following the Effective Time, Parent will send, or cause the Paying Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent), which letter shall be in such form as the Company and Parent may reasonably agree to use in effecting delivery of shares of Company Common Stock to the Paying Agent.

        (b)   Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration as provided in this Article II will be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by such Certificate only upon surrender to the Paying Agent of such Certificate, together with a properly completed and duly executed letter of transmittal. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration. No interest will be paid or accrued on the Merger Consideration.

        (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment of such Merger Consideration that (i) the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such payment of the Merger Consideration shall (A) pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or (B) establish to the reasonable satisfaction of Parent that such Tax either has been paid or is not payable.

        (d)   After the Effective Time, there shall be no further registration of transfers of shares of capital stock of the Company on the stock records of, or relating to, the Company. If, after the Effective Time, Certificates are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures and subject to the limitations set forth, in this Article II.

        (e)   Parent shall cause the Paying Agent to invest any portion of the Merger Consideration deposited with the Paying Agent in a money market fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government and repurchase agreements in respect of such obligations. Any interest and other income resulting from such investment shall be the property of, and shall be paid to, Parent. Any losses resulting from such investment shall not in any way diminish Parent's and Merger Subsidiary's obligation to pay the full amount of the Merger Consideration.

        (f)    Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.3(a) that remains unclaimed by the holders of shares of Company Common Stock one (1) year after the Effective Time shall be returned to Parent and any such holder who has not exchanged such holder's shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.3 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Company, the Paying Agent or their respective Representatives shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

        Section 2.4    Stock Options and Other Equity Awards.

        (a)   All stock options (the "Company Options") outstanding, whether or not exercisable and vested, immediately prior to the Effective Time under the Company's Equity Incentive Plan, amended and restated February 18, 2004, and the Company's 1995 Director Stock Option Plan, amended as of November 29, 2001 (collectively, the "Company Stock Option Plans"), held by an option holder shall, effective as of the Effective Time, be cancelled, subject to the Company's receipt of any necessary waiver, consent or release from the holder thereof to effectuate such cancellation, in exchange for a single lump sum cash payment to the holder thereof from the Company to be made on the Closing Date in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the difference, if any, of the Merger Consideration less the per share exercise price of such Company Option.

        (b)   Notwithstanding anything to the contrary contained in the Company Stock Option Plans and Deferred Compensation Plans, immediately prior to the Effective Time, each outstanding award, whether or not vested (other than the Company Options which are addressed in Section 2.4(a) and Section 2.4(d)) under the Company Stock Option Plans and the Company Deferred Compensation Plans that is denominated in Company Common Stock or Company Common Stock units (including restricted stock, deferred stock and deferred stock units) shall be cancelled for a payment to the holder thereof to be made on the Closing Date in an amount equal to the product of (i) the number of shares of Company Common Stock subject to such award and (ii) the Merger Consideration.

        (c)   Prior to the Closing Date, the Company will use its reasonable best efforts to obtain all necessary waivers, consents or releases from holders of Company Options in order to give effect to the transactions contemplated by this Section 2.4.

        (d)   If the Company does not obtain any necessary waiver, consent or release from a Company Option holder, then, by virtue of the Merger, each Company Option held by such holder shall be converted, effective as of the Effective Time, into an option to purchase shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") upon the same terms and conditions as were in effect immediately prior to the Merger, except that the number of shares subject to such option shall be multiplied by the Option Exchange Ratio and the option price per share of such option shall be divided by the Option Exchange Ratio.

        Section 2.5    Adjustments.    If, at any time during the period between the date hereof and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock or Company Options the same economic effect as contemplated hereby prior to such event.

        Section 2.6    Withholding Rights.    Each of the Company, the Surviving Corporation, Parent and Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax Law, including any withholding from any payment that is treated as wages or compensation for the performance of services. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.7    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Corporation, the posting by that Person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct or the delivery of an agreement of indemnification in form reasonably satisfactory to Parent, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article II.

ARTICLE III

CERTAIN GOVERNANCE MATTERS

        Section 3.1    Articles of Incorporation of the Surviving Corporation.    At the Effective Time and without any further action on the part of the Company or Merger Subsidiary, the articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation (until amended in accordance with applicable Law and as provided in such articles of incorporation).

        Section 3.2    Bylaws of the Surviving Corporation.    At the Effective Time and without any further action on the part of the Company or Merger Subsidiary, the bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation (until amended in accordance with applicable Law and as provided in such bylaws).

        Section 3.3    Directors and Officers of the Surviving Corporation.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law and the organizational documents of the Surviving Corporation, (a) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. Immediately after the Effective Time, Parent and the Surviving Corporation shall take all action necessary to elect and/or appoint as directors of the Surviving Corporation designees of Parent so that such designees constitute the entire board of directors of the Surviving Corporation immediately after the Effective Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the written disclosure letter delivered by the Company to Parent in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter"), it being acknowledged and agreed by Parent that any matter set forth in any section or subsection of the Company Disclosure Letter shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the Company Disclosure Letter to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by the Company or any of its Subsidiaries, or otherwise imply, that any such matter rises to the level of a Material Adverse Effect on the Company or is otherwise material for purposes of this Agreement or the Company Disclosure Letter, the Company hereby represents and warrants to Parent as follows:

        Section 4.1    Organization and Qualification; Charter Documents.

        (a)   Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and corporate authority and any necessary Company Permit to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is being conducted as of the date hereof, except for such failures to be in good standing or to have corporate power, corporate authority or a Company Permit that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensure necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on the Company. Section 4.1(a) of the Company Disclosure Letter sets forth a complete list of the Company's Subsidiaries, together with the jurisdiction of organization of each Subsidiary, as of the date hereof.

        (b)   The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of (i) the articles of incorporation of the Company (including any certificates of designation), as amended and currently in effect and the bylaws of the Company, as amended and currently in effect (collectively, the "Company Organizational Documents"), and (ii) the articles or certificate of incorporation and bylaws or similar organizational documents of each of its Subsidiaries, as amended and currently in effect (collectively, the "Company Subsidiary Organizational Documents").

        Section 4.2    Corporate Authorization; Enforceability; Board Action.

        (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the satisfaction of the conditions set forth in Section 7.1 and Section 7.2 hereof, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject in the case of the consummation of the Merger to the affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast on the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger) in accordance with Section 180.1103 of the WBCL (the "Company Shareholder Approval"). This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by each of Parent and Merger Subsidiary, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to

(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

        (b)   The Board of Directors of the Company, at a meeting duly called and held, unanimously has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of the Company and the Company's shareholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), (iii) resolved (subject to Section 6.5(b)) to recommend that the Company's shareholders vote for the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger), and (iv) directed (subject to Section 6.5(b)) that this Agreement and the Merger be submitted to its shareholders for consideration in accordance with this Agreement. The Company will furnish to Parent within ten (10) Business Days from the date hereof a certified copy of resolutions of the Board of Directors of the Company approving and adopting this Agreement, the Merger and the other transactions contemplated hereby.

        (c)   The Board of Directors of the Company, at a meeting duly called and held, unanimously has resolved to, and has taken all action necessary to render the Company Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated hereby.

        (d)   No "fair price," "merger moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the provisions of Sections 180.1130 to 180.1134 and Sections 180.1140 to 180.1144 of the WBCL, inclusive) applies or purports to apply to the Company with respect to this Agreement, the Merger or the other transactions contemplated hereby.

        (e)   The Company Shareholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

        Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of the Company's representations and warranties set forth in Sections 4.2(a), (d) and (e) is based on the accuracy of Parent's representations and warranties in Section 5.8, the Company's representations and warranties in such subsections of Section 4.2 shall be limited to the extent affected by any inaccuracy in Section 5.8.

        Section 4.3    Consents and Approvals; No Violations.

        (a)   Except as set forth in Section 4.3(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not, conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, (i) the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.3(b) below, any Contract to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) assuming compliance with the matters referred to in Section 4.3(b) below, any Law applicable to the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not be reasonably likely to (A) have a Material Adverse Effect on the Company or (B) prevent or materially delay the consummation of any of the transactions contemplated hereby.

        (b)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) require no action by or filing with, any Governmental Authority other than (i) the filing of articles of merger in connection with the Merger in accordance with the WBCL, (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), (iv) compliance with any applicable requirements of the Securities Act of 1933 (the "Securities Act"), (v) those set forth in Section 4.3(b) of the Company Disclosure Letter and (vi) such other filings, consents and/or approvals that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

        Section 4.4    Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock of which, as of September 10, 2004, 13,683,383 shares (including shares of restricted stock) are issued and outstanding and (ii) 500,000 shares of preferred stock, no par value, of which, as of the date hereof, none were issued and outstanding and 10,000 shares of which have been designated as Series B Junior Cumulative Preferred Stock, of which 5,000 shares are reserved for issuance upon the exercise of preferred share purchase rights (the "Company Rights") issued pursuant to the Rights Agreement, dated as of August 9, 2001, between the Company and Firstar Bank, N.A. (with LaSalle Bank, N.A. as successor rights agent), amended as of February 1, 2002 and June 4, 2002 (the "Company Rights Agreement"). As of September 10, 2004, there were 2,970,932 shares of Company Common Stock held in treasury. As of September 10, 2004, there were (I) Company Options to purchase in the aggregate 2,419,262 shares of Company Common Stock outstanding, all of which were granted under Company Stock Option Plans, (II) 20,700 shares of restricted Company Common Stock, all of which were granted under Company Stock Option Plans and (III) 9,178.69 deferred stock units and 73,506 shares of deferred stock of the Company issuable pursuant to the Company Deferred Compensation Plans. Section 4.4(a) of the Company Disclosure Letter sets forth a list of all Company Options outstanding as of September 10, 2004, including the name of the holder of each such Company Option, the number of shares of Company Common Stock subject thereto and the exercise price thereof. All the outstanding shares of the Company's capital stock are, and all shares that may be issued pursuant to the exercise of outstanding Company Options pursuant to the Company Stock Option Plans will be, when issued in accordance with the respective terms and conditions thereof, duly authorized, validly issued, fully paid and nonassessable (subject in the case of nonassessability to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable). There are no debentures, notes or other indebtedness having voting rights with respect to matters generally submitted to the shareholders of the Company (or convertible into securities having such rights) of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above or in Section 4.4(a) of the Company Disclosure Letter and except for the transactions provided for in this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions, convertible securities, agreements or commitments obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, pre-emptive right, subscription, convertible security, agreement or commitment. Except as set forth in Section 4.4(a) of the Company Disclosure Letter, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Stock or other capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any of its Subsidiaries or any other Person other than with respect to any such other Person any investment (I) undertaken as part of or in connection with the Company's or one of its Subsidiary's investment portfolios to the extent permitted by the Company's investment policy in effect on the date hereof or

(II) not exceeding an unsatisfied aggregate commitment after the date hereof of $500,000 by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries granted or agreed to grant to any Person any stock appreciation rights or similar equity-based rights. Except as permitted hereby, following the Merger, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

        (b)   Except as set forth in Section 4.4(b) of the Company Disclosure Letter, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is, directly or indirectly, owned by the Company, and all such capital stock has been validly issued and is fully paid and nonassessable (subject in the case of nonassessability to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable), and owned by either the Company or one of its Subsidiaries free and clear of all Liens. No Subsidiary of the Company owns any shares of capital stock of the Company.

        (c)   There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

        Section 4.5    SEC Filings and Financial Statements.

        (a)   The Company has filed with, or furnished to, the SEC, all Company SEC Documents. Except as set forth in Section 4.5(a) of the Company Disclosure Letter, as of their respective dates or, if amended or supplemented, as of the date of the last such amendment or supplement, the Company SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Each of the consolidated financial statements included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries and comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof or for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company).

        (b)   The annual statements for the fiscal years ended December 31, 2003 and December 31, 2002, and the quarterly statements for the periods ended March 31, 2004 and June 30, 2004 of United Wisconsin Life Insurance Company and American Medical Security Insurance Company of Georgia filed with the insurance regulatory authorities of the states of Wisconsin and Georgia, respectively ("Company State Regulatory Filings"), copies of which have been made available to Parent prior to the date hereof, fairly present in all material respects each such Subsidiary's respective financial condition as of the dates thereof and their respective results of operations and cash flows for the periods then ended in conformity with SAP, except as may be reflected in the notes thereto and subject to normal year-end adjustments. The other information contained in such annual statements presents in all material respects the information required to be contained therein in conformity with SAP consistently applied.

        (c)   Neither the Company nor any of its Subsidiaries is a party to, or as of the date hereof has any commitment to become a party to, any joint venture, partnership or any "off-balance sheet arrangement" as defined in Item 303(a) of Regulation S-K under the Exchange Act, where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents.

        (d)   The Company has established and maintained disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").

        (e)   The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to comply in all material respects with the legal and accounting requirements applicable to the Company and such Subsidiaries.

        (f)    The Company has not, in violation of the Sarbanes-Oxley Act, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

        Section 4.6    Absence of Certain Changes.    Except for the matters contemplated hereby or as set forth in Section 4.6 of the Company Disclosure Letter, since July 1, 2004 through the date hereof, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course of business and there has not occurred (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries other than dividends paid to the Company or any of its Subsidiaries by a wholly-owned Subsidiary or (ii) any change by the Company or any of its Subsidiaries in accounting principles or methods materially affecting the consolidated financial position or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law. Except for the matters contemplated hereby or as set forth in Section 4.6 of the Company Disclosure Letter, since July 1, 2004, there has not occurred any fact, event, circumstance, change or effect (including the incurrence of any Liabilities outside the ordinary course of business) that has had, or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.7    Undisclosed Liabilities.    Since July 1, 2004, neither the Company nor any of its Subsidiaries has incurred any Liabilities that would be required by GAAP or SAP to be set forth on a consolidated balance sheet or notes thereto of the Company and its consolidated Subsidiaries, except for (a) Liabilities set forth in Section 4.7 of the Company Disclosure Letter, (b) Liabilities incurred since July 1, 2004, which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company, (c) Liabilities under Company Contracts, (d) Liabilities incurred pursuant to Client Contracts and (e) Liabilities incurred pursuant to this Agreement or the transactions contemplated hereby.

        Section 4.8    Litigation.

        (a)   Except as set forth in Section 4.8(a) of the Company Disclosure Letter, as of the date hereof, there is no litigation, suit, action, claim, investigation or other proceeding (each, a "Litigation") by or before any Governmental Authority pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, except for such Litigations that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

        (b)   Except as set forth in Section 4.8(b) of the Company Disclosure Letter, as of the date hereof, there are no judgments, injunctions, writs, orders or decrees binding on the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on the Company.

        Section 4.9    Compliance with Laws.

        (a)   Except as set forth in Section 4.9(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries are, and have been at all times since January 1, 2001, in compliance with all applicable Laws, except to the extent that the failure to be in compliance with such Laws has not had, and would not, individually or in the aggregate, reasonably be likely to have, a Material Adverse Effect on the Company.

        (b)   Except as set forth in Section 4.9(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, (i) all Company Permits are valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in default under, or in violation of, any Company Permit and, to the knowledge of the Company, no event has occurred or condition exists which constitutes or, that with notice or lapse of time or both, would constitute, a default under, or violation of, any material Company Permit, (iii) none of the Company Permits shall be terminated or impaired or become terminable in whole or in part as a result of the transactions contemplated hereby and (iv) all applications required to have been filed since January 1, 2001 for the renewal of any Company Permits have been duly filed on a timely basis (after giving effect to any grace periods or extensions) with the appropriate Governmental Authorities.

        (c)   Except as set forth in Section 4.9(c) of the Company Disclosure Letter, since January 1, 2001 through the date hereof, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has (i) received any written notice, or become a party to any enforcement action, administrative order or decree, stipulation, injunction or market conduct examination issued by or from any Governmental Authority, that (x) alleges any noncompliance (or that the Company or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (y) would reasonably be likely to result in a fine, assessment or cease and desist order, or the suspension, revocation, limitation or restriction of any Company Permit, except in the case of clause (x) or (y) as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, and (ii) entered into any material agreement or material settlement with any Governmental Authority with respect to its actual or alleged material non-compliance with, or violation of, any applicable Law.

        (d)   Except as set forth in Section 4.9(d) of the Company Disclosure Letter, since January 1, 2001, the Company and each of its Subsidiaries has timely filed (after giving effect to any grace periods or extensions) all material regulatory reports, schedules, statements and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority (the "Company Regulatory Filings"), including state health and insurance regulatory authorities and any applicable federal regulatory authorities, and have timely paid all material fees and assessments due and payable in connection therewith. Since January 1, 2001, all Company Regulatory Filings complied in all material respects with applicable Law in effect when filed and no material deficiencies have been asserted in writing by any such regulatory authority with respect to Company Regulatory Filings that have not been satisfied or are being disputed in good faith.

        (e)   The Company and its Subsidiaries are, and the Company's and its Subsidiaries' businesses are being conducted, in compliance in all material respects with the Health Insurance Portability and Accountability Act of 1996.

        Section 4.10    Reserves.    The loss reserves contained in the Company State Regulatory Filings for claims, benefits and any other liabilities under Insurance Contracts, Health Plan Contracts and Provider Contracts (a) were determined in all material respects in accordance with generally accepted actuarial principles, consistently applied (except as otherwise noted in such financial statements), and (b) are based on actuarial assumptions that are in accordance with those called for by the provisions of the related Contracts.

        Section 4.11    Employee Benefit Plans.

        (a)   Section 4.11(a) of the Company Disclosure Letter contains a true and complete list of each deferred compensation, incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, for the benefit of any employee, consultant or director of the Company or any Subsidiary (the "Company Employee Plans"). No Company Employee Plan is subject to Title IV of ERISA (a "Title IV Plan"). With respect to each Company Employee Plan, the Company has heretofore delivered or made available to Parent true and complete copies of the Company Employee Plan and any amendments thereto (or if the Company Employee Plan is not a written plan, a description thereof), any related trust or other funding vehicle, and the most recent determination letter received from the Internal Revenue Service with respect to each Company Employee Plan intended to qualify under Section 401 of the Code.

        (b)   No material liability under Title IV or Section 302 of ERISA has been incurred by the Company or by any ERISA Affiliate that has not been satisfied in full, and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any Title IV Plan during the five (5) year period ending on the last day of the most recent Title IV Plan year ended prior to the Closing Date.

        (c)   Each Company Employee Plan has been operated and administered in all material respects in accordance with its terms and applicable Law, including ERISA and the Code.

        (d)   Each Company Employee Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

        (e)   Except as set forth in Section 4.11(e) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened or anticipated material claims by or on behalf of any Company Employee Plan, by any Person or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Company Employee Plan (other than routine claims for benefits).

        (f)    Except as set forth in Section 4.11(f) of the Company Disclosure Letter, no Company Employee Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for periods extending beyond retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan," (iii) as part of benefits under Severance Agreements or (iv) benefits the full cost of which is borne by the current or former participant (or his or her beneficiary).

        (g)   Except as set forth in Section 4.11(g) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of the Company or any ERISA Affiliate to severance pay or other severance benefits or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

        (h)   Except as set forth in Section 4.11(h) of the Company Disclosure Letter, (i) no work stoppage, slowdown, lockout, labor strike, or material arbitrations against the Company or any of its Subsidiaries are pending or, to the knowledge of the Company, threatened, (ii) no unfair labor practice charges, grievances or complaints are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, (iii) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (iv) as of the date hereof, no employee of the Company at the officer level or above has given written notice to the Company or any of its Subsidiaries that any such employee intends to terminate his or her employment with the Company or any of its Subsidiaries and (v) neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, except for any citation that has been satisfied.

        (i)    Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement, work rules or practices with a labor union, labor organization or works council, nor are any such agreements, work rules or practices being negotiated as of the date hereof. None of the employees of the Company or any of its Subsidiaries is represented by any labor union, labor organization or works council in his or her capacity as an employee of the Company or any of its Subsidiaries. As of the date hereof, no labor union, labor organization or works council or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification to the Company or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Authority or any labor relations tribunal or authority. To the knowledge of the Company, as of the date hereof, no labor union, labor organization or works council is seeking to organize any employees of the Company or any of its Subsidiaries.

        Section 4.12    Taxes.

        (a)   Except as set forth in Section 4.12(a) of the Company Disclosure Letter, all federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "Company Affiliated Group") have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and shall not have expired, and all such filed Tax Returns are true, complete and accurate in all material respects. All Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 4.12(a) of the Company Disclosure Letter, there is no audit, examination, deficiency, refund litigation or proposed adjustment in writing with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group, which, if determined adversely, would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. All assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. The Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes.

        (b)   Except as set forth in Section 4.12(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, neither the Company nor any Subsidiary of the Company has (i) entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Company or any Subsidiary of the Company with respect to a taxable period for which the statute of limitations is still open or (ii) granted any consent to extend any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, in either case, that is still outstanding. There are no Liens relating to Taxes upon the assets of the Company or any Subsidiary of the Company other than Liens relating to current Taxes not yet due and payable.

        Section 4.13    Contracts.

        (a)   Except as set forth in Section 4.13(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date hereof, any Company Contract (as defined in Section 4.13(c)) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (each an "SEC Material Company Contract").

        (b)   Prior to the date hereof, the Company has made available to Parent or Parent's Representatives true and correct copies of forms of (i) a sampling of relevant Health Plan Contracts (and related application and enrollment forms), (ii) the top twenty (20) Provider Contracts ranked by number of Health Plan Members utilizing the PPO and (iii) a sampling of relevant ASO Contracts used in the business of the Company and/or its Subsidiaries as of the date hereof. Except as set forth in Section 4.13(b) of the Company Disclosure Letter, if required, each such form and any rates applicable thereto have been appropriately and timely filed and, if required, approved by applicable Governmental Authorities and otherwise conform, in all material respects, to the requirements of applicable Laws, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.

        (c)   Except as set forth in Section 4.13(c) of the Company Disclosure Letter, or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, each Company Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect in accordance with its terms except to the extent that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). For purposes of this Agreement, the term "Company Contracts" means, collectively, all Material Company Contracts, Provider Contracts and other Contracts to which the Company or any of its Subsidiaries is a party (without regard to any dollar or materiality thresholds); provided that "Company Contracts" shall not include any Client Contract. The Company and each of its Subsidiaries have performed all obligations required to be performed by them under each Company Contract and, to the knowledge of the Company, each other party to each Company Contract has performed all obligations required to be performed by it under such Company Contract, except, in each case of the Company or its Subsidiaries or each such other party, as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company.

        (d)   Since January 1, 2001 through the date hereof, to the knowledge of the Company, (i) neither the Company nor any of its Subsidiaries has received written notice of any violation or default under any Material Company Contract to which it is a party and (ii) there is no such written threat of a violation or default by the Company or any of its Subsidiaries, as the case may be, or written threat of a violation or default by any other party to a Material Company Contract that has been received by the Company or one of its Subsidiaries, except in the case of clause (i) or (ii) for violations or defaults or threats of violations or defaults that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

        (e)   The Company has made available to Parent prior to the date hereof true and complete copies of the Material Company Contracts, except for reinsurance arrangements not in force as of the date hereof.

        Section 4.14    Intellectual Property.

        (a)   As used herein: (i) "Intellectual Property" means all U.S. and foreign (A) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications related to the foregoing ("Trademarks"), (B) patents and pending patent applications ("Patents"), (C) registered and unregistered copyrights and all registrations and applications to register the same ("Copyrights"), (D) trade secrets, including confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies and (E) Software; and (ii) "Company Intellectual Property" means the Intellectual Property and Software used in the business of the Company or any of its Subsidiaries as presently conducted.

        (b)   Except as set forth in Section 4.14(b) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on the Company, to the knowledge of the Company:

            (i)  All material Trademark and Copyright regulations and all material Patents owned by the Company and its Subsidiaries are in full force and effect and have not lapsed, expired or been abandoned, and are not the subject of any opposition filed with the United States Patent and Trademark Office or any other intellectual property registry.

           (ii)  No claims are currently pending against the Company or any of its Subsidiaries and, to the knowledge of Company, no threat of a claim has been asserted in writing by any Third Party against the Company or any of its Subsidiaries since January 1, 2001, in each case related to the use in the conduct of the businesses of the Company and its Subsidiaries of Company Intellectual Property.

          (iii)  The conduct of the businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any material Intellectual Property rights of any Third Party.

          (iv)  No Third Party is infringing any material Intellectual Property owned by the Company or its Subsidiaries.

        Section 4.15    Properties and Assets.

        (a)   Section 4.15(a) of the Company Disclosure Letter sets forth the address or other description of each parcel of real property owned by the Company or its Subsidiaries (collectively, the "Owned Real Property"). Except as set forth in Section 4.15(a) of the Company Disclosure Letter and subject to any Permitted Liens, (i) the Company or one of its Subsidiaries has good and merchantable title to the Owned Real Property and to all of the buildings, structures and other improvements located thereon, (ii) the Company and its Subsidiaries have not leased, licensed or, to the knowledge of the Company, otherwise granted any Person the right to use or occupy such Owned Real Property or any portion thereof and (iii) the Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Owned Real Property. The Owned Real Property constitutes all of the real property owned by the Company and its Subsidiaries.

        (b)   Section 4.15(b) of the Company Disclosure Letter lists, as of the date hereof, each parcel of all leasehold or subleasehold estates and other rights to use or occupy any land, buildings or structures used by the Company or its Subsidiaries in the course of their respective businesses (the "Leased Real Property"). Prior to the date hereof, the Company has made available to Parent a true and complete schedule of the Leases. Except as set forth in Section 4.15(b) of the Company Disclosure Letter or as, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries have not subleased or licensed to any Person the right to use or occupy such Leased Real Property or any portion thereof, (ii) to the knowledge of the Company, there are no disputes with respect to such Lease, (iii) the Company and its Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein and (iv) there are no Liens, except for Permitted Liens, on the estate or interest created by such Lease.

        (c)   Since January 1, 2001 through the date hereof, (i) no written notice from any Governmental Authority has been received by the Company or any of its Subsidiaries requiring or calling attention to the need for any material work, repair, construction, alteration or installation on, or in connection with, the Owned Real Property or the Leased Real Property, and (ii) no material assessment for public improvement that is due and remains unpaid has been made against any Owned Real Property or Leased Real Property and, to the knowledge of the Company, there are no currently proposed or pending assessments for public improvements against any Owned Real Property or Leased Real Property.

        (d)   The Company and its Subsidiaries have good title to their owned assets, or in the case of assets and properties that they lease, license or have other rights in, valid rights by lease, license or other agreement to use, all assets and properties (in each case, tangible and intangible) necessary to permit the Company and its Subsidiaries to conduct their business as currently conducted, except where the failure to have such title, or rights by lease, license, or other agreement to use would not reasonably be likely to have a Material Adverse Effect on the Company. The assets and properties (in each case, tangible and intangible) owned or used by the Company and its Subsidiaries are in satisfactory condition and repair for their continued use as they have been used and are adequate in all material respects for their current use, reasonable wear and tear excepted, except where the failure to be in satisfactory condition and repair would not reasonably be likely to have a Material Adverse Effect on the Company.

        Section 4.16    Environmental Matters.

        (a)   The Company and its Subsidiaries are, and have been since January 1, 2001, in compliance with all Environmental Laws, including possessing all material Company Permits required for its operations under applicable Environmental Laws, except for non-compliance that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on the Company.

        (b)   Neither the Company nor any of its Subsidiaries has received written notice of, and, to the knowledge of the Company, is not the subject of, any actions, claims, investigations, demands, requests for information, citation, complaint or notices by any person alleging Liability arising under, or non-compliance with any Environmental Law that would reasonably be likely to have a Material Adverse Effect on the Company.

        (c)   With respect to any Owned Real Property or Leased Real Property currently or formerly owned or leased, as the case may be, by the Company or its Subsidiaries there have been no Releases of Hazardous Materials that have or are reasonably likely to result in a claim against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has entered into any agreement that may require them to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any Liabilities arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under Environmental Laws, except as would not reasonably be likely to have a Material Adverse Effect on the Company.

        Section 4.17    Transactions with Affiliates.    Except as set forth in Section 4.17 of the Company Disclosure Letter, since January 1, 2001, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

        Section 4.18    Insurance Issued by the Insurance Companies.    To the knowledge of the Company:

        (a)   Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, all benefits claimed by any Person under any Insurance Contract have in all material respects been paid in accordance with the terms of the Insurance Contracts under which they arose, such payments were not materially delinquent and were paid (or will be paid) without fines or penalties (excluding any statutorily imposed interest for payments after a specified time period), except for any such claim for benefits for which the Company believes there is a reasonable basis to contest payment and is taking such action.

        (b)   Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company, each insurance agent or broker, at the time such agent or broker wrote, sold or produced Insurance Products, to the extent required by applicable Law, was duly appointed by the applicable Subsidiary of the Company to act as an agent for such Subsidiary of the Company and was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for such Subsidiary of the Company.

        Section 4.19    Insurance.

        (a)   Section 4.19(a) of the Company Disclosure Letter sets forth a list of, and true and complete copies of, all material insurance policies and fidelity bonds in effect as of the date hereof issued by Third Parties to the Company (excluding any reinsurance and policies issued to Third Parties where the Company or its Subsidiaries are an additional named insured) relating to the assets, business, operations, employees, directors or officers of the Company and its Subsidiaries. All premiums payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 2001 and remain in full force and effect.

        (b)   All reinsurance Contracts relating to the business of the Company and its Subsidiaries are in full force and effect in accordance with their terms and neither the Company nor any of Subsidiaries is in breach of any material provision thereof and, to the knowledge of the Company, no other party to such reinsurance agreements is in breach of any provision thereof. To the knowledge of the Company, there is no event that has occurred that, with the passage of time or the giving of notice, or both, would create a default or breach by the Company or any of its Subsidiaries under any reinsurance Contracts.

        Section 4.20    Adverse Communications.    Except as set forth in Section 4.20 of the Company Disclosure Letter, since January 1, 2001 through the date hereof, neither the Company nor any of its Subsidiaries has received any written communication from any agent or broker which generates for the Company's insurance subsidiaries, either directly or indirectly, more than $25,000,000 in annual gross written premium, which communication cancelled, gave notice of cancellation or threatened cancellation of, the relationship between it and such Company insurance subsidiary.

        Section 4.21    Capital or Surplus Maintenance.    None of the Company's Subsidiaries is subject to any requirement to maintain capital or surplus amounts or levels, or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except (a) for any such requirements or restrictions under applicable Laws, (b) to maintain the Company's ratings pursuant to applicable guidelines of rating agencies or (c) as required by the terms of the Company's credit facility in place on the date hereof.

        Section 4.22    Disclosure Documents.    The Proxy Statement at the date first mailed to the shareholders of the Company, at the time of the Company Shareholder Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Subsidiary for inclusion or incorporation by reference in such documents. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act.

        Section 4.23    Opinions of Financial Advisors.    The Company has received the opinions of J.P. Morgan Securities Inc. ("JPMorgan") and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan"), which opinions will be delivered to the Board of Directors of the Company in written form dated the date hereof, to the effect that, as of the date of their respective opinions, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

        Section 4.24    Finders' or Advisors' Fees.    Except for JPMorgan and Houlihan, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission in connection with the transactions contemplated hereby. The Company has provided Parent a summary of the economic terms of the agreement between the Company and JP Morgan pursuant to which such firm would be entitled to any payment relating hereto in connection with the Merger or the other transactions contemplated hereby; and such agreement is the only agreement providing for the payment of any consideration to JP Morgan with respect hereto in connection with the Merger or the other transactions contemplated hereby. The Company has provided Parent a summary of the economic terms of the agreement between the Company and Houlihan pursuant to which such firm would be entitled to any payment relating hereto in connection with the Merger or the other transactions contemplated hereby and such agreement is the only agreement providing for the payment of any consideration to Houlihan with respect hereto in connection with the Merger or the other transactions contemplated hereby.

        Section 4.25    Rating Matter.    Except as set forth in Section 4.25 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has used a tier rating renewal methodology (or any other renewal rating methodology applying a rating factor to specific individuals based on changes in their individual health status) as a basis for adjusting premium rates in whole or in part for any Insurance Product renewed or reinstated on or after January 1, 2003.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUBSIDIARY

        Except as set forth in (i) the written disclosure letter delivered by Parent and Merger Subsidiary to the Company in connection with the execution and delivery of this Agreement (the "Parent Disclosure Letter"), it being acknowledged and agreed by the Company that any matter set forth in any section or subsection of the Parent Disclosure Letter shall be deemed to be a disclosure for all purposes of this Agreement and all other sections or subsections of the Parent Disclosure Letter to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by Parent or any of its Subsidiaries, or otherwise imply, that any such matter rises to the level of a Material Adverse Effect on Parent or is otherwise material for purposes of this Agreement or the Parent Disclosure Letter or (ii) with respect to Sections 5.4, 5.5 and 5.6, in or, incorporated by reference in, the Parent SEC Documents, Parent and Merger Subsidiary jointly and severally hereby represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification; Charter Documents.

        (a)   Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and corporate authority and any necessary Parent Permit to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is being conducted as of the date hereof, except for such failures to be in good standing or to have corporate power, corporate authority or a Parent Permit that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on Parent. Each of Parent and Merger Subsidiary is duly qualified or licensed to do business, and is in good standing (with respect to jurisdictions that recognize such concept), in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensure necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not resulted in or would not reasonably be likely to have a Material Adverse Effect on Parent.

        (b)   Parent and Merger Subsidiary have made available to the Company prior to the execution of this Agreement complete and correct copies of (i) the certificate of incorporation of Parent (including any certificates of designation), as amended and currently in effect and the bylaws of Parent, as amended and currently in effect and (ii) the articles of incorporation and bylaws of Merger Subsidiary, as amended and currently in effect.

        Section 5.2    Corporate Authorization; Enforceability; Board Action.

        (a)   Each of Parent and Merger Subsidiary has the requisite corporate power and authority to enter into this Agreement and, subject to the satisfaction of the conditions set forth in Section 7.1 and Section 7.3 hereof, to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Subsidiary and no other corporate proceedings on the part of either Parent or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each such party in accordance with its terms, except to the extent that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

        (b)   The Board of Directors of Parent, at a meeting duly called and held, unanimously has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of Parent and Parent's shareholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger). Parent, in its capacity as the sole shareholder of Merger Subsidiary, has consented in writing to the approval and adoption of this Agreement and the transactions contemplated hereby (including the Merger). Parent will furnish to the Company within ten (10) Business Days from the date hereof a certified copy of resolutions of the Board of Directors of Parent approving and adopting this Agreement, the Merger and the other transactions contemplated hereby.

        (c)   The Board of Directors of Merger Subsidiary, by a validly adopted unanimous written consent, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable and in the best interests of Merger Subsidiary and Merger Subsidiary's sole shareholder, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) recommended that Parent, as Merger Subsidiary's sole shareholder, approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

        Section 5.3    Consents and Approvals; No Violations.

        (a)   Except as set forth in Section 5.3(a) of the Parent Disclosure Letter, the execution and delivery by Parent and Merger Subsidiary of this Agreement does not, and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby and compliance by Parent and Merger Subsidiary with any of the provisions hereof will not, conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under (i) the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 5.3(b) below, any Contract to which Parent or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (iii) assuming compliance with the matters referred to in Section 5.3(b) below, any Law applicable to Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not be reasonably likely to (A) have a Material Adverse Effect on Parent or (B) prevent or materially delay the consummation of any of the transactions contemplated hereby.

        (b)   The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby (including the Merger) require no action by or filing with, any Governmental Authority other than (i) the filing of articles of merger in connection with the Merger in accordance with the WBCL, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the Exchange Act, (iv) compliance with any applicable requirements of the Securities Act, (v) those set forth in Section 5.3(b) of the Parent Disclosure Letter and (vi) such other filings, consents and/or approvals that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent.

        Section 5.4    SEC Filings and Financial Statements.

        (a)   Parent has filed with, or furnished to, the SEC, all Parent SEC Documents. As of their respective dates or, if amended or supplemented, as of the date of the last such amendment or supplement, the Parent SEC Documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries and comply as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof or for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent).

        (b)   The annual statements for the fiscal years ended December 31, 2003 and December 31, 2002, and the quarterly statements for the periods ended March 31, 2004 and June 30, 2004 of PacifiCare Life and Health Insurance Company and PacifiCare Life Assurance Company filed with the insurance regulatory authorities of the states of Indiana and Colorado, respectively, copies of which have been made available to the Company prior to the date hereof, fairly present in all material respects each such Subsidiary's respective financial condition as of the dates thereof and their respective results of operations and cash flows for the periods then ended in conformity with SAP, except as may be reflected in the notes thereto and subject to normal year-end adjustments.

        Section 5.5    Litigation.

        (a)   Except as set forth in Section 5.5(a) of the Parent Disclosure Letter, as of the date hereof, there is no Litigation by or before any Governmental Authority pending or, to the knowledge of Parent, threatened in writing against, by or affecting Parent or any of its Subsidiaries, except for such Litigations that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Parent.

        (b)   Except as set forth in Section 5.5(b) of the Parent Disclosure Letter, as of the date hereof, there are no judgments, injunctions, writs, orders or decrees binding on Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect on Parent.

        Section 5.6    Compliance with Laws.

        (a)   Except as set forth in Section 5.6(a) of the Parent Disclosure Letter, Parent and each of its Subsidiaries are, and have been at all times since January 1, 2001, in compliance with all applicable Laws, except to the extent that the failure to be in compliance with any such Laws has not had, and would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent.

        (b)   Except as set forth in Section 5.6(b) of the Parent Disclosure Letter or as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent, (i) all Parent Permits are valid and in full force and effect, (ii) neither Parent nor any of its Subsidiaries is in default under, or in violation of, any Parent Permit, and, to the knowledge of Parent, no event has occurred or condition exists which constitutes or, that with notice or lapse of time or both, would constitute, a material default under, or material violation of, any material Parent Permits, (iii) none of the Parent Permits shall be terminated or impaired or become terminable as a result of the transactions contemplated hereby and (iv) all applications required to have been filed since January 1, 2001 for the renewal of any Parent Permits have been duly filed on a timely basis (after giving effect to any grace periods or extensions) with the appropriate Governmental Authorities.

        (c)   Except as set forth in Section 5.6(c) of the Parent Disclosure Letter, since January 1, 2001 through the date hereof, to the knowledge of Parent, neither Parent nor any of its Subsidiaries has (i) received any written notice, or become a party to any enforcement action, administrative order or decree, stipulation, injunction, market conduct examination issued by or from any Governmental Authority, that (x) alleges any noncompliance (or that Parent or any of its Subsidiaries is under investigation or the subject of an inquiry by any such Governmental Authority for such alleged noncompliance) with any applicable Law or (y) would reasonably be likely to result in a fine, assessment or cease and desist order, or the suspension, revocation or limitation or restriction of any Parent Permit, except in the case of clause (x) or (y) as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Parent and (ii) neither Parent nor any of its Subsidiaries has entered into any material agreement or material settlement with any Governmental Authority with respect to its actual or alleged material non-compliance with, or violation of, any applicable Law.

        (d)   Except as set forth in Section 5.6(d) of the Parent Disclosure Letter or as would not reasonably be likely to have a Material Adverse Effect on Parent, since January 1, 2001, Parent and each of its Subsidiaries has timely filed (after giving effect to any grace periods or extensions) all material regulatory reports, schedules, statements, and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Authority, including state health and insurance regulatory authorities and any applicable federal regulatory authorities, and have timely paid all material fees and assessments due and payable in connection therewith.

        Section 5.7    No Parent Vote Required.    No vote or other action of the shareholders of Parent is required by applicable Law, the certificate of incorporation of Parent, the bylaws of Parent or otherwise in order for Parent and Merger Subsidiary to consummate the Merger and the transactions contemplated hereby.

        Section 5.8    Parent Ownership of Company Securities.    Parent and its Subsidiaries do not Beneficially Own any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock. Neither Parent nor Merger Subsidiary is, or will become prior to the Effective Time, a "significant shareholder" or an "interested stockholder" with respect to the Company within the meaning of Section 180.1130(11) and Section 180.1140(8), respectively, of the WBCL.

        Section 5.9    Disclosure Documents.    The information furnished to the Company by or on behalf of Parent and Merger Subsidiary for inclusion or incorporation by reference in the Proxy Statement will not, at the date first mailed to the shareholders of the Company, at the time of the Company Shareholder Meeting and at the time filed with the SEC, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by Parent with respect to statements made therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in such documents.

        Section 5.10    Finders' or Advisors' Fees.    Except for MTS Health Partners, L.P. and Morgan Stanley & Co. Incorporated, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Subsidiary who is entitled to any fee or commission in connection with the transactions contemplated hereby.

        Section 5.11    Financing.    Parent has and will have, immediately prior to, from and after the Effective Time, sufficient funds on-hand and available through existing liquidity facilities (without restrictions on drawdown that would delay payment of the Merger Consideration in accordance with Article II hereof) to consummate the transactions contemplated hereby, including payment of any amounts under Article II and Section 6.11.

        Section 5.12    Ownership and Operations of Merger Subsidiary.    Parent owns of record and Beneficially Owns all outstanding shares of capital stock of Merger Subsidiary. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, and has engaged in no other business or other activities or incurred any liabilities, other than in connection with or as contemplated herein.

ARTICLE VI

COVENANTS

        Section 6.1    Conduct of the Company's Business Pending the Merger.

        (a)   Except for matters set forth in Section 6.1(a) of the Company Disclosure Letter or otherwise contemplated hereby or with the prior written consent of Parent, from and after the date hereof and prior to the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms (the "Pre-Closing Period"), the Company covenants and agrees that the business of the Company and its Subsidiaries shall be conducted only in the ordinary course of business consistent (except where indicated below) with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve its business organization intact and maintain its existing relations with its key customers, suppliers, brokers, agents, employees, creditors and business partners.

        (b)   Without limiting the provisions of paragraph (a), the Company covenants and agrees that, except as set forth in Section 6.1(b) of the Company Disclosure Letter or as expressly permitted herein, or with the prior written consent of Parent, during the Pre-Closing Period, neither the Company nor any of its Subsidiaries will:

            (i)  amend or propose to amend its articles of incorporation or bylaws or similar organizational documents;

           (ii)  issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof or Company Options that prior to the date hereof, the Company has agreed in writing to issue and which are listed in Section 4.4(a) of the Company Disclosure Letter;

          (iii)  (A) directly or indirectly, split, combine or reclassify the outstanding shares of capital stock of the Company, or any outstanding capital stock of any of the Subsidiaries of the Company; or (B) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (iv)  declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid to the Company or any wholly-owned Subsidiary by a wholly-owned Subsidiary;

           (v)  (A) increase the compensation or benefits payable to any director, officer, other employee or consultant of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice to an employee of the Company that is not an officer under Section 16 of the Exchange Act; (B) make any new grant of any severance or termination payment to (or amend any such existing arrangement with) any director, officer, other employee or consultant of the Company or any of its Subsidiaries, other than severance or termination arrangements in connection with the termination in the ordinary course of business in amounts consistent with past practice to an employee or consultant of the Company that is not an officer under Section 16 of the Exchange Act; (C) hire any employee with an annual base salary in excess of $150,000, or promote any employee to any such position except in order to fill a position vacated after the date hereof; (D) enter into any severance or deferred compensation or other similar agreement (or amend any such existing agreement to materially increase benefits thereunder) with any director, officer, other employee or consultant of the Company or any of its Subsidiaries (other than agreements to make payments permitted under clause (B) above) or amend any generally applicable severance or termination policy to materially increase benefits thereunder; or (E) permit any director, officer or employee of the Company or any of its Subsidiaries who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan, other than in the case of clauses (A) to (D), pursuant to a pre-existing Contract that was disclosed to Parent or as required by applicable Law;

          (vi)  (A) adopt any new benefit plan, terminate any Company Employee Plan or modify any Company Employee Plan in a way that would result in a material additional cost to Parent, the Company or any of their respective Subsidiaries, except for any amendments to a Company Employee Plan required to maintain its qualified plan status under Section 401(a) of the Code; or (B) modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Company Employee Plan, except to the extent required by GAAP;

         (vii)  (A) enter into any material transaction pursuant to which the Company or any of its Subsidiaries obtains insurance from any Third Party other than in the ordinary course of business; or (B) materially change any reinsurance program other than in the ordinary course of business;

        (viii)  take any action to cause any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payable payee to be cancelled or terminated, without notice to Parent, except in the ordinary course of business;

          (ix)  establish any new, or fund any existing, "rabbi" or similar trust (except in accordance with the current terms of any Company Employee Plan), or enter into any other arrangement for the purpose of securing non-qualified retirement benefits, termination benefits or deferred compensation;

           (x)  materially modify, materially amend or terminate or materially waive, materially release or assign any material rights or material claims under any Material Company Contract;

          (xi)  (A) incur any indebtedness for borrowed money or issue debt securities or assume or guarantee the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money, except for indebtedness incurred under the Company's existing credit facilities in the ordinary course of business consistent with past practice; (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company), except in the ordinary course of business consistent with past practice and as otherwise permitted under the Company's existing investment policy; or (C) enter into any material commitment or transaction (including any borrowing, capital expenditure or purchase, sale or lease of assets) requiring a capital expenditure by the Company or its Subsidiaries, other than capital expenditures incurred or committed to (I) in 2004, pursuant to the Company's capital expenditures budget for 2004 and (II) in 2005, pursuant to the Company's preliminary capital expenditures budget for 2005 (capital expenditures for 2005 will be determined on a pro rata basis through Closing for purposes of this clause (II)), in each case as such budgets were previously made available to Parent and other capital expenditures that do not exceed $2,000,000 in the aggregate;

         (xii)  (A) make, revoke or change a material Tax election with respect to the Company or any of its Subsidiaries; (B) change a material method of reporting income or deductions for Tax purposes with respect to the Company or any of its Subsidiaries; or (C) settle or compromise any material Tax liability or refund of the Company or any of its Subsidiaries other than with respect to any proceeding with respect to a material Tax liability of the Company or any of its Subsidiaries in progress as of the date hereof in an aggregate amount not to exceed the amount reserved for Tax liabilities on the consolidated balance sheet of the Company, dated as of June 30, 2004, included in the Form 10-Q filed by the Company on August 5, 2004.

        (xiii)  change any of the accounting principles used by it, unless required by GAAP or applicable Law;

        (xiv)  pay, discharge or satisfy any Liabilities, other than the payment, discharge or satisfaction of any such Liabilities (A) in the ordinary course of business consistent with past practice, (B) outside of the ordinary course of business in an aggregate amount not exceeding $500,000 with respect to any Liability relating to a specific matter or (C) pursuant to any settlement or compromise regarding any Litigation (whether or not commenced prior to the date hereof), other than settlements or compromises where the amount paid (after giving effect to insurance proceeds to be actually received) does not exceed in each case the amount that is fully reserved on the consolidated balance sheet of the Company, dated as of June 30, 2004, included in the Form 10-Q filed by the Company with the SEC on August 5, 2004, or disclosed in writing to Parent prior to the date hereof with respect to such Litigation, plus an amount in addition to such reserved or disclosed amounts not to exceed $2,000,000 in the aggregate for all settlements or compromises of any Litigation made pursuant to this proviso; provided that nothing in this clause (xiv) shall prohibit, restrict or limit any action that the Company or its Subsidiaries are authorized or permitted to undertake pursuant to any other clause of this Section 6.1(b);

         (xv)  sell, transfer, lease, license, pledge or encumber any assets of the Company or any of its Subsidiaries, except (A) pursuant to Contracts in existence as of the date hereof or (B) in the ordinary course of business, which may include the disposal of obsolete or surplus equipment or the selling of investments through the Company's investment managers;

        (xvi)  acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, except any acquisition (by merger, consolidation, or acquisition of stock or assets) as part of or in connection with (A) one or more intracompany reorganizations or (B) the Company's or one of its Subsidiary's investment portfolios consistent with the Company's existing investment policy;

       (xvii)  take any action to cause the Company Common Stock to cease to be listed for trading on the New York Stock Exchange prior to the Closing Date; and

      (xviii)  enter into a Contract to do any of the foregoing, or to authorize, recommend or announce an intention to do any of the foregoing.

        (c)   Nothing contained herein shall give to Parent or Merger Subsidiary, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations.

        Section 6.2    Preparation of Proxy Statement; Shareholder Meeting.

        (a)   As promptly as reasonably practicable following the date hereof, the Company shall with the timely cooperation and assistance of Parent prepare and file with the SEC the proxy statement relating to the matters to be submitted to the Company shareholders at the Company Shareholder Meeting (such proxy statement and any amendments or supplements thereto, the "Proxy Statement"). The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. The Company shall, as promptly as practicable after receipt thereof, provide Parent copies of any written comments, and advise Parent of any oral comments or communications regarding the Proxy Statement received from the SEC. The Company and Parent shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing the same with the SEC, and such parties will promptly provide each other with copies of such filings made with the SEC.

        (b)   The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as reasonably practicable after being cleared by the SEC.

        (c)   If at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent, as the case may be, that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by Law, the Company and Parent shall cooperate to cause an appropriate amendment or supplement describing such information promptly to be filed with the SEC and disseminated to the shareholders of the Company.

        (d)   Subject to Section 6.2(e), the Company shall, in accordance with applicable Law and the articles of incorporation and bylaws of the Company, (i) duly take all lawful action to call and give notice of, and use its reasonable best efforts to convene and hold, a meeting of its shareholders as soon as reasonably practicable after the date hereof (the "Company Shareholder Meeting") for the purpose of obtaining the Company Shareholder Approval with respect to the transactions contemplated hereby and (ii) use its reasonable best efforts to solicit the approval of this Agreement. In furtherance of the foregoing, except as set forth in Section 6.5(b), the Board of Directors of the Company shall recommend approval of this Agreement by the shareholders of the Company as set forth in Section 4.2(b) (the "Company Recommendation").

        (e)   Notwithstanding any other provision of this Agreement, in the event that the Company effects a Company Change of Recommendation in compliance with Section 6.5(b), the Company shall not be obligated, pursuant to Section 6.2(d) or any other provision of this Agreement, to give notice of, convene or hold the Company Shareholder Meeting, or solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the Merger.

        Section 6.3    Access to Information; Confidentiality.

        (a)   Subject to compliance with applicable Law and Section 6.3(b), the Company shall, and shall cause its Subsidiaries to, give Parent and its Representatives reasonable access to the offices, facilities, personnel, properties, books and records of the Company and its Subsidiaries (including giving permission to the Company's auditors to share its work papers) during normal business hours, furnish to Parent and its Representatives such financial and operating data and all other information as such Persons may reasonably request and shall instruct its Representatives to cooperate with Parent in its investigation of the business of the Company; provided, however, that no investigation of the Company's business shall affect any representation or warranty made by the Company hereunder. Each party will use its reasonable best efforts to minimize any disruption to the businesses of the Company and its Subsidiaries that may result from requests for access, data and information hereunder.

        (b)   All information provided or obtained in connection with the transactions contemplated hereby will be held by Parent in accordance with the Confidentiality Agreement, dated August 6, 2004, between Parent and the Company (the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms hereof and the Confidentiality Agreement, the terms hereof will govern. Notwithstanding the foregoing, the Company shall not be required to provide any information that it reasonably believes it may not provide to Parent by reason of contractual or legal restrictions, including applicable Laws, or which it believes is competitively sensitive information. In addition, the Company may designate any competitively sensitive information provided to Parent under this Agreement as "outside counsel only" and such information shall be given only to the outside counsel of Parent and may not be shared with Parent or any of its Subsidiaries or any of their respective Representatives (other than such outside counsel).

        Section 6.4    No Solicitation; Unsolicited Proposals.

        (a)   After the date hereof and prior to the Effective Time or earlier termination of this Agreement pursuant to Section 8.1, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its Representatives on its behalf to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or encourage any inquiries or the making, announcement or submission of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (including the granting of any waiver under Sections 180.1140 to 180.1144 of the WBCL), (ii) other than informing Persons of the existence of the provisions contained in this Section 6.4, participate or engage in any substantive discussions or any negotiations with, or disclose or provide any non-public information or data relating to the Company or its Subsidiaries or afford access to the properties, books or records or employees of the Company or its Subsidiaries to, any Third Party making, or in furtherance of, an Acquisition Proposal or an indication of interest that could lead to an Acquisition Proposal or (iii) enter into any agreement in principle, letter of intent, memorandum of understanding or other agreement (other than a confidentiality agreement) with respect to any Acquisition Proposal. The Company shall, and shall cause its Subsidiaries to, and shall cause its Representatives on its behalf to, immediately cease and terminate any existing discussions or negotiations with any Third Party conducted heretofore by the Company, its Subsidiaries or the Company's Representatives with respect to any Acquisition Proposal and shall request that all such Third Parties who executed on or after June 1, 2004 a confidentiality agreement in connection with the consideration of a possible Acquisition Proposal to return to the Company, or destroy, all confidential information heretofore furnished to such Third Party by or on behalf of the Company in accordance with the terms of such confidentiality agreement, including the rights of such Third Parties to retain confidential information in accordance with the terms of such confidentiality agreements.

        (b)   Notwithstanding the restrictions set forth in Section 6.4(a), if, at any time prior to the Company Shareholder Approval, (i) the Company receives an unsolicited bona fide proposal from a Third Party relating to an Acquisition Proposal and (ii) the Board of Directors of the Company concludes in good faith (after receiving advice of its financial advisors and outside counsel) that (A) such Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal and (B) the failure to do so would reasonably be expected to result in a breach by the Board of Directors of the Company of its fiduciary duties to the Company's shareholders under applicable Law, the Company may, after giving three (3) Business Days prior written notice to Parent of the identity of such Third Party and the material terms and conditions of its Acquisition Proposal and the Company's intention to furnish non-public information or data or access, and after the Company enters into an executed confidentiality agreement (provided that in the event that such confidentiality agreement contains any "standstill" provisions or restrictions on disclosure of information less favorable to the Company than such provisions or restrictions in the Confidentiality Agreement, then the Company and Parent shall enter into an amendment to such Confidentiality Agreement to provide for a substantially comparable "standstill" and equivalent restrictions on disclosure), (x) provide non-public information or data relating to the Company or its Subsidiaries (provided that the Company furnishes such non-public information to Parent concurrently with providing such non-public information or data to a Third Party (to the extent that such non-public information has not been previously furnished to Parent)), or afford access to the properties, book or records or employees of the Company or its Subsidiaries to the Third Party making such Acquisition Proposal and its Representatives and (y) participate in discussions or negotiations regarding such proposal.

        (c)   After the date hereof, the Company shall as soon as practicable (and in any event within two (2) Business Days after becoming knowledgeable thereof) notify Parent orally and in writing of any Acquisition Proposal or of any request for information or inquiry that could lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person making such Acquisition Proposal, request or inquiry. The Company shall inform Parent on a prompt basis of the status and content of any discussions or negotiations regarding, or relating to, any Acquisition Proposal and any material modification thereto.

        (d)   Nothing contained herein shall prohibit or impede the Company from taking and disclosing to its shareholders a position as required by Rule 14d-9, Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from making any other required disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after receiving advice of outside counsel, failure so to disclose would reasonably be expected to be inconsistent with the fulfillment of its fiduciary duties to the Company's shareholders under applicable Law.

        (e)   For purposes of this Agreement:

          (i)    "Acquisition Proposal" means any inquiry, offer, proposal or indication of interest, as the case may be, by any Third Party that relates to (1) a transaction or series of transactions (including any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination) involving the Company or the issuance or acquisition of shares of capital stock or other equity securities of the Company representing 15% or more (by voting power) of the outstanding capital stock of the Company, (2) any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, Beneficially Owning shares of capital stock or other equity securities of the Company representing 15% or more (by voting power) of the outstanding capital stock of the Company or (3) the acquisition, purchase or disposition of the business or consolidated assets of the Company (including capital stock or assets of any Subsidiary) outside the ordinary course of business; and

          (ii)   "Superior Proposal" means any bona fide Acquisition Proposal, on its most recently amended or modified terms which the Board of Directors of the Company determines in its good faith judgment (after receiving the advice of its outside counsel and financial advisors) after taking into account, among other things, the terms and conditions of the Acquisition Proposal and this Agreement (as may be proposed to be amended by Parent), including price, form of consideration, closing conditions, the ability to fully finance the transaction and such other aspects of the Acquisition Proposal as the Board of Directors of the Company in good faith deems relevant (A) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the Company's shareholders than the transactions contemplated hereby and (B) is reasonably likely to be completed.

        Section 6.5    Company Board of Directors' Recommendation.

        (a)   Subject to Section 6.5(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, qualify, modify or amend or propose to withdraw, qualify, modify or amend in any manner adverse to Parent or Merger Subsidiary, the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement) relating to any Acquisition Proposal or (iii) approve or recommend or propose to approve or recommend any Acquisition Proposal (each of the foregoing being referred to as a "Company Change in Recommendation").

        (b)   Notwithstanding the provisions of Section 6.5(a), if, prior to the Company Shareholder Meeting, (i) the Board of Directors of the Company determines in good faith, after receiving advice of outside counsel, that it would reasonably be expected to be required for the purpose of fulfilling its fiduciary duties to the Company's shareholders under applicable Law, (ii) the Company provides to Parent a notice in writing of the determination described in clause (i), and (iii) at least four (4) Business Days have elapsed from receipt by Parent of the notice referred to in clause (ii) above, and taking into account any revised proposal made by Parent since receipt by it of the notice referred to in clause (ii) above, the Board of Directors of the Company maintains its determination described in clause (i) above, the Board of Directors of the Company may (A) withdraw or modify its approval or recommendation of the Merger and this Agreement and/or (B) upon termination of this Agreement in accordance with Section 8.1(e), approve and enter into an agreement relating to an Acquisition Proposal that constitutes a Superior Proposal. In the event the Board of Directors of the Company shall undertake a Company Change of Recommendation, Parent, upon its written request, shall be released from all "standstill" provisions and restrictions on use of confidential information (but not disclosure to third parties of information except for disclosure to Parent's Representatives and financing sources, credit rating agencies and Governmental Authorities which shall be permitted; provided that any such Representatives and financing sources shall be bound by an obligation of confidentiality and nondisclosure with respect to such information for the benefit of the Company; and provided further that Parent shall be responsible to the Company for any breach of such obligation of confidentiality to the Company) under the Confidentiality Agreement to the extent reasonably necessary to permit Parent to make an Acquisition Proposal. In the event Parent is released from its "standstill" provisions and restrictions on use of information, the Company shall be permitted to release any other Person subject to similar provisions and restrictions to the same extent Parent is so released.

        Section 6.6    Regulatory Filings; Reasonable Best Efforts.

        (a)   Upon the terms and subject to the conditions set forth herein, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, but in no event later than the End Date, the Merger and the other transactions contemplated hereby in accordance with the terms hereof, including (i) the obtaining of all necessary approvals under any applicable Health Care Laws required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals and authorizations from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (iii) the obtaining of all necessary waivers, consents, approvals and authorizations from Third Parties and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby in accordance with the terms hereof and to fully carry out the purposes of this Agreement. Notwithstanding anything to the contrary contained in this Section 6.6(a) (except for the proviso in this sentence), neither Parent nor any of its Subsidiaries shall be required to (A) sell, divest, hold separate, otherwise dispose of or license any of their or of the Company's or any of its Subsidiaries' respective businesses, product lines or assets, (B) conduct their or the Company's or any of its Subsidiaries' respective businesses in a specified manner or (C) agree to take any of the actions set forth in clause (A) or (B), or agree to take any other action or agree to any limitation that, in the case of clause (A), (B) or (C), would have a (I) Material Adverse Effect (reading out the "would reasonably be likely to be" language of such defined term) on either the Company or Parent (it being agreed that in the case of measuring the effect on Parent in this clause (I), "Material Adverse Effect" shall be the level of, and shall be measured as to, what would have a "Material Adverse Effect" on the Company and not the level or measure of what would have a "Material Adverse Effect" on Parent), or (II) material adverse effect on the benefits, taken as a whole, Parent reasonably expected to derive from the transactions contemplated hereby, including the Merger (such Material Adverse Effect on either the Company or Parent or such material adverse effect on such benefits, a "Regulatory Material Adverse Effect"); provided, however, that Parent understands and agrees that it will, and will cause its Subsidiaries to, take or commit to take any of the foregoing actions so long as, or to the extent, any such action would not have such a Regulatory Material Adverse Effect, in each case as a condition to obtaining any and all approvals from any Governmental Authority for any reason in order to consummate and make effective, as promptly as practicable, but in no event later than the End Date, the Merger and the other transactions contemplated hereby, including taking any and all actions (so long as, or to the extent, any such actions would not have a Regulatory Material Adverse Effect) necessary in order to ensure that (x) no requirement for non-action, a waiver, consent, approval or authorization of the United States Federal Trade Commission ("FTC"), the Antitrust Division of the United States Department of Justice ("Antitrust Division"), any authority enforcing applicable Health Care Laws, any State Attorney General or any other Governmental Authority, (y) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding and (z) no other matter relating to any antitrust or competition Law or relating to any Health Care Law or other Laws, would preclude consummation of the Merger by the End Date. The Company shall agree if, but solely if, requested by Parent in writing to divest, hold separate or otherwise take or commit to take any action with respect to the businesses, services or assets of the Company or any of its Subsidiaries in furtherance of this Section 6.6(a); provided, however, that any such action may be conditioned upon the consummation of the Merger and other transactions contemplated hereby. In addition, upon the terms and subject to the conditions herein provided and subject to the fiduciary duties of the Board of Directors of the Company and its other obligations under applicable Law, none of the parties hereto shall knowingly take or cause to be taken any action that would reasonably be expected to materially delay or prevent the satisfaction by the End Date of the conditions set forth in Sections 7.2(e) and 7.3(c). Each of Parent and the Company undertakes and agrees to file as soon as practicable a Notification and Report Form under the HSR Act with the FTC and the Antitrust Division and to make as soon as practicable such filings and apply as soon as practicable for such approvals and consents as are required under the Health Care Laws.

        (b)   Each of Parent and the Company shall (i) respond as promptly as practicable to all inquiries and requests received from the FTC, the Antitrust Division, any State Attorney General or other Governmental Authority in connection with antitrust matters or Health Care Laws and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC, the Antitrust Division, any State Attorney General or other Governmental Authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto.

        (c)   In connection with and without limiting the foregoing, if any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall use their respective reasonable best efforts to grant or secure any required approvals or consents and take all such actions as are reasonable and legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable upon and subject to the terms contemplated hereby and otherwise act to eliminate or minimize the effects (including any resulting delays) of any such statute or regulation on the transactions contemplated hereby.

        (d)   In addition, each party shall, subject to applicable Law (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority, including insurance, health or other regulatory authorities, and, permit the other party to review in advance any proposed communication to any of the foregoing, (ii) consult with the other party prior to participating in any meeting or substantive discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger and provide the other party the opportunity to attend and participate thereat and (iii) furnish the other party with copies of all correspondence, filings, and written communications (or a reasonably detailed summary of any oral communications) between them and their respective representatives on the one hand, and any Governmental Authority, including insurance, health or other regulatory authorities, or members of their respective staffs on the other hand, with respect hereto and the Merger.

        Section 6.7    Employee Benefits.

        (a)   Notwithstanding anything to the contrary contained herein, from and after the Effective Time, Parent shall honor or cause the Surviving Corporation to honor, in accordance with their terms (without giving effect to any amendments thereto after the Effective Time except if consented to by the effected party), all benefits and obligations under the employment and severance agreements listed in Section 6.7(a) of the Company Disclosure Letter and the Company's Change of Control Severance Benefit Plan, as amended and restated November 29, 2001 (such agreements and plan, collectively, the "Severance Agreements"). Parent, Merger Subsidiary and the Company agree that the consummation of the Merger shall constitute a "change in control" or "change of control" or similar transaction for purposes of the Severance Agreements.

        (b)   During the one year period following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide to the employees of the Company and its Subsidiaries who are employed at the Effective Time and who remain employed with the Surviving Corporation or any Subsidiary of Parent ("Company Employees") for so long as the Company Employee remains so employed, compensation and employee benefits that, with respect to each employee, are substantially as favorable in the aggregate to the compensation and benefits provided to such employee under the Company Employee Plans immediately prior to the Effective Time or pursuant to employee benefit plans maintained from time to time after the Effective Time by Parent or any Subsidiary of Parent for similarly-situated employees of Parent or such Subsidiary. Nothing in this Section 6.7(b) is intended to constitute any commitment or obligation to any Company Employees or to create any ongoing obligation to employ any Company Employees or provide any specific benefits to any Company Employees.

        (c)   Parent shall provide each Company Employee who incurs a termination of employment during the one-year period following the Effective Time with severance payments and severance benefits that are no less favorable than the severance payments and severance benefits to which such employee would have been entitled with respect to such termination under the severance policies of the Company as set forth in Section 6.7(c) of the Company Disclosure Letter; provided that nothing in this Section 6.7(c) shall modify or limit the provisions of the Severance Agreements.

        (d)   Parent shall, or shall cause the Surviving Corporation or Parent's or the Surviving Corporation's Subsidiaries, as applicable, to, give Company Employees full credit for such Company Employees' service with the Company and its Subsidiaries for purposes of eligibility, vesting, and determination of the level of benefits (including, for purposes of vacation and severance), but not for purposes of benefit accruals, under any benefit plans made generally available to employees or officers or any class or level of employees or officers maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries in which a Company Employee participates to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

        (e)   Parent shall, or shall cause the Surviving Corporation or Parent's or the Surviving Corporation's Subsidiaries, as applicable, to, (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or any Subsidiary of Parent that provides health benefits in which Company Employees may be eligible to participate following the Closing to the extent such conditions are covered under the analogous Company Employee Plan in which such Company Employees participated immediately prior to the Effective Time, other than any limitations that were in effect with respect to such employees as of the Effective Time under the analogous Company Employee Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Effective Time during the portion of the calendar year prior to the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent, the Surviving Corporation or any of their respective Subsidiaries in which they are eligible to participate after the Effective Time in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Effective Time, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Employee Plan prior to the Effective Time.

        (f)    (i)    In the event that the Closing occurs prior to December 31, 2004, the Company shall pay to each Company Employee who is a participant in respect of the 2004 calendar year (each, a "Bonus Eligible Employee") under the Company's 2004 Compensation Management Program, the Company's Executive Annual Incentive Plan, and/or the Company's Executive Management 2004 Interim Performance Award Plan (such program and plans, collectively, the "Company Bonus Plans") immediately prior to the Effective Time a pro rata portion of such Bonus Eligible Employee's full 2004 bonus that he would have been paid in respect of 2004 under the Company Bonus Plans, calculated by multiplying each Bonus Eligible Employee's Bonus Amount (as defined below) by a fraction, the numerator of which is the number of days that have elapsed in 2004 through and including the Closing Date and the denominator of which is 365. "Bonus Amount" shall be calculated by measuring the bonus that would have been paid under the applicable Company Bonus Plan had the actual performance for calendar year 2004 been equal to the actual performance for the period from January 1, 2004 through the last day of the month immediately prior to the month in which the Closing occurs, and extrapolating such actual performance through the end of the calendar year 2004. For example, assuming that the Effective Time occurs in November of 2004, each Bonus Eligible Employee's Bonus Amount would be calculated by (A) measuring actual performance for the period from January 1, 2004 through October 31, 2004 (assume such actual performance amount equals 100, the "Actual Performance Amount"), (B) dividing the Actual Performance Amount by the number of fully completed months in the year prior to the Effective Time (10 in this example), with such quotient being referred to as the "Monthly Average Actual Performance Amount," and (C) multiplying the Monthly Average Actual Performance Amount by the total number of months in the year (12); which in this example would result in an extrapolated performance of 120 for calendar year 2004. The Bonus Amount would then equal the amount that the Bonus Eligible Employee would have received for 2004 under the applicable Company Bonus Plan had the Company's actual performance for 2004 equaled 120. The foregoing example is included for the sole purpose of setting forth the methodology for calculating the Bonus Amount in the event that the Closing occurs prior to December 31, 2004.

          (ii)   In the event that the Closing occurs on or after December 31, 2004, the Company shall pay each Bonus Eligible Employee the full bonus that he would have been paid in respect of 2004 under the applicable Company Bonus Plan based on actual performance through December 31, 2004 on the date such bonus is ordinarily paid by the Company under such Company Bonus Plan or, if earlier, immediately prior to the Effective Time.

          (iii)  In the event that the Closing occurs prior to January 1, 2005, a Bonus Eligible Employee who is in the employ of Parent or any of its Subsidiaries on December 31, 2004 shall be paid a supplemental bonus in an amount equal to the Bonus Amount multiplied by a fraction where the numerator is 365 less the number of days elapsed in 2004 prior to the Closing Date and the denominator is 365.

          (iv)  For purposes of calculating severance benefits under the Severance Agreements, all references to the annual bonus earned or received in the year prior to termination shall be calculated using the Bonus Amount.

        Section 6.8    Public Announcements.    The initial press release with respect to the Merger shall be a joint press release, to be agreed upon by Parent and the Company. Thereafter, Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, shall, to the extent feasible, consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system.

        Section 6.9    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, as the case may be, any deeds, bills of sale, assignments, assurances or other documents, or instruments, and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and to otherwise accomplish the purpose and intent of this Agreement and the transactions contemplated hereby.

        Section 6.10    Notification of Certain Matters.

        (a)   The Company shall notify Parent, and Parent or Merger Subsidiary shall notify the Company, of (a) any change or effect that has had, or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, Parent or Merger Subsidiary, as applicable, (b) any representation or warranty made by it contained herein becoming untrue or inaccurate in any material respect and (c) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case within three (3) Business Days of an executive officer of such Person becoming aware of the occurrence of such development. The parties' obligations under this Section 6.10 and the disclosure of any matter in accordance with the provisions of this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such disclosure and shall not be deemed to cure any breach or inaccuracy of any representation or warranty made herein.

        (b)   The Company shall give prompt written notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of any notice or other communication received after the date hereof from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby.

        Section 6.11    Indemnification; D&O Insurance.

        (a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") from and against all losses, claims, damages, costs and expenses (including attorneys' fees and expenses), liabilities, judgments and, subject to the proviso of this sentence, settlement amounts that are paid or incurred in connection with any pending, threatened or completed claim, action, suit, formal or informal proceeding, formal or informal investigation or formal or informal inquiry (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is (i) based on, or arises out of, the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries or (ii) based on, or arising out of, or pertaining hereto or the transactions contemplated hereby, in each case under clause (i) or clause (ii) above, to the fullest extent a corporation is permitted under applicable Law to indemnify its own directors or officers, as the case may be; provided, however, that after the Effective Time the Surviving Corporation may elect to provide officers of the Company and its Subsidiaries with the same indemnification as Parent provides to officers of its Subsidiaries with respect to any fact, matter, event or circumstance arising after the Effective Time relating to the matters covered by clause (i) above, such same indemnification to be provided with respect to such fact, matter, event or circumstance in lieu of the indemnification set forth in this Section 6.11; provided, further, that notwithstanding the foregoing proviso, all Indemnified Parties shall continue to be indemnified following the Effective Time under the terms set forth in this Section 6.11 with respect to the matters covered by clause (ii) above. Without limiting the foregoing, in the event that any such claim, action, suit, proceeding, investigation or inquiry is brought against any Indemnified Party (whether prior to or after the Effective Time), (A) the Surviving Corporation shall have the right to assume the defense thereof with legal counsel of Parent's choosing and neither Parent nor the Surviving Corporation shall be liable to such Indemnified Party for any legal expenses of other counsel or any expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that such Indemnified Party may employ counsel of its own choosing, and Parent shall cause the Surviving Corporation to pay such Indemnified Party for reasonable legal expenses of such counsel, if under applicable standards of professional conduct the counsel selected by Parent may be reasonably determined by counsel consulted by such Indemnified Party, to have a conflict representing the Surviving Corporation and the Indemnified Party in the conduct of the defense of an action, and (B) the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Any Indemnified Party wishing to obtain indemnification under this Section 6.11(a), upon learning of any claim, action, suit, proceeding, investigation or inquiry, shall promptly notify Parent thereof; provided, however, the failure of any Indemnified Party to give such notice shall not waive any rights of the Indemnified Party under this Section 6.11 except to the extent that the rights of the Surviving Corporation or Parent are actually materially prejudiced thereby). In the event the Surviving Corporation does not assume the defense of an action in accordance with this Section 6.11(a), (w) the Indemnified Parties as a group seeking indemnification with respect to the same or a substantially related matter may retain only one law firm with respect to such matter except to the extent that under applicable standards of professional conduct, such counsel would have a conflict representing such Indemnified Party and any other Indemnified Party or Indemnified Parties, (x) Parent shall cause the Surviving Corporation to pay all expenses of the disposition of any such claim, action, suit, proceeding, investigation or inquiry to each Indemnified Party to the full extent permitted by applicable Law promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the WBCL; provided, however, that the person to whom expenses are advanced provides an undertaking if required by applicable Law to repay such advance if it is ultimately determined that such person is not entitled to indemnification, (y) Parent shall cause the Surviving Corporation to pay all reasonable fees and expenses of such counsel for the Indemnified Parties and all costs and expenses of the Indemnified Parties in connection with seeking and obtaining indemnification from the Surviving Corporation, from time to time, in each case within three (3) Business Days of the receipt by Parent of a statement from such counsel for the Indemnified Parties and (z) Parent shall cause the Surviving Corporation to use reasonable best efforts to assist in the defense of any such matter. In the event of any dispute as to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law and as applicable, the Company Organizational Documents and the Company Subsidiary Organizational Documents, a determination shall be made by independent counsel reasonably acceptable to the Surviving Corporation and the Indemnified Party. Without limiting the foregoing, to the extent that any Indemnified Party is, by reason of the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries, a witness in any claim, action, suit, proceeding, investigation or inquiry to which such Indemnified Party is not a party, such Indemnified Party shall be indemnified and held harmless against all costs and expenses in connection therewith.

        (b)   The Surviving Corporation shall not enter into any settlement of any claim in which the Surviving Corporation is jointly liable with an Indemnified Party (or would be if joined in such claim) unless such settlement provides for a full and final release of all claims asserted against such Indemnified Party.

        (c)   Except to the extent required by Applicable Law, neither Parent nor the Surviving Corporation shall take any action so as to amend, modify, limit or repeal the provisions for indemnification of Indemnified Parties contained in the certificates or articles of incorporation or bylaws (or other comparable organizational documents) of the Surviving Corporation and its Subsidiaries (which as of the Effective Time shall be no less favorable to such individuals than those maintained by the Company and its Subsidiaries on the date hereof) in such a manner as would adversely affect the rights of any Indemnified Party to be indemnified by such corporations in respect of their serving in such capacities prior to the Effective Time. The Surviving Corporation shall honor all of its indemnification obligations existing as of the Effective Time.

        (d)   For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor "tail" or other policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate) with respect to claims arising from or related to facts or events that occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "Maximum Premium"). If such insurance coverage can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall obtain and maintain one or more policies with the greatest coverage available for an annual premium equal to the Maximum Premium.

        (e)   The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under Section 6.11(d), respectively, and his or her heirs and legal representatives, and shall be in addition to, and shall not impair, any other rights an Indemnified Party may have under the Company Organizational Documents or the Company Subsidiary Organizational Documents, as applicable, or the comparable organization documents of the Surviving Corporation or any of its Subsidiaries, under applicable Law or otherwise. Parent shall ensure that the Surviving Corporation complies with all of its obligations under this Section 6.11.

        (f)    In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.11. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.11 applies without the express written consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.11 applies shall be Third Party beneficiaries of this Section 6.11).

        Section 6.12    Undertakings of Parent.    Parent shall perform, or cause to be performed, when due, all obligations of Merger Subsidiary under this Agreement.

        Section 6.13    FIRPTA Matters.    At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of the Company, Parent and Merger Subsidiary to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)   Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

        (b)   Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable competition, merger control, antitrust or similar Law shall have been terminated or shall have expired.

        (c)   No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other statute, Law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        Section 7.2    Conditions to Obligations of Parent and Merger Subsidiary.    The obligations of Parent and Merger Subsidiary to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of the Company contained herein (except solely with respect to the second sentence of Section 4.6 which is addressed below) shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (without regard to materiality or Material Adverse Effect qualifiers contained therein), except (i) to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date and (ii) where the failure of the representations and warranties to be true and correct individually or in the aggregate, has not had a Material Adverse Effect on the Company. The representation and warranty of the Company contained in the second sentence of Section 4.6 shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company to such effect.

        (b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer of the Company on its behalf to such effect.

        (c)   No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Authority (i) challenging the acquisition by Parent or Merger Subsidiary of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereby, seeking to place material limitations on the ownership of shares of Company Common Stock (or shares of capital stock of the Surviving Corporation) by Parent or Merger Subsidiary, (ii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries of any portion of any business or of any assets of the Company and its Subsidiaries or Parent and its Subsidiaries, (iii) seeking to obtain from the Company, Parent or Merger Subsidiary any damages, which in the case of clauses (ii) and (iii) above would have, individually or in the aggregate, a Material Adverse Effect on either the Company or Parent.

        (d)   Restraint. No Restraint that would result, directly or indirectly, in any of the effects referred to in Section 7.2(c) shall be in effect.

        (e)   Regulatory Matters. The authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (other than the expiration of the applicable waiting period under the HSR Act that is addressed in Section 7.1(b)) that are set forth in Section 4.3(b) of the Company Disclosure Letter and Section 5.3(b) of the Parent Disclosure Letter (all of the foregoing, "Governmental Consents") and which are necessary for the consummation of the transactions contemplated hereby shall have been filed, have occurred or have been obtained (all such Governmental Consents being referred to as the "Company Requisite Regulatory Approvals") and all such Company Requisite Regulatory Approvals shall be in full force and effect without any conditions, restrictions or requirements, which (if implemented), would have, individually or in the aggregate, a Regulatory Material Adverse Effect.

        Section 7.3    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of each of Parent and Merger Subsidiary contained herein shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (without regard to materiality or Material Adverse Effect qualifiers contained therein), except (i) to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date and (ii) where the failure of the representations and warranties to be true and correct individually or in the aggregate, has not had a Material Adverse Effect on the Company; provided, however, that the truth and correctness of Section 5.11 shall not be subject to any materiality or Material Adverse Effect qualifier. The Company shall have received a certificate signed on behalf of each of Parent and Merger Subsidiary by the chief executive officer or chief financial officer of Parent and Merger Subsidiary on their behalf to such effect.

        (b)   Performance of Obligations of Parent and Merger Subsidiary. Parent and Merger Subsidiary shall have each performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Effective Time. The Company shall have received a certificate signed on behalf of each of Parent and Merger Subsidiary by the chief executive officer or chief financial officer of Parent and Merger Subsidiary on their behalf to such effect.

        (c)   Regulatory Matters. The Governmental Consents which are necessary for the consummation of the transactions contemplated hereby shall have been filed, have occurred or have been obtained (all such Governmental Consents being referred to as the "Parent Requisite Regulatory Approvals") and all such Parent Requisite Regulatory Approvals shall be in full force and effect.

        Section 7.4    Frustration of Closing Conditions.    None of the Company, Parent or Merger Subsidiary may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 6.6.

ARTICLE VIII

TERMINATION AND EXPENSES

        Section 8.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except as provided below, notwithstanding any approval of this Agreement by the shareholders of the Company):

        (a)   by mutual written consent of the Company and Parent;

        (b)   by either the Company or Parent,

          (i)    if the Merger has not been consummated as of March 31, 2005 (the "End Date"); provided, however, that if (x) the Merger has not been consummated by such date by reason of non-satisfaction of any of the conditions set forth in Section 7.1(b), 7.2(e) or 7.3(c), or the failure to obtain clearance of the Proxy Statement from the SEC by February 28, 2005, then such date shall automatically be extended to June 30, 2005 (which shall then be the "End Date"); provided, further, that at the End Date, the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Merger to be consummated on or before the End Date; or

          (ii)   if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholder Meeting or any adjournment thereof;

        (c)   by either the Company or Parent, if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any Restraint enjoining Parent, Merger Subsidiary or the Company from consummating the Merger is entered and such Restraint shall become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) is not available to a party that has not fulfilled its obligations under Section 6.6;

        (d)   by Parent, if the Board of Directors of the Company or any committee thereof, shall have made a Company Change in Recommendation, whether or not permitted by the terms hereof;

        (e)   by the Company if, prior to receipt of the Company Shareholder Approval, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and shall have given Parent four (4) Business Days' prior written notice of its intention to terminate pursuant to that provision; or

        (f)    by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained herein, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) (in the case of a breach by the Company), or Section 7.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) calendar days after written notice thereof shall have been received by the party alleged to be in breach.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.4, specifying the provision hereof pursuant to which such termination is effected.

        Section 8.2    Effect of Termination.    If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability or further obligation on the part of any party hereto, except (i) as set forth in Section 8.3, (ii) that this Section 8.2, Section 6.3(b), Article IX and the agreements contained in the Confidentiality Agreement (to the extent set forth therein), shall survive the termination hereof and (iii) that no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of its covenants under this Agreement to be performed on or prior to the Closing Date or, in the case of Parent, for a breach of Section 5.11.

        Section 8.3    Fees and Expenses.

        (a)   (i) Other than as specifically provided in this Section 8.3 or as required by Health Care Laws, the Company shall pay all filing, printing, mailing and related fees and expenses of Parent (but excluding legal, accounting, consulting, advisory and other professional fees and expenses), whether or not the Merger is consummated, related to: (A) Forms A, Forms E and similar insurance regulatory filings; (B) HSR Act filings; and (C) the Proxy Statement; provided, however, that in no event shall the Company be required to pay in excess of $650,000 in the aggregate in respect of all such fees and expenses (it being understood that in the event that such fees and expenses exceed $650,000, such excess shall be paid by the party incurring such fees and expenses), and (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(ii) and prior to the time of termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, then (without limiting the obligation of the Company to pay any Termination Fee, the Company shall make a nonrefundable cash payment to Parent at the time specified in Section 8.1(b)(ii) for the reasonably documented direct fees and expenses it has incurred in negotiating and performing this Agreement in an aggregate amount not to exceed $4,000,000 (any such amount actually paid to Parent shall be referred to as the "Paid Expenses").

        (b)   If this Agreement is terminated pursuant to Section 8.1(d) or Section 8.1(e), Parent would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty and, in order to compensate Parent for such damages the Company shall pay to Parent the amount of $17,475,000 by wire transfer in immediately available funds to an account designated in writing by Parent as liquidated damages (the "Termination Fee"); provided, however, that the amount of the Termination Fee that may become payable to Parent shall be reduced by the amount of any Paid Expenses. The Termination Fee payable pursuant to this Section 8.3(b) shall be due and payable by the Company no later than two (2) Business Days after such termination.

        (c)   If (i) after the date hereof, any Person publicly announces an Acquisition Proposal that has not been withdrawn, (ii) this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b)(ii) and at such time of termination Parent is not in breach of any of its representations, warranties and covenants contained herein and (iii) within nine (9) months after the date of this Agreement the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by such Acquisition Proposal, then, if such Acquisition Proposal is consummated, the Company shall pay to Parent the Termination Fee within two (2) Business Days after the date of consummation of such Acquisition Proposal. Solely for the purposes of this Section 8.3(c), the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 6.4(e)(i), except that all references to "15%" shall be changed to "50%."

        (d)   Notwithstanding anything herein to the contrary, absent a willful breach of the provisions hereof by the Company, (i) Section 8.3(b) shall be the sole and exclusive remedy of Parent and Merger Subsidiary for a termination of this Agreement under Section 8.1(d) or Section 8.1(e), and (ii) Section 8.3(c) shall be the sole and exclusive remedy of Parent and Merger Subsidiary for a termination of this Agreement under Section 8.1(b)(ii).

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Non-Survival of Representations and Warranties and Agreements.    The representations, warranties and agreements herein and in any certificate delivered in connection herewith, including any rights arising out of any breach of such representations, warranties and agreements, shall terminate at the Effective Time, except for those agreements contained herein (including Section 6.11) that by their terms apply or are to be performed in whole or in part after the Effective Time and the provisions in this Article IX.

        Section 9.2    Representations and Warranties.    Each of Parent and Merger Subsidiary acknowledges and agrees that neither the Company nor any of its Representatives has made any representation or warranty to Parent or Merger Subsidiary, except as specifically set forth in Article IV of this Agreement. Without limiting the generality of the foregoing, no such Person has made any representation or warranty to Parent or Merger Subsidiary with respect to: (a) any information or materials made available by or on behalf of the Company or any of its Subsidiaries, JPMorgan or IntraLinks, Inc., or any Representative of any of them, in connection with the transactions contemplated by this Agreement; or (b) any financial or operational projection or forecast relating to the Company or any of its Subsidiaries.

        Section 9.3    Amendments; No Waivers.

        (a)   Any provision hereof (including the Company Disclosure Letter, the Parent Disclosure Letter) may be amended or waived prior to the Effective Time at any time prior to or after the receipt of the Company Shareholder Approval, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the receipt of Company Shareholder Approval, if any such amendment or waiver shall by Law or in accordance with the rules and regulations of the applicable national securities exchange require further approval of the shareholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the shareholders of the Company.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to Section 8.3(d), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        Section 9.4    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given upon receipt when delivered in Person, by facsimile (receipt confirmed) or by overnight courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent or Merger Subsidiary, to:

    PacifiCare Health Systems, Inc.
    5995 Plaza Drive
    Cypress, California 90630
    Attention: Joseph Konowiecki, Executive Vice President, General Counsel and Secretary
    Facsimile No.: (714) 226-3171

    with a copy (which shall not constitute notice) to:

    Cooley Godward LLP
    4401 Eastgate Mall
    San Diego, California 92121
    Attention: Frederick T. Muto, Esq.
    Facsimile No.: (858) 550-6420

  (b)
  if to the Company, to:

    American Medical Security Group, Inc.
    3100 AMS Boulevard
    Green Bay, Wisconsin 54313
    Attention:  Timothy J. Moore, Senior Vice President of Corporate Affairs,
                        General Counsel and Secretary
    Facsimile No.: (920) 661-1131

    with a copy (which shall not constitute notice) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036-6522
    Attention:  Paul T. Schnell, Esq.
                        Robert J. Sullivan, Esq.
    Facsimile No.: (212) 735-2000

        Section 9.5    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Merger Subsidiary may transfer or assign in whole to a wholly- owned Subsidiary of Parent its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

        Section 9.6    Governing Law.    This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the Laws of the State of Delaware (without regard to principles of conflicts of Laws), except that the Merger shall be construed in accordance with and governed by the Laws of the State of Wisconsin.

        Section 9.7    Consent to Jurisdiction.    Each of the parties hereto: (a) irrevocably consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction located in Wilmington, Delaware, for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating hereto or any of the transactions contemplated hereby in any court other than a state or federal court of competent jurisdiction located in Wilmington, Delaware.

        Section 9.8    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.9    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 9.10    Entire Agreement.    This Agreement (including the Company Disclosure Letter, the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof and thereof.

        Section 9.11    Third Party Beneficiaries.    Except as expressly provided herein, this Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such permitted successors and assigns, any legal or equitable rights hereunder; provided, however, that the parties hereto specifically acknowledge and agree that the provisions of Section 6.11 hereof are intended to be for the benefit of, and shall be enforceable by, all current or former directors or officers of the Company and its Subsidiaries (in all of their capacities) affected thereby. All references herein to the enforceability of agreements with Third Parties, the existence or non-existence of Third-Party rights, the absence of breaches or defaults by Third Parties, or similar matters or statements, are intended only to allocate rights and risks among the parties hereto and were not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any party hereto by any Person who is not a party hereto, or give rise to any claim or benefit to any Person who is not a party hereto.

        Section 9.12    Severability.    If any term, provision, covenant or restriction hereof is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.13    Specific Performance.    The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.14    Construction.

        (a)   The article and section headings contained herein are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used herein, (i) unless otherwise specified herein, the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person, (ii) the term "including" shall mean "including, without limitation", (iii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iv) the words "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Company Disclosure Letter and the Parent Disclosure Letter) and not to any particular provision of this Agreement, and article, section and paragraph references are to the articles, sections and paragraphs of this Agreement, and references to schedules are to the Company Disclosure Letter and the Parent Disclosure Letter, as applicable, unless otherwise specified, (v) the words "date hereof" shall mean September 15, 2004, (vi) the word "or" shall not be exclusive and (vii) any of Parent, Merger Subsidiary and the Company will be referred to herein individually as a "party" and collectively as "parties" (except where the context otherwise requires).

        (b)   The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

        (c)   Any reference to any federal, state, local or non-United States Law shall be deemed also to refer to all rules and regulations promulgated thereunder and any predecessor or successor Law, rules and regulations, in each case as amended or as otherwise modified from time to time, unless the context otherwise requires.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN MEDICAL SECURITY GROUP, INC.
By:	/s/ SAMUEL V. MILLER
	Name:	Samuel V. Miller
	Title:	Chairman of the Board of Directors, President and Chief Executive Officer
PACIFICARE HEALTH SYSTEMS, INC.
By:	/s/ HOWARD G. PHANSTIEL
	Name:	Howard G. Phanstiel
	Title:	Chairman of the Board of Directors and Chief Executive Officer
ASHLAND ACQUISITION CORP.
By:	/s/ HOWARD G. PHANSTIEL
	Name:	Howard G. Phanstiel
	Title:	President and Chief Executive Officer

[J.P. MORGAN SECURITIES INC. LETTERHEAD]

Annex B

September 14, 2004

The Board of Directors
American Medical Security Group, Inc.
3100 AMS Boulevard
Green Bay, Wisconsin 54313

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value per share (the "Common Stock"), of American Medical Security Group, Inc. (the "Company") of the Consideration (as defined below) to be received by such holders in the proposed merger (the "Merger") of the Company with and Ashland Acquisition Corp. ("Merger Subsidiary"), a newly-formed corporation and a wholly owned subsidiary of PacifiCare Health Systems, Inc. (the "Merger Partner"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), among the Company, the Merger Partner and Merger Subsidiary, the Company will become a wholly-owned subsidiary of the Merger Partner, and each outstanding share of Common Stock, other than shares of Common Stock held in treasury, will be converted into the right to receive $32.75 per share in cash (the "Consideration").

In arriving at our opinion, we have (i) reviewed a draft dated September 13, 2004 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Merger and any related transactions will be consummated as described in the Agreement and that the definitive Agreement will not differ in any material respect from the draft thereof provided to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

B-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of the Common Stock in the proposed Merger and we express no opinion as to the underlying decision by the Company to engage in the Merger.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. We and our affiliates have in the past provided commercial banking and investment banking services to the Merger Partner for customary compenstion, and one of our affiliates is agent bank under the Merger Partner's primary credit facility. In addition, such affiliate has provided the Merger Partner with a loan commitment to finance a portion of the consideration to be paid in the Merger. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by the holders of the Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval. Notwithstanding the foregoing, the Company shall be entitled to utilize this opinion in connection with its defense of any action, suit or proceeding relating to the Merger and may reproduce this opinion in full and include a discussion of the fees, expenses and indemnification arrangements under the engagement letter between the Company and JPMorgan in any proxy or information statement, prospectus, Schedule 14D-9 or other regulatory filing or submission in each case relating to the Merger which the Company must, under any applicable law, regulation, stock exchange rule, lawful order of a court of competent jurisdiction or request or inquiry from a lawfully authorized public person or body file with or submit or provide to any government or regulatory body or agency or distribute to its shareholders, in each case where such filing or distribution must include this opinion. In such event, the Company may also include references to JPMorgan and summarize this opinion (in each case in such form as JPMorgan shall provide or pre-approve in writing) (such approval not to be unreasonably withheld) in any such document.

Very truly yours,

/s/ J.P. MORGAN SECURITIES INC.

J.P. MORGAN SECURITIES INC.

B-2

Annex C

[LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

September 14, 2004

The Board of Directors
American Medical Security Group, Inc.
3100 AMS Boulevard
Green Bay, WI 54313

Dear Members of the Board of Directors:

We understand that American Medical Security Group, Inc. ("American Medical" or the "Company") intends to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, on the one hand, and Pacificare Health Systems, Inc. ("Pacificare"), and its wholly owned subsidiary, Ashland Acquisition Corp. ("Merger Sub"), on the other hand. We further understand that pursuant to the Merger Agreement, Merger Sub shall be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pacificare. In connection with the Merger, we understand that each share of the Company's common stock, other than shares held in treasury, shall be converted into the right to receive an amount in cash equal to $32.75 (the "Merger Consideration"). The Merger and the associated payment of the Merger Consideration are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address matters that require legal, accounting, insurance, tax or other professional advice, and the Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to effect the Transaction; (ii) the fairness of any portion or aspect of the Transaction not addressed in the Opinion; (iii) the fairness of any portion or aspect of the Transaction to any party other than those set forth in the Opinion; (iv) the tax consequences of the Transaction to either the Company, its security holders, or any other party; (v) the solvency of any party, or the effect of the Transaction on the solvency of any person; or (vi) whether any security holder should vote in favor of the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with the Opinion, we have made such studies, reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the Company's annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 2001 through 2003 and quarterly report on Form 10-Q for the quarter ended June 30, 2004, which the Company's management has identifed as the most current financial information available;

  2.
  met and/or spoke with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

  3.
  held discussions with advisors from JP Morgan regarding the Transaction process of the Company;

  4.
  reviewed certain multi-year forecasts and projections prepared by management of the Company with respect to the Company;

  5.
  reviewed the draft Agreement and Plan of Merger dated September 13, 2004;

C-1

  6.
  reviewed the Company's Management Presentation ("Project Ashland") dated August 2004;

  7.
  reviewed JP Morgan's analyses on market multiples for Project Ashland dated September 2004;

  8.
  reviewed the Company's Board of Directors' minutes from 2001 to 2004;

  9.
  reviewed JP Morgan's letter soliciting indications of interest in the Company;

  10.
  reviewed Prescott's offer letter to the Company dated September 9, 2004;

  11.
  reviewed the historical market prices and trading volume for the Company's common stock and for certain companies we considered comparable to the Company;

  12.
  reviewed publicly available financial data for certain transactions that we considered comparable to the Transaction;

  13.
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

  14.
  reviewed certain acquisition premiums relevant to the Transaction.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the currently available estimates and reasonable.judgments of Company management of the future financial results and condition of the Company, and that in the reasonable determination of Company management there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements of the Company made available to us.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

It should be understood that subsequent events may affect the conclusions set forth in the Opinion and we are under no obligation to update, revise or reaffirm this opinion, except as otherwise required under the terms of the engagement letter between the parties.

We have also assumed that the Transaction will be consummated in all material respects as described in the Merger Agreement and that the terms and conditions, taken as a whole, set forth in the definitive Merger Agreement will not differ in any material respect from the draft thereof provided to us on September 13, 2004.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Merger Consideration to be received by the holders of the Company's common stock in connection with the Transaction is fair to them from a financial point of view.

This opinion is provided to the Board of Directors of the Company solely for its benefit and may not, subject to applicable law, be relied upon by any other person or used for any other purpose without our prior written consent, except that this letter may be disclosed or reproduced pursuant to the terms of the engagement letter between the parties.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

C-2

[PROXY CARD]

PROXY	PROXY

AMERICAN MEDICAL SECURITY GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS
December 2, 2004

This Proxy is solicited by the Board of Directors for use at the Special Meeting
on Thursday, December 2, 2004.

By signing the Proxy, you revoke all prior Proxies and appoint Samuel V. Miller, Thomas G. Zielinski and Timothy J. Moore, and each of them, with full power of substitution, to vote as specified on the reverse side, all of the shares of common stock of American Medical Security Group, Inc. held of record by you at the close of business on October 27, 2004, at the Special Meeting and all adjournments, postponements or continuations of the Special Meeting, all as set forth in the notice and proxy statement relating to the meeting, receipt of which is hereby acknowledged.

If no choice is specified, the Proxy will be voted "FOR" Items 1 and 2.

(Continued and to be signed on reverse side.)

AMERICAN MEDICAL SECURITY GROUP, INC. SPECIAL MEETING
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  •

The Board of Directors unanimously recommends a vote FOR Items 1 and 2.

1.	To approve and adopt the Agreement and Plan of Merger, dated as of September 15, 2004, by and among American Medical Security Group, Inc., PacifiCare Health Systems, Inc. and Ashland Acquisition Corp. and the transactions contemplated by the merger agreement, including the merger.	For o	Against o	Abstain o	IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS OF THE SPECIAL MEETING.

2.	To adjourn, postpone or continue the Special Meeting to a later date to solicit additional proxies in favor of Item 1 in the event that there are not sufficient votes for approval of Item 1 at the Special Meeting.	For o	Against o	Abstain o	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box ☐ Indicate changes below:
						Dated:	, 2004

Signature(s)

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Attorneys, executors, administrators, trustees, guardians, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT
IN THE POSTAGE-PAID ENVELOPE WE'VE PROVIDED.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY TERM SHEET
FORWARD-LOOKING INFORMATION
MARKET PRICE AND DIVIDEND DATA
THE SPECIAL MEETING OF SHAREHOLDERS
THE COMPANIES
THE MERGER
THE MERGER AGREEMENT
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
INDEX OF DEFINED TERMS
AGREEMENT AND PLAN OF MERGER
ARTICLE I DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III CERTAIN GOVERNANCE MATTERS
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS TO THE MERGER
ARTICLE VIII TERMINATION AND EXPENSES
ARTICLE IX MISCELLANEOUS
OPINION OF J.P. MORGAN SECURITIES INC.
OPINION OF HOULIHAN LOKEY HOWARD AND ZUKIN FINANCIAL ADVISORS, INC.
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